    As filed with the Securities and Exchange Commission on February 3, 1995
                                                            Registration No. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        T/SF COMMUNICATIONS CORPORATION

             (Exact name of registrant as specified in its charter)

           Delaware                        2721                73-1341805
(State or other jurisdiction (Primary Standard Industrial     (IRS Employer
    of incorporation or       Classification Code Number) Identification Number)
      organization)

                             2407 East Skelly Drive
                             Tulsa, Oklahoma  74105
                                 (918) 747-2600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             Howard G. Barnett, Jr.
                Chairman, President and Chief Executive Officer
                        T/SF Communications Corporation
                             2407 East Skelly Drive
                             Tulsa, Oklahoma  74105
                                 (918) 747-2600
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             Robert A. Curry, Esq.
                                Conner & Winters
                           A Professional Corporation
                             2400 First Place Tower
                               15 East 5th Street
                             Tulsa, Oklahoma  74103

     Approximate date of commencement of proposed sale to the public: At the effective time of the Merger as provided in the Agreement and Plan of Merger described herein.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                      Proposed              Proposed
Title of each class of           Amount to be     maximum offering     maximum aggregate         Amount of
securities to be registered       registered       price per unit        offering price      registration fee
- --------------------------------------------------------------------------------------------------------------
Common stock, $.10 par value..     3,882,790(1)      $5.73(2)            $22,237,096(2)         $7,672(2)
==============================================================================================================

(1) A maximum of 3,882,790 shares of Common Stock of the registrant are to be offered in exchange for 27,234,864 shares of Class A Common Stock, par value $.10 per share, of Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") and 3,703,704 shares of Class B Common Stock, par value $.10 per share, of Tribune/Swab-Fox.

(2) The registration fee has been computed pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended. Pursuant to such rule, the maximum aggregate offering price has been determined on the basis of the average of the bid and asked prices for shares of common stock of Tribune/Swab-Fox reported on The Nasdaq Small-Cap Market on January 31, 1995 ($.71875), and the maximum number of such shares (30,938,568) that may be exchanged for the securities being registered. The proposed maximum offering price per share has been determined by dividing the maximum aggregate offering price by the number of shares being registered.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        T/SF COMMUNICATIONS CORPORATION

                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K


     Item Number and Caption of            Heading or Location in Proxy
              Form S-4                         Statement/Prospectus
     ---------------------------  ----------------------------------------------

 A.  INFORMATION ABOUT THE
     TRANSACTION

 1.  Forepart of Registration     Outside Front Cover Page
     Statement and Outside
     Front Cover Page of
     Prospectus

 2.  Inside Front and Outside     Available Information; Documents Incorporated
     Back Cover Page of           by Reference; Table of Contents
     Prospectus

 3.  Risk Factors, Ratio of       Outside Front Cover Page; Summary; Special
     Earnings to Fixed Charges    Considerations
     and Other Information

 4.  Terms of the Transaction     Summary; The Merger; The Merger Agreement;
                                  Description of Communications Capital Stock;
                                  Comparative Rights of Stockholders;
                                  Definition of Certain Terms

 5.  Pro Forma Financial          Summary; Index to Pro Forma Financial
     Information                  Statements and Financial Statements

 6.  Material Contacts with the   Special Considerations; The
     Company Being Acquired       Merger--Background of the Merger; The
                                  Merger--Interests of Certain Persons in the Merger

 7.  Additional Information       Not Applicable
     Required for Reoffering by
     Persons and Parties Deemed
     to be Underwriters

 8.  Interests of Named Experts   Not Applicable
     and Counsel

 9.  Disclosure of Commission     Not Applicable
     Position on
     Indemnification for
     Securities Act Liabilities

B.   INFORMATION ABOUT THE
     REGISTRANT

10.  Information with Respect     Not Applicable
     to S-3 Registrants

11.  Incorporation of Certain     Not Applicable
     Information by Reference

12.  Information With Respect     Summary; Management's Discussion and Analysis
     to S-2 or S-3 Registrants    of Financial Condition and Results of
                                  Operations-Communications; Index to Pro Forma
                                  Financial Statements and Financial Statements

13.  Incorporation of Certain     Documents Incorporated by Reference
     Information by Reference

14.  Information With Respect     Not Applicable
     to Registrants Other Than
     S-3 or S-2 Registrants

C.   INFORMATION ABOUT THE
     COMPANY BEING ACQUIRED

15.  Information With Respect     Not Applicable
     to S-3 Companies

16.  Information With Respect     Documents Incorporated by Reference; Summary;
     to S-2 or S-3 Companies      Management's Discussion and Analysis of
                                  Financial Condition and Results of
                                  Operations-Tribune/Swab-Fox; Index to Pro
                                  Forma Financial Statements and Financial
                                  Statements

17.  Information With Respect     Not Applicable
     to Companies Other Than
     S-3 or S-2 Companies

D.   VOTING AND MANAGEMENT
     INFORMATION

18.  Information if Proxies,      Outside Front Cover Page; Documents
     Consents or Authorizations   Incorporated by Reference; Summary; Special
     are to be Solicited          Considerations; The Special Meetings; The
                                  Merger

19.  Information if Proxies,      Not Applicable
     Consents or Authorizations
     are not to be Solicited or
     in an Exchange Offer

     [To be sent only to the stockholders of T/SF Communications Corporation]

     PRELIMINARY COPY

                          [COMMUNICATIONS LETTERHEAD]

                                                          ________________, 1995

     To the Stockholders of T/SF Communications Corporation:

       Enclosed are a Notice of Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for a Special Meeting of Stockholders (the "Special Meeting") of T/SF Communications Corporation ("Communications") to be held on ___________________, 1995, at 9:00 a.m.
     local time, at _________________________________________________________,
     Tulsa, Oklahoma.

       At the Special Meeting you will be asked to consider and vote on a proposal to approve and adopt a Merger Agreement pursuant to which Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") will be merged with and into Communications (the "Merger"). The Special Meeting will be held as a joint meeting in conjunction with the special meeting of the stockholders of Tribune/Swab-Fox which will also be held to consider and vote on the Merger Agreement. The terms of the Merger Agreement provide that holders of Tribune/Swab-Fox Class A Common Stock and Tribune/Swab-Fox Class B Common Stock (collectively, the "Tribune/Swab-Fox Common Stock"), other than Communications and holders who have perfected their appraisal rights under Delaware law, will receive, for each share of Tribune/Swab-Fox Common Stock owned as of the effective time of the Merger, 0.1255 of a share of Communications Common Stock or, at the election of each Tribune/Swab-Fox stockholder, $0.80 in cash. Stockholders of Tribune/Swab-Fox may elect to receive cash for some or all of their shares of Tribune/Swab-Fox Common Stock in accordance with the terms and subject to the limitations contained in the Merger Agreement. Each share of Communications Common Stock will remain outstanding and will be unchanged as a result of the Merger, except for the outstanding shares of Communications Common Stock owned by Tribune/Swab-Fox, which will be cancelled.

       Details of the proposal are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

       After careful consideration, including the consideration of the fairness opinion of Oppenheimer & Co., Inc. as described in the Joint Proxy Statement and Prospectus, the Board of Directors of Communications has determined that the proposed Merger is fair to and in the best interests of Communications and its stockholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and recommends that all stockholders vote for its approval.

       All stockholders are cordially invited to attend the Special Meeting in person. The affirmative vote of a majority of the outstanding shares of Communications Common Stock will be necessary for approval and adoption of the Merger Agreement. Tribune/Swab-Fox, which owns approximately 78% of the outstanding shares of Communications Common Stock, intends to vote all such shares of Common Stock in favor of the Merger. Accordingly, approval of the Merger Agreement by the stockholders of Communications is assured.

       In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                 Sincerely,



                                 Howard G. Barnett, Jr.
                                 Chairman, President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

     PRELIMINARY COPY


                        T/SF Communications Corporation
                             2407 East Skelly Drive
                             Tulsa, Oklahoma 74105

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON ___________________, 1995

     To the Stockholders of T/SF Communications Corporation:

       Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of T/SF Communications Corporation ("Communications") will be held on _______________, 1995, at 9:00 a.m. local time, at
     ___________________________________________________________________________
     __ _______, Tulsa, Oklahoma, for the following purposes:

       1. To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger dated January 25, 1995 (the "Merger Agreement"), between Communications and Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") pursuant to which, among other things, (a) Tribune/Swab-Fox will be merged with and into Communications (the "Merger"), with Communications to be the surviving corporation in the Merger, and (b) each stockholder of Tribune/Swab-Fox (other than Communications and stockholders who have perfected their appraisal rights under Delaware law) will receive, for each share of Tribune/Swab-Fox Class A Common Stock and Tribune/Swab-Fox Class B Common Stock (collectively, the "Tribune/Swab-Fox Common Stock") owned as of the effective time of the Merger, a specified fraction of a share of Communications Common Stock or, at the election of each Tribune/Swab-Fox stockholder, a specified amount of cash, all as more fully described in the accompanying Joint Proxy Statement and Prospectus. Tribune/Swab-Fox stockholders may elect to receive cash for some or all of their shares of Tribune/Swab-Fox Common Stock in accordance with the terms and subject to the limitations contained in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to the Joint Proxy Statement and Prospectus.

       2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

       Only stockholders of record at the close of business on ___________________, 1995, are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of Communications stockholders entitled to vote at the Special Meeting will be available for examination, for any purpose germane to the Special Meeting, during ordinary business hours, at the offices of Communications for ten days prior to the Special Meeting and at the time and place of the Special Meeting. Holders of Communications Common Stock are not entitled to appraisal rights under Delaware law in connection with the Merger.

       You are cordially invited to attend the Special Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, a Proxy may be revoked at any time before it is voted.

                                       By Order of the Board of Directors,



     Tulsa, Oklahoma                   Donna J. Peters
     _______________, 1995             Secretary

     [To be sent only to the stockholders of Tribune/Swab-Fox Companies, Inc.]

     PRELIMINARY COPY


                         [TRIBUNE/SWAB-FOX LETTERHEAD]



                                                          ________________, 1995

     To the Stockholders of Tribune/Swab-Fox Companies, Inc.:

       Enclosed are a Notice of Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for a Special Meeting of Stockholders (the "Special Meeting") of Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") to be held on ___________________, 1995, at 9:00 a.m. local time, at
     _________________________________________________________, Tulsa, Oklahoma.

       At the Special Meeting you will be asked to consider and vote on a proposal to approve and adopt a Merger Agreement pursuant to which Tribune/Swab-Fox will be merged with and into T/SF Communications Corporation ("Communications") (the "Merger"). The Special Meeting will be held as a joint meeting in conjunction with the special meeting of the stockholders of Communications which will also be held to consider and vote on the Merger Agreement.

       The terms of the Merger Agreement provide that holders of Tribune/Swab-Fox Class A Common Stock and Tribune/Swab-Fox Class B Common Stock (collectively, the "Tribune/Swab-Fox Common Stock"), other than Communications and holders who have perfected their appraisal rights under Delaware law, will receive, for each share of Tribune/Swab-Fox Common Stock owned as of the effective time of the Merger, 0.1255 of a share of Communications Common Stock or, at the election of each Tribune/Swab-Fox stockholder, $0.80 in cash (in other words, for every 7.9681 shares of Tribune/Swab-Fox Common Stock held, the holder will be entitled to receive one share of Communications Common Stock). Stockholders of Tribune/Swab-Fox may elect to receive cash for some or all of their shares of Tribune/Swab-Fox Common Stock in accordance with the terms and subject to the limitations contained in the Merger Agreement.

       Details of the proposal are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

       In addition, on January 18, 1995, the Board of Directors of Tribune/Swab-Fox declared a one-time cash dividend of $0.0344 per share of Tribune/Swab-Fox Common Stock, payable on the date of the Special Meeting, subject to consummation of the Merger, to stockholders of record on the record date for the Special Meeting.

       Tribune/Swab-Fox stockholders who desire to elect to receive cash for any of their shares of Tribune/Swab-Fox Common Stock must complete and sign the Cash Election Form included with the Joint Proxy Statement and Prospectus and return it along with the Tribune/Swab-Fox Common Stock certificates to be exchanged for cash (duly endorsed for transfer or accompanied by an appropriate guarantee of delivery) to Mellon Securities Trust Company, at P.O. Box 798, Midtown Station, New York, New York 10018, which must be received no later than 5:00 p.m., New York time, on ____________, 1995. If you fail to make a valid and timely election to receive cash, your shares of Tribune/Swab-Fox Common Stock will automatically and without any action on your part be converted at the effective time of the Merger into the right to receive whole shares of Communications Common Stock. For information concerning the cash election procedures, see "The Merger Agreement--Cash Election Procedures" in the Joint Proxy Statement and Prospectus. Tribune/Swab-Fox stockholders who vote in favor of the Merger may not seek an appraisal of their shares of Tribune/Swab-Fox Common Stock under Delaware law. Likewise, Tribune/Swab-Fox stockholders who elect to receive cash for all or a portion of their shares of Tribune/Swab-Fox Common Stock may not seek an appraisal of such shares under Delaware law.

       Tribune/Swab-Fox stockholders who do not desire to elect to receive cash for any of their shares of Tribune/Swab-Fox Common Stock should not return their Tribune/Swab-Fox Common Stock certificates at this time. A Letter of Transmittal containing instructions regarding the surrender of such certificates will be mailed to Tribune/Swab-Fox stockholders promptly after the effective time of the Merger. Tribune/Swab-Fox stockholders not making a cash election should surrender such certificates only with the Letter of Transmittal and should not send any certificates with the enclosed Proxy.

       After careful consideration, including the consideration of the fairness opinion of Southwest Securities, Inc. as described in the Joint Proxy Statement and Prospectus, the Board of Directors of Tribune/Swab-Fox has determined that the proposed Merger is fair to and in the best interests of Tribune/Swab-Fox and its stockholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and recommends that all stockholders vote for its approval.

       All stockholders are cordially invited to attend the Special Meeting in person. The affirmative vote of a majority of the outstanding shares of Tribune/Swab-Fox Class A Common Stock will be necessary for approval and adoption of the Merger Agreement. The directors and executive officers of Tribune/Swab-Fox, along with their affiliates, own approximately 56% of the outstanding Tribune/Swab-Fox Class A Common Stock and have indicated that they intend to vote all of their shares in favor of the Merger. Accordingly, approval of the Merger Agreement by the stockholders of Tribune/Swab-Fox is assured.

       In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                       Sincerely,



                                       Howard G. Barnett, Jr.
                                       President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

     PRELIMINARY COPY



                        Tribune/Swab-Fox Companies, Inc.
                             2407 East Skelly Drive
                             Tulsa, Oklahoma 74105


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON ___________________, 1995

     To the Stockholders of Tribune/Swab-Fox Companies, Inc.:

       Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") will be held on _______________, 1995, at 9:00 a.m. local time, at
     ______________________________________________________________, Tulsa,
     Oklahoma, for the following purposes:

       1. To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger dated January 25, 1995 (the "Merger Agreement"), between T/SF Communications Corporation ("Communications") and Tribune/Swab-Fox, pursuant to which, among other things, (a) Tribune/Swab-Fox will be merged with and into Communications (the "Merger"), with Communications to be the surviving corporation in the Merger, and (b) each stockholder of Tribune/Swab-Fox (other than Communications and stockholders who have perfected their appraisal rights under Delaware law) will receive, for each share of Tribune/Swab-Fox Class A Common Stock and Tribune/Swab-Fox Class B Common Stock (collectively, the "Tribune/Swab-Fox Common Stock") owned as of the effective time of the Merger, a specified fraction of a share of Communications Common Stock or, at the election of each Tribune/Swab-Fox stockholder, a specified amount of cash, all as more fully described in the accompanying Joint Proxy Statement and Prospectus. Tribune/Swab-Fox stockholders may elect to receive cash for some or all of their shares of Tribune/Swab-Fox Common Stock in accordance with the terms and subject to the limitations contained in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to the Joint Proxy Statement and Prospectus.

       2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

       Only holders of record of Tribune/Swab-Fox Common Stock at the close of business on _______________, 1995, will be entitled to receive notice of the Special Meeting and only holders of record of Tribune/Swab-Fox Class A Common Stock on such date will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. A list of Tribune/Swab-Fox stockholders entitled to vote at the Special Meeting will be available for examination, for any purpose germane to the Special Meeting, during ordinary business hours, at the offices of Tribune/Swab-Fox for ten days prior to the Special Meeting and at the time and place of the Special Meeting. Tribune/Swab-Fox stockholders who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware have the right to dissent from the Merger and will be entitled to have their shares of Tribune/Swab-Fox Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares as determined by such court.

       You are cordially invited to attend the Special Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.


                                       By Order of the Board of Directors,



     Tulsa, Oklahoma                   Donna J. Peters
     _______________, 1995             Secretary


     IF YOU DESIRE TO RECEIVE CASH FOR SOME OR ALL OF YOUR SHARES OF TRIBUNE/SWAB-FOX COMMON STOCK, YOU MUST MAKE A CASH ELECTION WHICH MUST BE RECEIVED BY THE EXCHANGE AGENT (AS DEFINED IN THE JOINT PROXY STATEMENT AND PROSPECTUS) BEFORE 5:00 P.M., NEW YORK TIME, ON _________________, 1995, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED UNDER "THE MERGER AGREEMENT--CASH ELECTION PROCEDURES" IN THE JOINT PROXY STATEMENT AND PROSPECTUS.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1995
     PRELIMINARY COPY


                        T/SF COMMUNICATIONS CORPORATION
                                      AND
                        TRIBUNE/SWAB-FOX COMPANIES, INC.

                             JOINT PROXY STATEMENT
                      FOR SPECIAL MEETINGS OF STOCKHOLDERS
                         TO BE HELD ____________, 1995
                              ____________________

                        T/SF COMMUNICATIONS CORPORATION
                                   PROSPECTUS
                                  COMMON STOCK
                              ____________________

       This Joint Proxy Statement and Prospectus (this "Proxy Statement/Prospectus") is furnished in connection with the solicitation of proxies by the Boards of Directors of T/SF Communications Corporation, a Delaware corporation ("Communications"), and Tribune/Swab-Fox Companies, Inc., a Delaware corporation ("Tribune/Swab-Fox"), for use in connection with a Special Meeting of Stockholders of Communications and a Special Meeting of Stockholders of Tribune/Swab-Fox, respectively, which are to be jointly held on _________________, 1995, or any adjournment or postponement thereof. At such meetings, the stockholders of each of Communications and Tribune/Swab-Fox will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated January 25, 1995, between Communications and Tribune/Swab-Fox, pursuant to which Tribune/Swab-Fox will be merged with and into Communications (the "Merger"). As a result of the Merger, each of the then outstanding shares (other than shares held by Communications which will be cancelled) of Class A Common Stock, $.10 par value, of Tribune/Swab-Fox and Class B Common Stock, $.10 par value, of Tribune/Swab-Fox will be converted into the right to receive a specified fraction of a share of Common Stock, $.10 par value, of Communications (the "Communications Common Stock") or, at the election of each Tribune/Swab-Fox stockholder and subject to certain limitations as described herein, a specified amount of cash (subject to appraisal rights for dissenting Tribune/Swab-Fox stockholders).

       The stockholders of Communications and Tribune/Swab-Fox also will consider and vote upon such other business as may properly come before the meetings or any adjournment or postponement thereof.

       This Proxy Statement/Prospectus also constitutes a prospectus of Communications with respect to up to 3,882,790 shares of Communications Common Stock to be issued pursuant to the Merger.

       For certain factors which should be considered in evaluating the Merger, see "Special Considerations."

       This Proxy Statement/Prospectus and the accompanying forms of Proxy are first being mailed to the stockholders of Communications and Tribune/Swab-Fox on or about _________________, 1995.

                              ____________________

       THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ____________________

 The date of this Joint Proxy Statement and Prospectus is _____________, 1995.

                             AVAILABLE INFORMATION

       Each of Communications and Tribune/Swab-Fox is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The shares of Communications Common Stock are listed on the American Stock Exchange and, as a result, the periodic reports, proxy statements and other information filed by Communications with the Commission can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Street, New York, New York 10006.

       Communications has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Communications Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Communications and the Communications Common Stock, reference is made to the Registration Statement, including the exhibits filed as a part thereof. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits filed as a part thereof are available for inspection and copying as set forth above. Exhibits may not be available at the regional offices of the Commission.


                      DOCUMENTS INCORPORATED BY REFERENCE

       This Proxy Statement/Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Copies of such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, on written or oral request, without charge, from, in the case of either Communications or Tribune/Swab-Fox documents, T/SF Communications Corporation, 2407 East Skelly Drive, Tulsa, Oklahoma 74105, Attention:
     Donna J. Peters, Secretary, Telephone: (918) 747-2600. In order to ensure timely delivery of the documents, any such request should be made by _______________________, 1995.

       The following Communications documents, which have been filed by Communications with the Commission pursuant to the Exchange Act (File No. 1-10263), are incorporated by reference herein:

          1. Annual Report on Form 10-K for the year ended December 31, 1993, as amended;

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994; and

          3. Current Reports on Form 8-K dated March 17, 1994, as amended, and May 2, 1994.

       The following Tribune/Swab-Fox documents, which have been filed by Tribune/Swab-Fox with the Commission pursuant to the Exchange Act (File No. 1-6430), are incorporated by reference herein:

          1. Annual Report on Form 10-K for the year ended December 31, 1993, as amended;

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994; and

          3. Current Reports on Form 8-K dated March 17, 1994, as amended, and May 2, 1994.

       Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                              ____________________

               No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy from a person, in any jurisdiction in which it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Communications or Tribune/Swab-Fox since the date of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................................................    2
DOCUMENTS INCORPORATED BY REFERENCE.....................................    2
SUMMARY.................................................................    5
   General..............................................................    5
   Tribune/Swab-Fox.....................................................    5
   Communications.......................................................    6
   Recent Developments..................................................    7
   Special Meetings.....................................................    7
   The Merger...........................................................    8
     Conversion of Securities...........................................    8
     Recommendations of the Boards of Directors.........................    8
     Opinions of Financial Advisors.....................................    8
     Interests of Certain Persons in the Merger.........................    9
     Conditions to the Merger...........................................    9
     Effective Time of the Merger.......................................    9
     Cash Election Procedures...........................................    9
     Exchange of Tribune/Swab-Fox Common Stock for
       Communications Common Stock......................................   10
     Appraisal Rights...................................................   10
     Federal Income Tax Consequences....................................   10
     Accounting Treatment...............................................   11
     Resale Restrictions................................................   11
     Termination........................................................   11
     American Stock Exchange Listing....................................   11
     Special Considerations.............................................   11
   Selected Financial Data for Tribune/Swab-Fox.........................   12
   Selected Financial Data for Communications...........................   13
   Selected Financial Data for Communications Giving Effect to  the
     Merger.............................................................   15
   Comparative Per Share Information....................................   16
   Comparative Market Price Information.................................   17
   Dividend Policy......................................................   18
     Tribune/Swab-Fox...................................................   18
     Communications.....................................................   18
SPECIAL CONSIDERATIONS..................................................   19
THE SPECIAL MEETINGS....................................................   21
   Matters to Be Considered at the Special Meetings.....................   21
   Date, Place and Time.................................................   21
   Votes Required.......................................................   21
   Voting of Proxies....................................................   22
   Revocability of Proxies..............................................   22
   Record Date; Shares Entitled to Vote; Quorum.........................   22
   Solicitation of Proxies..............................................   23
THE MERGER..............................................................   24
   General..............................................................   24
   Background of the Merger.............................................   25
   Reasons for the Merger; Recommendations of the Boards of  Directors..   27
   Opinions of Financial Advisors.......................................   29
   Accounting Treatment.................................................   36
   Federal Income Tax Consequences......................................   37
   Interests of Certain Persons in the Merger...........................   39
   Appraisal Rights.....................................................   40
   Restrictions on Resales by Affiliates of Tribune/Swab-Fox............   42
THE MERGER AGREEMENT....................................................   43
   The Merger...........................................................   43
   Cash Election Procedures.............................................   43
   Exchange of Tribune/Swab-Fox Common Stock for Communications
     Common Stock.......................................................   44
   Representations and Warranties.......................................   45
   Certain Covenants....................................................   45
   Conditions...........................................................   46
   Indemnification......................................................   46
   Termination; Amendments and Waivers..................................   47
   Expenses.............................................................   47
DESCRIPTION OF COMMUNICATIONS CAPITAL STOCK.............................   48
   Communications Common Stock..........................................   48
   Communications Preferred Stock.......................................   48
COMPARATIVE RIGHTS OF STOCKHOLDERS......................................   48
   General..............................................................   48
   Number of Directors; Removal of Directors; Filling Vacancies.........   49
   Stockholder Action by Written Consent; Special Meetings..............   49
   Amendment of the Certificate of Incorporation and Bylaws.............   50
   "Blank Check" Preferred Stock........................................   50
   Business Combinations................................................   50
   Appraisal Rights.....................................................   52
   Limitation of Liability of Directors.................................   52
   Indemnification of Directors and Officers............................   53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.................................................   53
   Tribune/Swab-Fox.....................................................   53
   Communications.......................................................   58
LEGAL MATTERS...........................................................   63
EXPERTS.................................................................   63
STOCKHOLDER PROPOSALS...................................................   63
OTHER MATTERS...........................................................   63
DEFINITION OF CERTAIN TERMS.............................................   64
INDEX TO PRO FORMA FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS........  F-1
APPENDIX A--AGREEMENT AND PLAN OF MERGER................................  A-1
APPENDIX B--FAIRNESS OPINION OF OPPENHEIMER & CO., INC..................  B-1
APPENDIX C--FAIRNESS OPINION OF SOUTHWEST SECURITIES, INC...............  C-1
APPENDIX D--TEXT OF SECTION 262 OF THE GENERAL CORPORATION LAW OF THE
  STATE OF DELAWARE CONCERNING APPRAISAL RIGHTS OF DISSENTING
  STOCKHOLDERS..........................................................  D-1

                                    SUMMARY

          The following is a summary of certain information contained elsewhere in this Joint Proxy Statement and Prospectus (this "Proxy Statement/Prospectus"). This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein. Stockholders are urged to review carefully this Proxy Statement/Prospectus, the Merger Agreement attached as Appendix A and the other appendices attached hereto. The information contained in this Proxy Statement/Prospectus with respect to Communications and its affiliates has been supplied by Communications, and the information with respect to Tribune/Swab-Fox and its affiliates has been supplied by Tribune/Swab-Fox. Terms used herein with their initial letters capitalized are defined herein, which definitions are summarized under "Definition of Certain Terms."

     General

          This Proxy/Statement Prospectus is being distributed by the Boards of Directors of Communications and Tribune/Swab-Fox for use in connection with a Special Meeting of Stockholders of Communications and a Special Meeting of Stockholders of Tribune/Swab-Fox, respectively, which will be held jointly on ________________, 1995, or any adjournment or postponement thereof. At such meetings, the stockholders of each of Communications and Tribune/Swab-Fox will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated January 25, 1995 (the "Merger Agreement"), between Communications and Tribune/Swab-Fox, pursuant to which Tribune/Swab-Fox will be merged with and into Communications (the "Merger"). As a result of the Merger, each of the then outstanding shares (other than shares held by Communications which will be cancelled) of Class A Common Stock, $.10 par value, of Tribune/Swab-Fox (the "Tribune/Swab-Fox Class A Common Stock") and Class B Common Stock, $.10 par value, of Tribune/Swab-Fox (the "Tribune/Swab-Fox Class B Common Stock"), will be converted into the right to receive 0.1255 shares of Common Stock, $.10 par value, of Communications (the "Communications Common Stock") or, at the election of each Tribune/Swab-Fox stockholder and subject to certain limitations described herein, $0.80 in cash (subject to appraisal rights for dissenting Tribune/Swab-Fox stockholders). Unless the context requires otherwise, the Tribune/Swab-Fox Class A Common Stock and the Tribune/Swab-Fox Class B Common Stock are referred to collectively herein as the "Tribune/Swab-Fox Common Stock."

          On January 18, 1995, the Board of Directors of Tribune/Swab-Fox (the "Tribune/Swab-Fox Board") declared a one-time cash dividend of $0.0344 per share of Tribune/Swab-Fox Common Stock, payable on ______________, 1995, the date of the Special Meeting of Stockholders of Tribune/Swab-Fox (the "Tribune/Swab-Fox Meeting"), subject to consummation of the Merger, to stockholders of record on ____________, 1995, the record date for the Tribune/Swab-Fox Meeting (the "Special Dividend").

     Tribune/Swab-Fox

          The principal activities of Tribune/Swab-Fox have included managing real estate holdings and the activities carried on through Communications, which is a 78% owned subsidiary of Tribune/Swab-Fox. These real estate activities were concentrated in the Tulsa, Oklahoma, area. The market value of these properties deteriorated beginning in the mid-1980's because of the declining economy in Oklahoma relating to the effects of the significant downturn in the oil and gas industry. Several years ago, the management of Tribune/Swab-Fox decided to cease all real estate activities other than management of properties then owned and to use its best efforts to liquidate its remaining real estate assets.

          Since September 30, 1994, Tribune/Swab-Fox has completed or contracted for several significant real estate transactions, as a result of which its real estate business has been reclassified as a "discontinued operation" in the Unaudited Pro Forma Consolidated Financial Statements of

     Tribune/Swab-Fox included in this Proxy Statement/Prospectus. The following is a brief summary of the most significant of these transactions:

          (i) On December 30, 1994, Tribune/Swab-Fox sold three significant parcels of raw land to 1995 Land Company, an Oklahoma limited liability company ("1995 Land Company"), for $1,386,650. 1995 Land Company is owned 49.99% by Tribune/Swab-Fox, but the funding for the purchase was provided through a loan from the owner of the remaining 50.01%, who will also oversee, manage and fund the development and sale of these properties. In the same transaction, Tribune/Swab-Fox also granted 1995 Land Company an option on another parcel of raw land, exercisable at any time on or before February 28, 1995, at a price of $214,350.

          (ii) On February ___, 1995, Tribune/Swab-Fox entered into an Acquisition Agreement with Midwest Energy Companies, Inc., a Delaware corporation ("MECI"), a small publicly traded (over-the-counter symbol "MWE") oil and gas exploration and development company indirectly controlled by Martin A. Vaughan, a director of Tribune/Swab-Fox. Pursuant to this Agreement, Tribune/Swab-Fox sold to MECI approximately 900 acres of raw land, which had a book value at September 30, 1994, of approximately $1,750,000, in exchange for _______ shares of MECI common stock. As a result of this transaction, Tribune/Swab-Fox now owns _______ shares of MECI common stock, or ___% of MECI's outstanding shares.

          (iii) Various parcels of raw land were sold or are under contract for sale for an aggregate sale price of approximately $975,000.

          Tribune/Swab-Fox principal executive offices are located at 2407 East Skelly Drive, Tulsa, Oklahoma 74105, and its telephone number at such offices is (918) 747-2600.

     Communications

          Communications, operating through its subsidiaries, is a diversified communications and information company. Communications publishes various trade journals and, in connection therewith, owns or participates in several trade shows. Communications also operates a convention and trade show services business which provides publishing services consisting primarily of the publication of various convention and trade show related publications, such as directories and convention daily newspapers, primarily on a contract basis, and registration services for exposition managers and other services for corporate exhibitors. In addition, Communications engages in the business of obtaining, processing and providing motor vehicle reports, truck driver employment information and other services primarily to the insurance and trucking industries. Following is a brief summary of each of Communications' subsidiaries which make up the business of Communications.

          Transportation Information Services, Inc. ("TISI"), under its tradename "DAC," sells pre-employment screening information, primarily to the trucking industry, and data and information used for automobile underwriting activities in the insurance industry, primarily at the insurance agent level. DAC is well recognized in the trucking industry as a major provider of motor vehicle reports, various record searches and employment histories from DAC's own proprietary data base. This information is intended to help trucking companies to make better employment decisions and to hire qualified, safe drivers.

          BMT Communications, Inc. ("BMT"), publishes four trade journals and owns or manages four related trade shows. The major profit centers are Convenience Store News, the leading information source for the convenience store industry, and International Gaming & Wagering Business which, together with the trade shows which BMT produces for the gaming industry, has positioned BMT as a leading source of information, education and customer contacts for the legalized gaming industry. Communications recently announced that it is seeking to sell three of the trade journals published by

     BMT, including Convenience Store News. See "Summary--Recent Developments" for additional information regarding this announcement.

          Atwood Convention Publishing, Inc. ("Atwood") and Galaxy Registration, Inc. ("Galaxy") provide services to large expositions, trade shows and corporate exhibitors. Atwood's primary products are daily newspapers, directories and other special publications produced for large expositions and, through its Exhibitor Marketing Services, single sponsor publications for corporate exhibitors. Atwood also publishes EXPO Magazine, a controlled-circulation trade journal serving the exposition management market. Galaxy's base business is providing registration and data management services to trade shows and conventions.

          Communications principal executive offices are also located at 2407 East Skelly Drive, Tulsa, Oklahoma 74105, and its telephone number is (918) 747-2600.

     Recent Developments

          On December 22, 1994, Communications announced that it had engaged Oppenheimer & Co., Inc. ("Oppenheimer") to pursue a sale of three of its trade journals published through BMT in New York City. The journals to be sold, along with their related activities, are Convenience Store News, United States Distribution Journal and The Journal of Petroleum Marketing. Total revenues attributable to these journals and their related activities during 1993 were approximately $11,000,000. BMT will continue to publish International Gaming & Wagering Business. The proceeds from the sale of these journals will be used by Communications for general corporate purposes and to expand and diversify BMT's position in the commercial gaming industry.

     Special Meetings

          This Proxy Statement/Prospectus relates to a Special Meeting of Stockholders of Communications (the "Communications Meeting") and the Tribune/Swab-Fox Meeting, which meetings will be held jointly. At such joint meeting, the stockholders of each of Communications and Tribune/Swab-Fox will consider and vote upon proposals to approve and adopt the Merger Agreement, pursuant to which Tribune/Swab-Fox will be merged with and into Communications.

          The Communications Meeting and the Tribune/Swab-Fox Meeting will be held jointly on _____________________, 1995, at 9:00 a.m. local time, at
     ___________________________, Tulsa, Oklahoma.  The record date for stockholders of each of Communications and Tribune/Swab-Fox entitled to notice of and to vote at the Communications Meeting and the Tribune/Swab-Fox Meeting, respectively, is as of the close of business on ______________________, 1995.

          Voting rights for Communications are vested in the holders of the Communications Common Stock, with each share of Communications Common Stock entitled to one vote on each matter coming before the stockholders. As of ______________________, 1995, there were 4,864,818 shares of Communications
     Common Stock outstanding, held by approximately 29 holders of record.

          The favorable vote of the holders of a majority of the outstanding shares of Communications Common Stock is required for the approval and adoption of the Merger Agreement. Tribune/Swab-Fox, which owns approximately 78% of the outstanding shares of Communications Common Stock, intends to vote all of its shares of Communications Common Stock in favor of the Merger. Accordingly, approval of the Merger Agreement by the stockholders of Communications is assured. As of _______________, 1995, directors and executive officers of Communications and their affiliates owned approximately 0.5% of the outstanding shares of Communications Common Stock (excluding shares held through Tribune/Swab-Fox).

          As of __________, 1995, there were issued and outstanding 27,234,864 shares of Tribune/Swab-Fox Class A Common Stock, held by approximately 307 holders of record, having voting power (excluding 753,729 shares held by Communications), the holders thereof being entitled to one vote per share on all matters to be voted upon by stockholders. Also, voting rights exist with respect to the shares of Tribune/Swab-Fox Class B Common Stock under certain circumstances, but matters anticipated to be voted upon at the Tribune/Swab-Fox Meeting, including the Merger, do not give rise to such voting rights. As of _______________, 1995, there were 3,703,704 shares of Tribune/Swab-Fox Class B Common Stock outstanding, held by one holder of record.

          The favorable vote of the holders of a majority of the outstanding shares of Tribune/Swab-Fox Class A Common Stock is required for the approval and adoption of the Merger Agreement. As of _____________, 1995, directors and executive officers of Tribune/Swab-Fox and their affiliates owned approximately 56% of the outstanding shares of Tribune/Swab-Fox Class A Common Stock. Such persons have indicated that they intend to vote all of their shares in favor of the Merger. Accordingly, approval of the Merger Agreement by the stockholders of Tribune/Swab-Fox is assured.

     The Merger

          Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, (i) Tribune/Swab-Fox will be merged with and into Communications, and (ii) each issued and outstanding share of Tribune/Swab-Fox Common Stock (other than shares held by Tribune/Swab-Fox as treasury stock or shares held by Communications, all of which will be cancelled) will be converted into the right to receive 0.1255 of a share of Communications Common Stock or, at the election of each Tribune/Swab-Fox stockholder, subject to compliance with the cash election procedures and the limitations set forth in the Merger Agreement and described under the caption "The Merger Agreement--Cash Election Procedures," $0.80 cash (the "Offer Price"), without interest (the "Cash Alternative") (subject to appraisal rights for dissenting Tribune/Swab-Fox stockholders). Fractional shares of Communications Common Stock will not be issued in connection with the Merger. A Tribune/Swab-Fox stockholder who would otherwise be entitled to a fractional share will receive in cash an amount equal to the product obtained by multiplying $0.80 times the number of shares of Tribune/Swab-Fox Common Stock which would otherwise be converted into a fractional share of Communications Common Stock. All shares of Tribune/Swab-Fox Common Stock held as of the record date for the Tribune/Swab-Fox Meeting will be entitled to receive the Special Dividend regardless of whether or not such shares are tendered for the Cash Alternative.

          At the effective time of the Merger, each share of Communications Common Stock then issued and outstanding will continue as one share of Communications Common Stock, except for outstanding shares of Communications Common Stock owned by Tribune/Swab-Fox which will be cancelled.

          Recommendations of the Boards of Directors. The Boards of Directors of Communications and Tribune/Swab-Fox believe that the terms of the Merger are fair to and in the best interests of their respective stockholders, each has, by unanimous vote, approved the Merger Agreement, and each unanimously recommends that its stockholders vote FOR approval of the Merger Agreement. For a discussion of the factors considered by the Boards of Directors in reaching their respective decisions, see "The Merger-- Reasons for the Merger; Recommendations of the Boards of Directors."

          Opinions of Financial Advisors. On January 18, 1995, Oppenheimer rendered its oral opinion to the Board of Directors of Communications (the "Communications Board") to the effect that, as of such date, based upon the draft of the Merger Agreement dated January 11, 1995, and based upon and subject to the matters presented to the Communications Board, the consideration to be paid to holders of Tribune/Swab-Fox Common Stock in connection with the Merger was fair, from a financial point of view, to the stockholders of Communications (other than Tribune/Swab-Fox and the officers and directors of each of Tribune/Swab-Fox and Communications). Oppenheimer confirmed such opinion by delivery of its written opinion dated as of January 26, 1995. Mark A. Leavitt, a director of

     Communications, is a Managing Director of Oppenheimer. For a description of other relationships between Oppenheimer and Communications, see "The Merger--Opinions of Financial Advisors."

          On January 18, 1995, Southwest Securities, Inc. ("Southwest Securities") rendered its oral opinion to the Tribune/Swab-Fox Board to the effect that, based upon various considerations and assumptions and subject to its final review of the Merger Agreement, the consideration to be received by the stockholders of Tribune/Swab-Fox in connection with the Merger was, as of that date, fair to such stockholders from a financial point of view. Southwest Securities subsequently confirmed such opinion by delivery of its written opinion dated the date of this Proxy Statement/Prospectus.

          Copies of the full texts of the written opinions of Oppenheimer and Southwest Securities, which set forth the assumptions made, procedures followed, matters considered and limits of their respective reviews, are attached to this Proxy Statement/Prospectus as Appendices B and C, respectively, and should be read carefully in their entirety. See "The Merger--Opinions of Financial Advisors."

          Interests of Certain Persons in the Merger. In considering the recommendations of the Communications Board and the Tribune/Swab-Fox Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of Communications and Tribune/Swab-Fox and the Communications Board and the Tribune/Swab-Fox Board have certain interests in the Merger that are in addition to their interests as stockholders of Communications and Tribune/Swab-Fox generally. See "The Merger--Interests of Certain Persons in the Merger."

          Conditions to the Merger. The obligations of Communications and Tribune/Swab-Fox to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) obtaining requisite stockholder approvals, (ii) the absence of any legal action prohibiting consummation of the Merger, (iii) the absence of any material adverse change in the financial condition or business of the other party, and (iv) the receipt of an opinion of counsel with respect to the tax consequences of the Merger. See "The Merger Agreement--Conditions."

          Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time of the Merger"), which certificate will be filed as promptly as practicable after the requisite stockholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. Subject to the satisfaction (or waiver) of the other conditions to the obligations of Communications and Tribune/Swab-Fox to consummate the Merger, it is currently expected that the Merger will be consummated on _____________, 1995, or as soon thereafter as such conditions are satisfied.

          Cash Election Procedures. A Tribune/Swab-Fox stockholder who desires to elect to receive the Cash Alternative for some or all of the shares of Tribune/Swab-Fox Common Stock held by such stockholder must make a written election to receive cash on the cash election form (the "Cash Election Form") included with this Proxy Statement/Prospectus. The Merger Agreement provides that cash elections shall not exceed 10,000,000 shares of Tribune/Swab-Fox Common Stock less the number of shares of Tribune/Swab-Fox
                                   ----
     Common Stock held by stockholders who have perfected their right to appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "Cash Conversion Number"). To be valid, a cash election must be received by Mellon Securities Trust Company, at P.O. Box 798, Midtown Station, New York, New York 10018 (the "Exchange Agent"), not later than 5:00 p.m. New York time, on ______________, 1995 (the "Cash Election Deadline"). A cash election will be valid only if the Cash Election Form has been properly completed and signed by the record owner of the Tribune/Swab-Fox Common Stock to be exchanged (in whole or in part) for cash and is accompanied by the certificate or certificates representing such shares of Tribune/Swab-Fox Common Stock, duly endorsed for transfer (or accompanied by an appropriate guarantee of delivery) in accordance with the instructions contained in the Cash Election Form. If valid cash elections exceed the Cash Conversion Number, cash elections will be reduced proportionately. A cash election may be changed by written notice of the change and a completed, signed and revised Cash Election Form received by the Exchange Agent before the Cash Election Deadline. A cash election may be revoked by written notice of revocation received by the Exchange Agent prior to the Cash Election Deadline. No Tribune/Swab-Fox stockholder will receive cash for Tribune/Swab-Fox Common Stock until after the Effective Time of the Merger. No interest will be paid or accrued with respect to any cash to be paid to a Tribune/Swab-Fox stockholder pursuant to the Merger. See "The Merger Agreement--Cash Election Procedures."

          Exchange of Tribune/Swab-Fox Common Stock for Communications Common Stock. Any Tribune/Swab-Fox stockholder who desires to receive Communications Common Stock for all shares of Tribune/Swab-Fox Common Stock held by such stockholder need not submit any Cash Election Form. Any Tribune/Swab-Fox Common Stock as to which a valid and timely cash election has not been made will automatically and without any action on the part of the Tribune/Swab-Fox stockholder be converted only into the right to receive whole shares of Communications Common Stock. No certificates for Communications Common Stock will be issued in exchange for Tribune/Swab-Fox Common Stock until after the Effective Time of the Merger. Promptly after the Effective Time of the Merger, Tribune/Swab-Fox stockholders will receive instructions concerning the exchange of their Tribune/Swab-Fox Common Stock for Communications Common Stock. Tribune/Swab-Fox stockholders should not send their Tribune/Swab-Fox Common Stock certificates with their Proxy. See "The Merger Agreement--Exchange of Tribune/Swab-Fox Common Stock for Communications Common Stock."

          Appraisal Rights. Holders of Communications Common Stock are not entitled to appraisal rights in connection with the Merger. Holders of Tribune/Swab-Fox Common Stock are entitled to appraisal rights in connection with the Merger. See "The Merger--Appraisal Rights."

          Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Merger should qualify for such treatment if, among other things, the Communications Common Stock received by the Tribune/Swab-Fox stockholders represents more than 50% of the total consideration received in the Merger. For this purpose, redemptions of capital stock of Tribune/Swab-Fox which occur before the date of the Merger, but after Merger discussions began (approximately September 1,
     1992) will be considered as capital stock of Tribune/Swab-Fox outstanding for which cash elections were made. The Merger Agreement provides that cash elections may not exceed the Cash Conversion Number. If valid cash elections exceed the Cash Conversion Number, any cash elections made will be reduced proportionately. Accordingly, in excess of 50% of the total consideration received by Tribune/Swab-Fox stockholders pursuant to the Merger will be Communications Common Stock. See "The Merger--Federal Income Tax Consequences."

          Assuming the Merger qualifies for reorganization treatment, a Tribune/Swab-Fox stockholder who receives only Communications Common Stock in exchange for Tribune/Swab-Fox Common Stock will generally not be subject to federal income taxation with respect thereto. Each Tribune/Swab-Fox stockholder who receives only cash pursuant to the Merger will generally recognize capital gain or loss for federal income tax purposes measured by the difference between such stockholder's tax basis in the Tribune/Swab-Fox Common Stock exchanged and the amount of cash received therefor. A Tribune/Swab-Fox stockholder who elects to and does receive cash for part, but not all, of such stockholder's shares of Tribune/Swab-Fox Common Stock may be treated as though the exchange of stock for cash was in payment for such stock (and receive capital gain or loss treatment), but might, depending on such stockholder's particular circumstances, be treated as though such stockholder received a cash distribution which may be taxable as ordinary income in the year in which the Merger is consummated. Under certain circumstances a Tribune/Swab-Fox stockholder who receives only cash pursuant to the Merger could be treated for federal income tax purposes as constructively owning Tribune/Swab-Fox Common Stock which is exchanged for Communications Common Stock. In such case, such Tribune/Swab-Fox stockholder could be treated as though such stockholder received a cash distribution which may be taxable as ordinary income in the year in which the Merger is consummated.

     All Tribune/Swab-Fox stockholders should read carefully the discussion under "The Merger--Federal Income Tax Consequences." The federal income tax consequences described herein are for general information only. Tribune/Swab-Fox stockholders should consult their own tax advisors as to the particular consequences of the Merger to them, including the application of federal, state, local and foreign income and other tax laws. See "The Merger--Federal Income Tax Consequences" and "The Merger Agreement--Conditions."

          Accounting Treatment. The Merger will be accounted for as a reverse acquisition of Communications by Tribune/Swab-Fox. Accordingly, the financial history of Communications (the surviving entity in the Merger) will be that of Tribune/Swab-Fox. It is anticipated that the Merger will be treated as a purchase of assets for accounting and financial reporting purposes. See "The Merger--Accounting Treatment."

          Resale Restrictions. All shares of Communications Common Stock received by Tribune/Swab-Fox stockholders in the Merger will be freely transferable, except that shares of Communications Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Tribune/Swab-Fox at the time of the Tribune/Swab-Fox Meeting may be resold by such affiliates only in certain permitted circumstances. See "The Merger--Restrictions on Resales by Affiliates of Tribune/Swab-Fox."

          Termination.    The Merger Agreement may be terminated and the Merger
     may be abandoned at any time prior to the Effective Time of the Merger (notwithstanding any approval of the Merger Agreement by the stockholders of Communications and/or Tribune/Swab-Fox): (i) by mutual written consent of Communications and Tribune/Swab-Fox; (ii) by either Communications or Tribune/Swab-Fox, if the Merger has not been consummated by June 30, 1995;
     (iii) by either Communications or Tribune/Swab-Fox, if any judgment, injunction, order or decree enjoining Communications or Tribune/Swab-Fox from consummating the Merger is entered and such judgment, injunction, order or decree has become final and nonappealable; (iv) by either Communications or Tribune/Swab-Fox if the approval of the stockholders of either Communications or Tribune/Swab-Fox contemplated by the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Communications Meeting or the Tribune/Swab-Fox Meeting or at any adjournments thereof; and (v) by either Communications or Tribune/Swab-Fox upon a breach by the other party of any representation, warranty, covenant or agreement of such party, or if any representation or warranty of the other party shall become untrue, in either case such that certain conditions to the Merger would be incapable of being satisfied by June 30, 1995 (or such later date as the parties may agree).

          American Stock Exchange Listing. The Communications Common Stock is listed on the American Stock Exchange (the "AMEX"). It is a condition to Tribune/Swab-Fox's obligation to consummate the Merger that the Communications Common Stock to be issued to Tribune/Swab-Fox stockholders in connection with the Merger shall have been approved for listing on the AMEX, subject only to official notice of issuance.

          Special Considerations. See "Special Considerations" with respect to factors which should be considered in evaluating the Merger.

     Selected Financial Data for Tribune/Swab-Fox

          The following table sets forth certain selected historical and pro forma financial data for Tribune/Swab-Fox. It should be read in conjunction with the historical and pro forma financial statements of Tribune/Swab-Fox included in this Proxy Statement/Prospectus.

                                                               Historical(a)                                   Pro Forma(b)
                                ---------------------------------------------------------------------  ----------------------------
                                                                                                        Nine Months       Year
                                                                                                           Ended          Ended
                                 Nine Months Ended                                                     September 30,  December 31,
                                  September 30,                   Year ended December 31,                  1994           1993
                                -------------------  ------------------------------------------------  -------------  -------------
                                  1994      1993       1993      1992      1991      1990      1989
                                --------  ---------  ---------  -------  --------  --------  --------
                                                          (In thousands, except per share data)
Operating Data:
Revenues......................  $42,575   $ 58,427   $ 68,540   $95,639  $95,119   $94,142   $75,667         $33,527       $31,307
  Operating costs.............   36,902     69,901     78,897    86,661   88,553    89,198    69,059          26,752        37,942
  Depreciation and
     amortization.............    2,192      3,346      3,928     7,516    5,031     5,470     4,370           1,600         1,316
  Restructuring costs.........       --         --         --        --       --     2,441        --              --            --
Operating income (loss)
  before interest, unusual
  gain, income taxes and
  minority interest...........    3,463    (14,812)   (14,282)    1,499    1,527    (2,673)    1,734           5,175        (7,922)
Interest......................      780      1,868      2,257     3,007    3,623     3,405     3,747             569         1,326
Unusual Gain..................       --         --         --    24,412       --        --        --              --            --
Income (loss) before
  extraordinary loss..........     (457)   (10,306)   (10,513)    8,352   (1,569)   (3,385)   (1,562)          1,954        (4,323)
Net income (loss).............     (457)   (10,866)   (11,073)    8,352   (1,569)   (3,385)   (2,881)
Earnings (loss)  from
  continuing operations per
  share of Common
  Stock:
  Before extraordinary loss...     (.02)      (.34)      (.35)      .25     (.06)     (.11)     (.04)            .06          (.14)
  Extraordinary loss..........       --       (.02)      (.02)       --       --        --        --
  Weighted average number
  of common and common
  equivalent shares
  outstanding.................   31,138     30,440     30,286    33,531   30,960    31,542    35,882          31,138        30,286
Balance Sheet Data
  (at period end):
Total assets..................  $58,155   $ 73,037   $ 60,059   $88,102  $78,760   $84,270   $88,737         $55,077
Total liabilities other than
  long-term debt..............   26,001     37,109     24,336    33,221   26,104    27,206    29,824          25,311
Long-term debt, net of
  current installments........    6,259      9,168      9,273    16,593   22,421    24,921    22,043           5,391
Stockholders' equity..........   25,895     26,760     26,450    38,288   30,235    32,143    36,870          24,375

- -------------------------

     (a) Tribune/Swab-Fox was a party to several events/transactions (most of which were through its interest in Communications) which affect the comparability of the historical information presented above. On April 30, 1994, Communications sold the assets of the Shopper's Guide, Inc. shopper-newspaper (the "New Jersey Shopper"). Effective March 1, 1994, Communications acquired the stock of Galaxy. During the third quarter of 1993, the Communications Board made the decision to offer for sale all of its shopper-newspaper operations. On November 1, 1993, Communications sold the operating assets of the Marks-Roiland Communications, Inc. shopper-newspaper (the "New York Shopper"). On September 30, 1992, Communications ceased publishing The Tulsa Tribune as a result of the termination of a joint operating agreement. In August 1990, Communications acquired all of the outstanding stock of Atwood. The above described actions by Communications affected the Tribune/Swab-Fox financial statements because Communications' activities and assets are consolidated with Tribune/Swab-Fox. See the Tribune/Swab-Fox Notes to Consolidated Financial Statements for the Years Ended December 31, 1993, 1992 and 1991, included in this Proxy Statement/Prospectus for additional information on these transactions/events.

     (b) The pro forma operating data gives effect to: (i) the decision to sell certain BMT assets as if such assets had been sold as of January 1 of the respective period; (ii) the discontinuance of the real estate segment in December 1994; (iii) the April 30, 1994, sale of the New Jersey Shopper assets; and (iv) the November 1, 1993, sale of the New York Shopper assets, as if all such transactions had occurred on January 1, 1993, or January 1, 1994, as applicable. The pro forma balance sheet data gives effect to the decision to sell certain BMT assets and the discontinuance of the real estate segment in December 1994 as if all such decisions had occurred on September 30, 1994. See "Index to Pro Forma Financial Statements and Financial Statements."

     Selected Financial Data for Communications

          The following table sets forth certain selected historical and pro forma financial data for Communications. It should be read in conjunction with the historical and pro forma financial statements of Communications included in this Proxy Statement/Prospectus.



                                                            Historical(a)                                  Pro Forma(b)
                                -----------------------------------------------------------------  ----------------------------
                                                                                                    Nine Months       Year
                                                                                                       Ended          Ended
                                Nine Months Ended                                                  September 30,  December 31,
                                  September 30,                Year ended December 31,                 1994           1993
                                -----------------  ----------------------------------------------  -------------  -------------
                                 1994      1993      1993     1992      1991      1990     1989
                                -------  --------  --------  -------  --------  --------  -------
                                                       (In thousands, except per share data)
Operating Data:
Revenues......................  $41,432  $58,046   $67,977   $94,831  $93,583   $92,815   $74,273        $32,941       $31,109
  Operating costs.............   33,179   64,396    73,207    84,932   86,961    86,905    65,841         26,040        36,906
  Depreciation and
      amortization............    2,191    3,246     3,794     7,387    4,899     5,266     4,201          1,631         1,331
  Restructuring costs.........      ---      ---       ---       ---      ---     2,441       ---             --            --
Operating income (loss)
  before interest, unusual
  gain, and income taxes......    6,062   (9,596)   (8,995)    2,585    1,789    (1,770)    4,231          5,270        (7,099)
Interest......................      424    1,398     1,620     2,388    2,886     2,643     3,262            424         1,025
Unusual gain..................      ---      ---       ---    24,412      ---       ---       ---            ---           ---
Income (loss) before
  extraordinary loss..........    3,372   (6,589)   (6,518)   14,040   (1,319)   (3,869)      325          2,952        (4,578)
Net income (loss).............    3,372   (7,149)   (7,078)   14,040   (1,319)   (3,869)      325          2,952
Earnings (loss) per share of
  common stock:
  Before extraordinary loss...      .64    (1.25)    (1.23)     2.66     (.25)     (.67)      ---           $.57        $( .87)
  Extraordinary loss..........      ---     (.11)     (.11)      ---      ---       ---       ---             --
Pro forma earnings per
  share of common stock (c)                                                                  $.10
Weighted average number
  of common and common
  equivalent shares
  outstanding.................    5,224    5,274     5,274     5,274    5,274     5,790       ---          5,224         5,274
Pro forma common shares
  outstanding(c)..............                                                              5,059
Balance Sheet Data
   (at period end):
Total assets..................  $51,323  $58,733   $47,061   $69,818  $57,870   $62,111   $62,334        $51,222
Total liabilities other than
  long-term debt..............   18,062   26,454    14,863    21,314   18,598    18,443    16,261         17,961
Long-term debt, net of
  current installments........    3,960    4,157     4,005    13,233   18,041    21,118    18,118          3,960
Stockholders' equity..........   29,301   28,122    28,193    35,271   21,231    22,550    27,955         29,301

- -------------------------
     (a) Communications was a party to several events/transactions which affect the comparability of the historical information presented above. On April 30, 1994, Communications sold the assets of the New Jersey Shopper. Effective March 1, 1994, Communications acquired the stock of Galaxy. During the third quarter of 1993, the Communications Board made the decision to offer for sale its shopper-newspaper operations. On November 1, 1993, Communications sold the operating assets of the New York Shopper. On September 30, 1992, Communications ceased publishing The Tulsa Tribune as a result of the termination of a joint operating agreement. In August 1990, Communications acquired all of the outstanding stock of Atwood. See the Communications Notes to Consolidated Financial Statements for the Years Ended December 31, 1993, 1992 and 1991, included in this Proxy Statement/Prospectus for additional information on these transactions/events.

     (b) The pro forma operating data gives effect to: (i) the decision to sell certain BMT assets as if such assets had been sold as of January 1 of the respective period; (ii) the April 30, 1994, sale of the New Jersey Shopper assets; and (iii) the November 1, 1993, sale of the New York Shopper assets, as if all such transactions had occurred on January 1, 1993, or January 1, 1994, as applicable. The pro forma balance sheet data gives effect to the decision to sell certain BMT assets, as if the decision had occurred on September 30, 1994. See "Index to Pro Forma Financial Statements and Financial Statements."

     (c) Pursuant to a Contribution Agreement, Communications issued 3,600,000 shares of its Common Stock to Tribune/Swab-Fox in May 1989. Pro forma earnings per share for the period January 1 through June 14, 1989, are based upon an assumed 4,194,788 common and common equivalent shares outstanding during the period, representing the sum of the 3,600,000 shares issued to Tribune/Swab-Fox under the Contribution Agreement plus 594,788 of the shares issued in Communications' June 15, 1989, public stock offering, the proceeds of which, after underwriters' discounts and offering costs, were applied to the repayment of the $6,500,000 payable to Tribune/Swab-Fox. From June 15, 1989, through December 31, 1989, common and common equivalent shares outstanding were 5,790,000, representing the aggregate of the 3,600,000 shares issued to Tribune/Swab-Fox and the full 2,190,000 shares issued in Communications' June 15, 1989, public stock offering. For the year ended December 31, 1989, pro forma net income was $526,000.

     Selected Financial Data for Communications Giving Effect to the Merger

          The following table sets forth certain selected pro forma financial data for Communications giving effect to the consummation of the Merger. The Merger will be accounted for as a reverse acquisition of Communications by Tribune/Swab-Fox. Accordingly, the financial history of Communications will be that of Tribune/Swab-Fox. This table should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements included in this Proxy Statement/Prospectus. See "Index to Pro Forma Financial Statements and Financial Statements."

                                                       Pro Forma
                                         --------------------------------------
                                            Nine Months
                                               Ended             Year Ended
                                         September 30, 1994  December 31, 1993
                                         ------------------  ------------------
                                                     (In thousands)
Operating Data:
Revenues...............................        $33,357            $31,079
  Operating costs......................         26,752             37,942
  Depreciation and amortization........          1,636              1,364
Operating income (loss) before interest
  and income taxes.....................          4,969             (8,198)
Interest...............................          1,004              1,986
Income (loss) from continuing
  operations...........................          3,698             (6,303)
Earnings (loss) from continuing
  operations per share of Common Stock.           1.00              (1.70)
Weighted average number of common
  and common equivalent shares
  outstanding..........................          3,715              3,715
Balance Sheet Data (at period end):
Total assets...........................         47,990
Total liabilities other than long-term          20,764
 debt..................................
Long-term debt, net of current                   5,391
 installments..........................
Stockholders' equity...................         21,835


     Comparative Per Share Information

          The following table sets forth certain comparative per share information for Communications and Tribune/Swab-Fox. The "Prior to Merger" information for both Communications and Tribune/Swab-Fox is historical and pro forma information, with the pro forma Communications information giving effect to the matters described in note (b) to the table on page 13 and the pro forma Tribune/Swab-Fox information giving effect to the matters described in note (b) to the table on page 12. The "Assuming Merger" information is pro forma information for Communications giving effect to the Merger presented on a per share basis ("Per Share") and on the basis of the fraction of a share of Communications Common Stock into which each share of Tribune/Swab-Fox Common Stock will be converted, using the exchange ratio of 0.1255 of a share of Communications Common Stock for each share of Tribune/Swab-Fox Common Stock (the "Exchange Ratio").

                                                   Prior to Merger                     Assuming Merger*
                                 ------------------------------------------------  ------------------------
                                                                 Tribune/
                                     Communications              Swab-Fox                   Per Equivalent
                                 -----------------------  -----------------------    Per       Tribune/
                                 Historical   Pro Forma   Historical   Pro Forma    Share   Swab-Fox Share
                                 -----------  ----------  -----------  ----------  -------  ---------------
 Book value:
   As of September 30, 1994          $ 6.02      $ 6.02       $ 0.82      $ 0.77   $ 5.88           $ 0.74
   As of December 31, 1993             5.35         N/A         0.83         N/A      N/A              N/A

Income (loss) from continuing
  operations:
   Nine months ended
     September 30, 1994                0.64        0.57        (0.02)       0.06     1.00             0.13
   Year ended December 31, 1993       (1.23)      (0.87)       (0.35)      (0.14)   (1.70)           (0.21)

Cash dividends:
   Nine months ended
      September 30, 1994                 --          --           --          --       --               --
   Year ended December 31, 1993          --          --           --          --       --               --

- -------------------------
     * Assumes that 10,000,000 shares (the maximum number) of Tribune/Swab-Fox Common Stock are purchased for cash at $0.80 per share pursuant to the Cash Alternative. If only 5,000,000 shares of Tribune/Swab-Fox Common Stock were purchased for cash pursuant to the Cash Alternative, then (i) the Per Share income from continuing operations for the nine months ended September 30, 1994, would be $0.89 and the Per Equivalent Tribune/Swab-Fox Share would be $0.11 and for the year ended December 31, 1993, the Per Share would be a loss of $1.41 and the Per Equivalent Tribune/Swab-Fox Share would be a loss of $0.18, and (ii) the book value Per Share as of September 30, 1994, would be $5.95 and the Per Equivalent Tribune/Swab-Fox Share would be $0.75.

     Comparative Market Price Information

          The following table shows, for each of September 28, 1994 (the last trading day prior to the announcement of the proposed Merger), and _____________________, 1995 (the latest practicable date prior to the date of this Proxy Statement/Prospectus), (a) the last reported sales price of the Communications Common Stock, as reported by the AMEX, (b) the last reported sales price of the Tribune/Swab-Fox Class A Common Stock, as reported by The Nasdaq Small-Cap Market ("NASDAQ/SCM"), and (c) the equivalent share market values for the Tribune/Swab-Fox Class A Common Stock assuming conversion of the Tribune/Swab-Fox Common Stock into shares of Communications Common Stock at the Exchange Ratio pursuant to the Merger (see note (a) to the table below):

                                       Tribune/Swab-Fox Class A Common Stock
                                       --------------------------------------
                       Communications
                        Common Stock    Historical     Equivalent Share (a)
                       --------------  -------------  -----------------------
September 28, 1994...      $5.50           $0.625             $0.69
_____________, 1995..      $               $                  $
                       --------------  -------------  ----------------------

- -------------------------
     (a) Calculated by multiplying the historical market price per share of the Communications Common Stock on the indicated day by the Exchange Ratio of 0.1255, which represents the fraction of a share of Communications Common Stock that would be issuable in the Merger in exchange for each share of Tribune/Swab-Fox Common Stock.

          The Communications Common Stock has been primarily traded on the AMEX (symbol "TCM") since June 8, 1989 (the first trading day for the Communications Common Stock). The Tribune/Swab-Fox Class A Common Stock has been primarily traded on the NASDAQ/SCM (symbol "TSFC") since June 22, 1985 (the first trading day for the Tribune/Swab Fox Class A Common Stock). The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the AMEX or NASDAQ/SCM for the Communications Common Stock and the Tribune/Swab-Fox Class A Common Stock as appropriate. The information with respect to NASDAQ/SCM quotations was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or commissions and may not represent actual transactions.

                                                             Tribune/Swab-Fox
                                             Communications      Class A
                                              Common Stock     Common Stock
                                             --------------  ----------------
                                              High    Low      High     Low
                                             ------  ------  --------  ------
1993:
     First Quarter.........................  $6-1/4  $4-3/4    $7/16    $3/8
     Second Quarter........................   5-5/8   4         7/16     3/16
     Third Quarter.........................   6-1/4   4         5/8      3/16
     Fourth Quarter........................   5-1/2   4         7/16     5/16
1994:
     First Quarter.........................   5       4-1/8     7/16     5/16
     Second Quarter........................   5       4-3/8     1/2      7/16
     Third Quarter.........................   6       4-1/2     13/16    7/16
     Fourth Quarter........................   6-1/4   5-3/8     11/16    5/8
1995:
     First Quarter (through ______, 1995)..

          Because the Exchange Ratio is fixed and because the market price of Communications Common Stock is subject to fluctuation, the market value of the shares of Communications Common Stock that holders of Tribune/Swab-Fox Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. Stockholders are urged to obtain current market quotations for the Communications Common Stock and the Tribune/Swab-Fox Class A Common Stock.

     Dividend Policy

          Tribune/Swab-Fox. Since January 1, 1993, Tribune/Swab-Fox has not paid any cash or other dividends on the Tribune/Swab-Fox Common Stock. On January 18, 1995, the Tribune/Swab-Fox Board declared, the Special Dividend, the payment of which is subject to consummation of the Merger. See "Summary--General." The Special Dividend was declared to accommodate negotiated valuation issues between Communications and Tribune/Swab-Fox in the process of determining the Exchange Ratio.

          Communications. Since inception, Communications has not paid any cash or other dividends on the Communications Common Stock. Communications, however, will reevaluate from time to time its dividend payment policy based on its judgment as to the best interests of Communications and its stockholders. The determination of the amount of future cash dividends, if any, to be declared and paid, however, will depend upon, among other things, Communications' financial condition, funds received from operations, the level of its capital expenditures and its future business prospects. Communications' current policy of not paying dividends is based on belief of the Communications Board that, at this time, reinvestment of Communications' earnings into its businesses to foster future growth is in the best interest of Communications' stockholders.

                             SPECIAL CONSIDERATIONS


          The following factors should be considered carefully by the stockholders of Communications and Tribune/Swab-Fox in connection with voting upon the Merger.

     Interests of Certain Persons in the Merger.

          Certain members of the Communications Board and the Tribune/Swab-Fox Board (which have recommended that Communications and Tribune/Swab-Fox stockholders vote in favor of the Merger) and certain members of management of Communications and Tribune/Swab-Fox have interests in the Merger that are separate from the interests of the Communications and Tribune/Swab-Fox stockholders generally. Those separate interests are discussed under "The Merger--Interests of Certain Persons in the Merger."

     Acquisition Strategy.

          Communications intends to continue to pursue an acquisition strategy. There can be no assurances, however, that suitable acquisition candidates can be found, that acquisitions can be consummated on favorable terms or that acquisitions, if completed, will be successful. In pursuing its acquisition strategy, Communications anticipates that it will incur additional debt. Communications intends to incur such additional debt either as fixed rate long-term debt or as short-term lines of credit.
     There is no assurance, however, that Communications will be able to obtain such credit or that such credit will be obtainable on satisfactory terms. Communications may also use Communications Common Stock or other securities of Communications to finance its acquisitions. The utilization of equity securities of Communications may have the effect of diluting or reducing the market price for the Communications Common Stock.

     Limited Trading in Communications Common Stock.

          Although the Communications Common Stock is listed for trading on the AMEX, it is thinly traded. During the fourth quarter of 1994, the average weekly trading volume for Communications Common Stock on the AMEX was approximately 8,200 shares. There can be no assurance that a more active public market for Communications Common Stock will develop or be sustained following the Merger. It is a condition to Tribune/Swab-Fox's obligation to consummate the Merger that the Communications Common Stock to be issued to Tribune/Swab-Fox stockholders in connection with the Merger shall have been approved for listing on the AMEX, subject only to official notice of issuance.

     Factors Affecting Market Price of Communications Common Stock.

          Since the Exchange Ratio is fixed and the market price of Communications Common Stock is subject to fluctuation, the market value of the shares of Communications Common Stock that holders of Tribune/Swab-Fox Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. There can be no assurance that, at or after the Effective Time of the Merger, shares of Communications Common Stock will trade at the prices at which such shares have traded in the past. The prices at which Communications Common Stock trades after the Merger may be influenced by many factors, including, among others, the liquidity of the market for Communications Common Stock, investor perceptions of Communications and the industry in which it operates, the operating results of Communications, Communications' dividend policy, and general economic and market conditions. Similar factors affect the prices at which the Tribune/Swab-Fox Common Stock currently trades.

     Reverse Acquisition.

          The Merger will be accounted for as a reverse acquisition of Communications by Tribune/Swab-Fox. Thus, for accounting purposes, Tribune/Swab-Fox is the acquiring entity even though, from a legal or structural standpoint, Communications is the acquiring and surviving entity. Accordingly, following the Merger, the historical financial statements of Communications, as the surviving entity, will be those historical financial statements of Tribune/Swab-Fox.

     Appraisal Rights.

          No statutory appraisal rights will be available for Communications stockholders in connection with the Merger. However, such statutory appraisal rights will be available for Tribune/Swab-Fox stockholders. See "The Merger--Appraisal Rights."

     Dependence on Key Personnel

          Communications operates through four separate subsidiaries, each of which is dependent on one or two key managers and executive officers, the loss of any one of which could adversely affect the operations of the affected subsidiary. In addition, Communications itself is dependent upon the continued services and management experience of Howard G. Barnett, Jr., Chairman, President and Chief Executive Officer of Communications, and other executive officers. If Communications were to lose the services of Mr. Barnett or any of such other executive officers, Communications' operating results could be adversely affected. Although Communications maintains key-man life insurance on certain executive officers, including Mr. Barnett, there are no assurances that any recovery by Communications under such insurance policies would adequately compensate Communications for the loss of any covered officer. In addition, Communications' growth and its ability to recover from the loss of any key employee depend on its ability to attract and retain skilled employees and on the ability of its officers and key employees to manage growth successfully.

     Control of Communications by Former Officers and Directors of Tribune/Swab-Fox.

          Upon consummation of the Merger and before taking the Cash Alternative into consideration, the former officers and directors of Tribune/Swab-Fox and their affiliates and immediate family members will own approximately 55% of the issued and outstanding shares of Communications Common Stock. Although there are currently no agreements among such stockholders, and no such agreement is expected to exist following the Merger, if such stockholders were to act in concert, they would be able to elect all of Communications' directors, increase Communications' authorized capital, dissolve, merge or sell the assets of Communications and generally direct the affairs of Communications. In assessing the impact of this, stockholders should bear in mind that such persons control approximately 70% of Tribune/Swab-Fox and, through Tribune/Swab-Fox's ownership of 78% of Communications, already indirectly control Communications. To the extent any of the officers or directors of Tribune/Swab-Fox elect the Cash Alternative, or the Cash Alternative is not fully elected, this factor will be reduced. See "The Special Meetings--Votes Required."

                              THE SPECIAL MEETINGS

     Matters to Be Considered at the Special Meetings

          At the Communications Meeting and the Tribune/Swab-Fox Meeting, holders of Communications Common Stock and Tribune/Swab-Fox Class A Common Stock, respectively, will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, the complete text of which is as follows:

               To approve and adopt the Agreement and Plan of Merger, dated January 25, 1995, by and between T/SF Communications Corporation ("Communications") and Tribune/Swab-Fox Companies, Inc.
          ("Tribune/Swab-Fox") and to approve the merger of Tribune/Swab-Fox with and into Communications pursuant thereto.

     Communications and Tribune/Swab-Fox stockholders will also consider and vote upon such other matters as may properly be brought before their respective meetings or any adjournments or postponements thereof.

          Each of the Communications Board and the Tribune/Swab-Fox Board unanimously approved the Merger Agreement and recommends that its stockholders vote FOR the approval and adoption of the Merger Agreement and the Merger. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

     Date, Place and Time

          The Communications Meeting and the Tribune/Swab-Fox Meeting will be held jointly at ___________________________, Tulsa, Oklahoma, at 9:00 a.m.
     local time, on _________________, 1995, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notices of Special Meetings of Stockholders being delivered to Communications and Tribune/Swab-Fox stockholders.

     Votes Required

          The favorable vote of the holders of a majority of the outstanding shares of Communications Common Stock entitled to vote at the Communications Meeting, in person or by proxy, is required for the approval and adoption of the Merger Agreement. As of _____________, 1995, directors and executive officers of Communications and their affiliates owned approximately 0.5% of the outstanding shares of Communications Common Stock (excluding shares held through Tribune/Swab-Fox). The directors and executive officers of Communications have indicated that they intend to vote their shares of Communications Common Stock in favor of approval of the Merger Agreement. Tribune/Swab-Fox, which owns approximately 78% of the outstanding shares of Communications Common Stock, intends to vote all such shares of Communications Common Stock in favor of approval of the Merger Agreement. Accordingly, approval of the Merger Agreement by the stockholders of Communications is assured.

          The favorable vote of the holders of a majority of the outstanding shares of Tribune/Swab-Fox Class A Common Stock entitled to vote at the Tribune/Swab-Fox Meeting, in person or by proxy, is required for the approval and adoption of the Merger Agreement. As of _____________, 1995, directors and executive officers of Tribune/Swab-Fox and their affiliates owned approximately 56% of the outstanding Tribune/Swab-Fox Class A Common Stock. The directors and executive officers of Tribune/Swab-Fox and their affiliates have indicated that they intend to vote their shares of Tribune/Swab-Fox Class A Common Stock in favor of approval of the Merger Agreement. Accordingly, approval of the Merger Agreement by the stockholders of Tribune/Swab-Fox is assured. Certain officers and directors of Tribune/Swab-Fox and their affiliates have indicated a present intention to elect the Cash Alternative for some or all of their shares of Tribune/Swab-Fox Common Stock, amounting to approximately _________ shares of Tribune/Swab-Fox Common Stock in the aggregate. Included in this amount are _________ shares held for the benefit of the children and a niece of Howard G. Barnett, Jr. Mr. Barnett, however, does not intend to elect the Cash Alternative for any shares of Tribune/Swab-Fox Common Stock owned by him for his own account. There can be no assurance that such persons will elect the Cash Alternative with respect to such shares. Such persons must comply with the cash election procedures in order to be entitled to the Cash Alternative.

     Voting of Proxies

          Shares of Communications Common Stock or Tribune/Swab-Fox Class A Common Stock, as the case may be, represented by properly executed proxies received at or prior to the Communications and Tribune/Swab-Fox Meetings, will be voted at the appropriate Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR approval and adoption of the Merger Agreement. An abstention (or broker non-vote) has the same effect as a vote against the proposal, but any stockholder present in person or by proxy (including broker non-votes) at either the Communications Meeting or the Tribune/Swab-Fox Meeting, who abstains from voting, will be counted for purposes of determining whether a quorum exists.

          If any other matters are properly presented at either the Communications Meeting or the Tribune/Swab-Fox Meeting for consideration, the person or persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. Neither Communications nor Tribune/Swab-Fox has any knowledge of any matters to be presented at the Communications Meeting or the Tribune/Swab-Fox Meeting other than those matters referred to and described herein.

     Revocability of Proxies

          The grant of a proxy on the enclosed Communications or Tribune/Swab-Fox form of proxy does not preclude a stockholder from voting in person or otherwise revoking a proxy. Attendance at the relevant Meeting will not in and of itself constitute revocation of a proxy. A stockholder may revoke a proxy at any time prior to its exercise by delivering to Donna J. Peters, Secretary of Communications and Tribune/Swab-Fox, 2407 East Skelly Drive, Tulsa, Oklahoma 74105, a duly executed revocation or a proxy bearing a later date or by voting in person at the appropriate Meeting.

     Record Date; Shares Entitled to Vote; Quorum

          Only holders of record of Communications Common Stock at the close of business on __________, 1995, will be entitled to receive notice of and to vote at the Communications Meeting. At __________, 1995, Communications had outstanding 4,864,818 shares of Communications Common Stock. Each share of Communications Common Stock is entitled to one vote on each matter on which the holders of such shares are entitled to vote. A majority of the outstanding shares of Communications Common Stock entitled to vote must be represented in person or by proxy at the Communications Meeting in order for a quorum to be present. The presence at the Communications Meeting (in person or by proxy) of a representative of Tribune/Swab-Fox will constitute a quorum.

          Only holders of record of Tribune/Swab-Fox Common Stock at the close of business on __________, 1995, will be entitled to receive notice of the Tribune/Swab-Fox Meeting and only holders of record of Tribune/Swab-Fox Class A Common Stock on such date will be entitled to vote at the Tribune/Swab-Fox Meeting. At __________, 1995, Tribune/Swab-Fox had outstanding 27,988,593 shares of Tribune/Swab-Fox Class A Common Stock. Voting rights also exist with respect to the shares of Tribune/Swab-Fox Class B Common Stock under certain circumstances, but the proposal to approve the Merger Agreement does not give rise to such voting rights. At ____________, 1995, Tribune/Swab-Fox had outstanding 3,703,704 shares of Tribune/Swab-Fox Class B Common Stock. As of January 5, 1995, all outstanding shares of the 6 1/2% Cumulative Convertible Preferred Stock, Class A Preferred Stock, Series 1, and New Senior Preferred Stock of Tribune/Swab-Fox were either redeemed or converted into Tribune/Swab-Fox Class A Common Stock, and are no longer issued and outstanding. A majority of the outstanding shares of Tribune/Swab-Fox Class A Common Stock entitled to vote must be represented in person or by proxy at the Tribune/Swab-Fox Meeting in order for a quorum to be present.

     Solicitation of Proxies

          Communications and Tribune/Swab-Fox will bear equally the cost of the solicitation of proxies from the stockholders of Communications and Tribune/Swab-Fox. In addition to solicitation by mail, the directors, officers and employees of each company may solicit proxies from stockholders of such company by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Communications and Tribune/Swab-Fox will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

                STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES
               WITH THEIR PROXY CARDS.  HOWEVER, STOCKHOLDERS OF
            TRIBUNE/SWAB-FOX WHO ARE ELECTING, IN WHOLE OR IN PART,
           THE CASH ALTERNATIVE, MUST RETURN THEIR STOCK CERTIFICATES
               WITH THE CASH ELECTION FORM IN ACCORDANCE WITH THE
                     PROCEDURES DESCRIBED UNDER "THE MERGER
                     AGREEMENT--CASH ELECTION PROCEDURES."

                                   THE MERGER

     General

          The Merger Agreement provides for a business combination between Tribune/Swab-Fox and Communications in which Tribune/Swab-Fox will be merged with and into Communications and the holders of Tribune/Swab-Fox Common Stock will be issued shares of Communications Common Stock or, at the election of each Tribune/Swab-Fox stockholder, a specified amount of cash, in a transaction treated as a purchase and a reverse acquisition for accounting purposes and as a reorganization under Section 368(a) of the Code for federal income tax purposes. The discussion in this Proxy Statement/Prospectus of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and which is incorporated herein by reference.

     Background of the Merger

          Tribune/Swab-Fox caused Communications to be formed in 1989 for the reasons described below under "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors." From that time, Tribune/Swab-Fox has publicly stated its mission to be the sale of its assets, other than its ownership in Communications Common Stock, and the repayment of its debts. Thus, since that time, substantially all of the on-going operations and growth activities of Tribune/Swab-Fox have been conducted through its ownership of Communications. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

          In September 1992, Communications' wholly-owned subsidiary, Tulsa Tribune Company, entered into an agreement with World Publishing Company to end their Joint Operating Agreement and, thus, close its daily newspaper, The Tulsa Tribune (see "Management's Discussion and Analysis of Financial Condition and Results of Operations"). Since that time, the Communications Board has, from time to time, held discussions with the Tribune/Swab-Fox Board regarding a possible merger.

          At a retreat of the Communications Board held in November 1992, to discuss the future of Communications after the closure of The Tulsa Tribune, management proposed to the Communications Board that such a merger be considered. Many of the reasons in favor of a merger put forth by management at that time are the same reasons described below under "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors." While the Communications directors understood the reasons and viewed the possibility of such a merger as reasonable and, under the correct circumstances, appropriate, the Communications Board felt that the balance sheet of Tribune/Swab-Fox was not desirable. At that time the real estate and other assets of Tribune/Swab-Fox totaled a book value of approximately $13,550,000 and the total indebtedness of Tribune/Swab-Fox, separate from the indebtedness of Communications, exceeded $7,500,000 including partnership indebtedness guaranteed by Tribune/Swab-Fox. It was the belief of the Communications Board at that time that the losses which would be sustained in maintaining that level of real estate and servicing that level of debt were sufficiently negative to outweigh the benefits of a merger.

          Management of Tribune/Swab-Fox is the same as management of Communications. Howard G. Barnett, Jr., is President and Chief Executive Officer of Tribune/Swab-Fox and Chairman, President and Chief Executive Officer of Communications. Mr. Barnett is also a member of the Communications Board and the Tribune/Swab-Fox Board and is the only overlapping director between the two Boards. After Mr. Barnett became Chief Executive Officer of both companies in August 1993, he convened a joint meeting of the two Boards on August 18 - 19, 1993. The purpose of that meeting was to set the strategic priorities of the two companies, recognizing that the future growth of Tribune/Swab-Fox was through Communications. At that time a possible merger of the two companies was discussed between the two Boards. While no agreement was reached, it was clear to all members that the Tribune/Swab-Fox Board believed a merger was in the long-term best interest of Tribune/Swab-Fox and its stockholders, as the reasons for the separate existence of the two companies had ceased.

          As discussed below, the original purpose for creating Communications had been to effect an equity financing for Communications, to isolate the real estate assets and liabilities into Tribune/Swab-Fox and to improve stock value. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors." The equity financing was successfully completed in 1989. As the assets of Tribune/Swab-Fox have slowly been sold off, the need for separating those remaining from the assets of Communications has been greatly reduced. For this same reason, the Tribune/Swab-Fox Board believes that the existence of two related entities creates market confusion and does not enhance the market value of either the Tribune/Swab-Fox Class A Common Stock or the Communications Common Stock.

          At the August 1993 joint meeting, the directors of Communications voiced the same concerns about the balance sheet of Tribune/Swab-Fox as in 1992. As a result of such meeting, management undertook an effort to restructure the balance sheet of Tribune/Swab-Fox to overcome its negative impact on the possibility of a merger. To that end, substantial write-offs of real estate assets occurred in both the third quarters of 1993 and 1994 and a strategic effort ensued to liquidate real estate at any reasonable price to reduce debt. The strategic imperative was that a merger of the two companies was in the long-term best interest of the stockholders of Tribune/Swab-Fox and, therefore, attempting to hold real estate for the period of time necessary to realize on its full value was inappropriate in light of the need to reduce debt substantially to facilitate a merger.

          In June 1994, another joint meeting of the Communications Board and the Tribune/Swab-Fox Board was held. At that time management reported to the two Boards that it was highly unlikely that a sufficient amount of real estate could be liquidated in any reasonable period of time to repay all of the indebtedness of Tribune/Swab-Fox and, thus, fully "clean up" its balance sheet. However, management believed that sufficient liquid assets (i.e., cash equivalents) could be generated to offset such indebtedness.
     At that time, the Communications Board gave its tentative approval to a concept which would allow for formal merger discussions to occur if management could convert an amount of Tribune/Swab-Fox assets to "cash equivalents" at least sufficient to cover the then outstanding indebtedness of Tribune/Swab-Fox.

          At this same meeting, management reported that, in a possible merger, significant other assets would likely remain. Communications' directors had made it clear since the earliest discussions that the speculative nature of these assets made valuation in a merger difficult. It was noted, however, that since Tribune/Swab-Fox owned a substantial interest in Communications (now 78%), the Tribune/Swab-Fox Board need not require significant consideration for the miscellaneous assets not converted to "cash equivalents," because the miscellaneous assets of Tribune/Swab-Fox transferred to Communications in a merger would remain owned, in effect, at least 78% by the stockholders of Tribune/Swab-Fox (excluding, for this purpose, the effect of the Cash Alternative).

          At a joint meeting of the Communications Board and the Tribune/Swab-Fox Board held in September 1994, management reported to the Boards that it was at a point of recommending a merger based on various agreements which were expected to close in the succeeding several months which, if successfully closed, would result in the "cash equivalents" of Tribune/Swab-Fox significantly exceeding the then indebtedness of Tribune/Swab-Fox. At that meeting, the Boards agreed to pursue formal negotiations and, thereafter, a public announcement of their intent was made.

          Each Board appointed three directors to act as a Board committee in reviewing the assets of Tribune/Swab-Fox and generally negotiating and recommending the ratio at which shares of Communications Common Stock would be issued in exchange for shares of Tribune/Swab-Fox Common Stock (i.e., the Exchange Ratio), subject to the approval of the full Boards. The Tribune/Swab-Fox committee was composed of Jenkin Lloyd Jones, Jr., Martin
     A. Vaughan and Robert J. Swab (the "Tribune/Swab-Fox Committee"). The Communications committee was composed of William N. Griggs, David Lloyd Jones and Martin F. Beck (the "Communications Committee"). For information regarding certain interests of members of the Communications Committee and the Tribune/Swab-Fox Committee that are separate from the interests of stockholders of Communications and Tribune/Swab-Fox generally, see "The Merger--Interests of Certain Persons in the Merger." In addition, Southwest Securities was engaged by the Tribune/Swab-Fox Board and Oppenheimer was engaged by the Communications Board to render fairness opinions.

          To facilitate valuation in the Merger and to effect a discontinuance of the Tribune/Swab-Fox real estate business, in December 1994, the Tribune/Swab-Fox Board decided to sell certain real estate to 1995 Land Company and to exchange most of Tribune/Swab-Fox's remaining real estate for MECI stock. See "Summary--Tribune/Swab-Fox."

          The determination of the Exchange Ratio was simplified by the recognition that, because Communications was acquiring Tribune/Swab-Fox in the Merger and Tribune/Swab-Fox's primary asset was and is 3,777,500 shares of Communications Common Stock, Communications would (excluding the impact of the Cash Alternative) simply issue 3,777,500 shares to the stockholders of Tribune/Swab-Fox plus such number of shares as was agreed to be due for the net value of any additional assets of Tribune/Swab-Fox after payment of the Special Dividend. Therefore, the relative value of the shares of Communications Common Stock and Tribune/Swab-Fox Class A Common Stock in the public market was not significant in determining the Exchange Ratio, and such value was utilized primarily to validate the decisions made.

          Based on these concepts, the principal issues addressed in the determination of the Exchange Ratio were the net value of the other assets of Tribune/Swab-Fox and the value of the Communications Common Stock to be issued therefor. Management of both Communications and Tribune/Swab-Fox provided an analysis of the net value of the assets of Tribune/Swab-Fox other than shares of Communications Common Stock owned by Tribune/Swab-Fox.

          After the various valuation efforts were concluded, the Tribune/Swab-Fox Committee and the Communications Committee commenced negotiations and agreed on the Exchange Ratio. The recommended Exchange Ratio was then approved by the Communications Board and the Tribune/Swab-Fox Board at the January 18, 1995, special meetings discussed below.

          In reaching agreement, the Committees and Boards considered the specific assets and liabilities of Tribune/Swab-Fox, as well as its intangible values, such as the benefits described below under "Reasons for the Merger; Recommendations of the Boards of Directors." Also, the value of Communications and the Communications Common Stock was carefully reviewed and agreed upon.

          The Communications Board desired to effect the Merger only if the consideration to be received in the Merger by the stockholders of Tribune/Swab-Fox included the right of such stockholders to elect to receive cash for some or all of their shares, subject to the limitations discussed below. In this regard, the Communications Board believes that there is some desire on the part of holders of Tribune/Swab-Fox Common Stock to achieve some liquidity and, if the price is reasonable, the Communications Board believes that this would be a good investment of Communications' surplus cash. In the joint meeting of the Communications Board and the Tribune/Swab-Fox Board held in September 1994, as described above, it was agreed that Communications would offer to buy up to 10 million shares of Tribune/Swab-

     Fox Common Stock for cash in the Merger (the Cash Alternative) at the cash price of $0.80 per share (the Offer Price). The Offer Price for Tribune/Swab-Fox Common Stock was determined first by the Communications Board and accepted as part of the Merger Agreement. The determination of the Offer Price related more to Communications' view of value and benefit to both companies and related only partially to the past trading history of Tribune/Swab-Fox Class A Common Stock because of the infrequency of such trading.

          Based on the foregoing, before the Cash Alternative is taken into consideration, the total shares of Communications Common Stock to be issued by Communications to holders of Tribune/Swab-Fox Common Stock in the Merger will be 3,977,500 shares (including 94,593 shares which would otherwise be issued to Communications for the 753,729 shares of Tribune/Swab-Fox Common Stock owned by it, which shares will be cancelled in the Merger). Based on the 31,692,297 shares of Tribune/Swab-Fox Common Stock outstanding as of January 25, 1995, this translates into an Exchange Ratio of one share of Communications Common Stock for each 7.9681 shares of Tribune/Swab-Fox Common Stock or one share of Tribune/Swab-Fox Common Stock for each 0.1255 of a share of Communications Common Stock. No fractional shares of Communications Common Stock will be issued in the Merger.

          At special meetings of the Communications Board and the Tribune/Swab-Fox Board held concurrently on January 18, 1995, Oppenheimer and Southwest Securities rendered their oral opinions (subsequently confirmed in writing) to the effect that the consideration to be received in connection with the Merger was fair, from a financial point of view, to the respective stockholders of Communications (other than Tribune/Swab-Fox and the officers and directors of each of Tribune/Swab-Fox and Communications) and Tribune/Swab-Fox. After full discussion, the Communications Board and the Tribune/Swab-Fox Board each unanimously approved the Merger and authorized the entering into of the Merger Agreement.

     Reasons for the Merger; Recommendations of the Boards of Directors

          In 1989, the Tribune/Swab-Fox Board decided to seek equity financing. In pursuing that goal, it became clear that the significant real estate holdings and their related indebtedness, as well as other miscellaneous assets then held by Tribune/Swab-Fox, were viewed negatively by the investment community. Therefore, Tribune/Swab-Fox created Communications and capitalized it by contributing the stock of its various operating subsidiaries, including the existing subsidiaries, TISI and BMT, together with certain other then subsidiaries, such as Tulsa Tribune Company. Thus, Communications held essentially all of the operating businesses of Tribune/Swab-Fox, other than its real estate business.

          Communications successfully completed its initial public offering in June 1989 and utilized the proceeds to repay certain indebtedness to Tribune/Swab-Fox and for future acquisitions, including Atwood. From a stockholder standpoint, the Tribune/Swab-Fox Board had hoped that the "freeing" of the operating businesses from the "burden" of the real estate and related indebtedness would allow the stock of Communications to reflect what was viewed as the true value of the operating assets. It was hoped that the effect of this then apparent value for the Communications Common Stock held by Tribune/Swab-Fox would translate into increased public market value for the Tribune/Swab-Fox Class A Common Stock.

          While this effect did occur early, Communications developed operating problems and the public market value of its stock dropped precipitously, along with the public market value of the Tribune/Swab-Fox Class A Common Stock. At the same time, it was becoming apparent that the liquidation of real estate by Tribune/Swab-Fox was going to take significantly longer than originally anticipated. From a business standpoint, with both companies then having significant problems, the fact that management of the two companies were the same people created certain conflicts in the allocation of management time. This became particularly acute as Communications recovered from its problems and regained its ability to take advantage of growth opportunities while, at the same time, the assets under separate ownership of Tribune/Swab-Fox continued to need to be liquidated and debt repaid.

          As a result, as noted in "The Merger--Background of the Merger," in 1993, the Tribune/Swab-Fox Board determined that any reason for the separate existence of Communications had ceased and that a recombination of the two companies was in the long-term best interest of the stockholders of Tribune/Swab-Fox. In this regard, the Tribune/Swab-Fox Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Tribune/Swab-Fox and its stockholders. Accordingly, the Tribune/Swab-Fox Board has unanimously approved the Merger Agreement and recommends approval thereof by the stockholders of Tribune/Swab-Fox. In arriving at its recommendation to stockholders, the Tribune/Swab-Fox Board consulted with Tribune/Swab-Fox management and its legal and financial advisors and considered the reasons or factors for the Merger discussed below.

          Likewise, the Communications Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Communications and its stockholders. Accordingly, the Communications Board has unanimously approved the Merger Agreement and recommends approval thereof by the stockholders of Communications. In arriving at its recommendation to stockholders, the Communications Board consulted with Communications management and its legal and financial advisors and considered the reasons or factors for the Merger discussed below.

          The following are the significant reasons or factors considered independently by the Tribune/Swab-Fox Board and the Communications Board in approving the Merger:

            (i) The continued existence of two related public companies-- particularly where the principal activities of one, Tribune/Swab-Fox, consist of the liquidation of its miscellaneous assets and the ownership of 78% of the common stock of the other--is believed to create market confusion which inhibits the market's ability to appropriately value the separately traded stocks of the two companies.

            (ii) The maintenance of two separate companies, with the same management, creates potential conflicts of interest as well as inefficiencies and additional costs which, given that the separate existence of the two companies has no business necessity, are wasteful.

            (iii) As a result of the Merger, stockholders of Tribune/Swab-Fox will have the opportunity to realize cash for their stock (the Cash Alternative), if they so desire, at a price (the Offer Price) at or above the trading price for the Tribune/Swab-Fox Class A Common Stock for a significant majority of the time during the last two years. In addition, even when the market price of the Tribune/Swab-Fox Class A Common Stock has been above the Offer Price, the thin market for the Tribune/Swab-Fox Class A Common Stock has made realization on that value problematical. Thus, the Merger affords the stockholders of Tribune/Swab-Fox an opportunity to achieve some liquidity in their holdings, if desired.

            (iv) The holding of 78% of the Communications Common Stock by Tribune/Swab-Fox has created blockage and float problems for the Communications Common Stock. The Merger, in effect "breaks up" this block by causing its ownership to be spread among the stockholders of Tribune/Swab-Fox. The market effect of this is to combine the independent stockholder groups of the two companies. Thus, the market for Communications Common Stock should have more sellers available. As the stockholders of Tribune/Swab-Fox will, as a result of the Merger, own Communications Common Stock, they should benefit from this increased float opportunity.

            (v) The Communications Common Stock is traded on the AMEX which is viewed as beneficial by the Tribune/Swab-Fox Board.

            (vi) To achieve value for the Tribune/Swab-Fox Common Stock without the Merger, the Tribune/Swab-Fox Board has determined that a significant effort would need to be made to restructure the stockholders' equity section of the balance sheet of Tribune/Swab-Fox with such actions as reverse stock splits, conversion or redemption of preferred stocks and the like. The net effect of the Merger is to effect this restructuring and to leave the combined companies with a simple capital structure.

            (vii) The opinions of Oppenheimer and Southwest Securities that the transaction is fair, from a financial point of view, to the respective stockholders of Communications (other than Tribune/Swab-Fox and the officers and directors of each of Tribune/Swab-Fox and Communications) and Tribune/Swab-Fox.

     In view of the wide variety of factors considered in connection with their respective evaluations of the proposed Merger, the Tribune/Swab-Fox Board and the Communications Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their respective determinations.


               THE BOARD OF DIRECTORS OF EACH OF TRIBUNE/SWAB-FOX
               AND COMMUNICATIONS UNANIMOUSLY RECOMMENDS THAT ITS
          STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT.

     Opinions of Financial Advisors

          Communications. The Communications Board retained Oppenheimer to render an opinion with respect to the fairness, from a financial point of view, to the stockholders of Communications (other than Tribune/Swab-Fox and the officers and directors of each of Tribune/Swab-Fox and Communications) of the consideration to be paid to holders of Tribune/Swab-Fox Common Stock in connection with the Merger. At the January 18, 1995, meeting of the Communications Board, Oppenheimer rendered its oral opinion that, as of such date, based upon the draft of the Merger Agreement, dated January 11, 1995, and based upon and subject to the matters presented to the Communications Board, the consideration to be paid to holders of Tribune/Swab-Fox Common Stock in connection with the Merger was fair, from a financial point of view, to the stockholders of Communications (other than Tribune/Swab-Fox and the officers and directors of each of Tribune/Swab-Fox and Communications). Oppenheimer delivered to the Communications Board a written opinion dated as of January 26, 1995, confirming its oral opinion. The full text of Oppenheimer's written opinion, which sets forth a description of the assumptions made, procedures followed and matters considered in connection with such opinion, is included as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference. Stockholders of Communications are urged to read the opinion in its entirety, especially with regard to the assumptions made and matters considered by Oppenheimer. Oppenheimer's opinion relates only to the fairness, from a financial point of view, to such stockholders of the consideration to be paid to holders of Tribune/Swab-Fox Common Stock in connection with the Merger and does not constitute a recommendation to any stockholder of

     Communications as to how such stockholder should vote with respect to the Merger. The amount of consideration to be received by the stockholders of Tribune/Swab-Fox in connection with the Merger was determined through negotiations between Communications and Tribune/Swab-Fox. See "The Merger-- Background of the Merger."

          In connection with rendering its opinion, Oppenheimer (i) reviewed the Merger Agreement; (ii) reviewed the Registration Statement (draft dated January 26, 1995); (iii) reviewed Communications' and Tribune/Swab-Fox's annual reports to stockholders and Annual Reports on Form 10-K for the five fiscal years ended December 31, 1993, and their Quarterly Reports on Form 10-Q for the fiscal years 1993 and 1994; (iv) reviewed Communications' and Tribune/Swab-Fox's proxy statements dated May 23, 1994; (v) reviewed and analyzed Communications' and Tribune/Swab-Fox's unaudited financial statements for the 11 month periods ended November 30, 1994, and November 30, 1993; (vi) held discussions with Howard G. Barnett, Jr. (Chairman, President and Chief Executive Officer of Communications and President, Chief Executive Officer and Director of Tribune/Swab-Fox) and J. Gary Mourton (Senior Vice President -Finance, Chief Financial Officer and Treasurer of Communications and Tribune/Swab-Fox and Director of Communications); (vii) reviewed the financial projections of Communications prepared by Communications' management dated January 9, 1995; (viii) reviewed and analyzed information and data regarding assets and liabilities of Tribune/Swab-Fox provided by Tribune/Swab-Fox's management; (ix) held discussions with Communications' and Tribune/Swab-Fox's legal counsel and accountants; (x) reviewed financial and market data for certain public companies considered comparable to Communications; (xi) evaluated the financial impact of the Merger on Communications' financial statements; and
     (xii) performed such other analyses and reviewed such other information as Oppenheimer deemed appropriate. In preparing its opinion, however, Oppenheimer was not requested to and did not make an independent evaluation or appraisal of the assets or liabilities of Tribune/Swab-Fox or Communications, nor did Oppenheimer make any physical inspection of the properties or assets of Tribune/Swab-Fox or Communications. Communications did not place any limitation on the scope of Oppenheimer's review or analysis.

          In rendering its opinion, Oppenheimer assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information available to Oppenheimer from public sources and provided to Oppenheimer by Communications and Tribune/Swab-Fox and their respective representatives. With respect to the financial forecasts of Communications, Oppenheimer assumed that they were reasonably prepared on the bases reflecting the best available information, estimates and judgments of Communications' management. Oppenheimer did not make any independent valuation or appraisal of the assets or liabilities of Communications or Tribune/Swab-Fox nor was it furnished with any such appraisals other than four separate appraisals provided to Oppenheimer by Tribune/Swab-Fox completed in December 1994 and January 1995 pertaining to certain real estate related assets of Tribune/Swab-Fox. Oppenheimer expressed no opinion as to the price at which Communications Common Stock will trade following the consummation of the Merger. Oppenheimer was not requested to consider, and its opinion does not address, the relative merits of the Merger as compared with any alternative business strategies that might exist for Communications.

          In its analyses, Oppenheimer made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Communications and Tribune/Swab-Fox. Any estimates contained in these analyses are not necessarily indicative of actual values or predictions of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses, securities or assets do not purport to be appraisals or to reflect the prices at which businesses, securities or assets actually may trade, be acquired or sold.

          Oppenheimer concluded that the comparable publicly traded company analysis was the appropriate valuation methodology in determining the value of Communications. Using this methodology, Oppenheimer analyzed the market values, aggregate values, market value multiples and aggregate value multiples for publicly traded companies in the business publishing and information services industries. Oppenheimer determined that there were approximately 19 comparable publicly traded companies and then selected a subset of ten such companies based primarily on revenues and market capitalization, relative market position and diversification of earnings base. Oppenheimer analyzed such companies using primarily the following measurements: (i) multiple of aggregate value to EBITDA (last 12 months earnings before interest, taxes, depreciation and amortization) and (ii) multiples of current stock price to estimated earnings. Oppenheimer then applied discounts to the public company multiples based on the following four factors: (i) the relatively small revenues and market capitalization of Communications compared to the other publicly traded companies, (ii) the limited public float of Communications Common Stock because of the 78 percent bloc owned by Tribune/Swab-Fox,
     (iii) Communications' five years of losses and marginal profits from 1989 to 1993, and (iv) Communications' substantial operating and financial restructuring.

          With respect to valuing Tribune/Swab-Fox, Oppenheimer concluded that the net asset valuation analysis was the appropriate valuation methodology. Oppenheimer reached that conclusion based upon the fact that Tribune/Swab-Fox is a holding company with no full-time employees and that the overwhelming proportion of its assets consists of Communications Common Stock. In valuing the assets other than Communications Common Stock held by Tribune/Swab-Fox, Oppenheimer used different methodologies appropriate for the particular asset. For example, in valuing notes payable to Tribune/Swab-Fox, Oppenheimer considered the interest rate, maturity, collateral, liquidity and collectibility of such notes. Oppenheimer valued the liabilities of Tribune/Swab-Fox at the book value projected by management as of March 31, 1995.

          Based upon the foregoing, Oppenheimer concluded that the consideration to be paid to holders of Tribune/Swab-Fox Common Stock in connection with the Merger was fair, from a financial point of view, to stockholders of Communications other than Tribune/Swab-Fox and each of the officers and directors of Tribune/Swab-Fox and Communications.

          As described above, Oppenheimer's opinion to the Communications Board was one of many factors taken into consideration by the Communications Board in making its determination to approve the Merger. See "The Merger-- Reasons for the Merger; Recommendations of the Boards of Directors."

          Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. The Communications Board retained Oppenheimer to act as its financial advisor based upon its qualifications, experience and expertise and its familiarity with Communications, having performed various investment banking and other services for Communications and Tribune/Swab-Fox from time to time. Oppenheimer served as placement agent in the private placement of debt and equity securities for Tribune/Swab-Fox in 1988 and as lead managing underwriter for Communications' initial public offering of Communications Common Stock in 1989. In 1994, Oppenheimer was engaged by Communications to assist Communications in the sale of certain trade journals published through BMT and has been paid $50,000 as a retainer for such assignment. Communications' agreement with Oppenheimer provides that Oppenheimer will receive a fee of 3% of the first $10,000,000 of sale proceeds from the sale of such trade journals and 5% of sale proceeds in excess of $10,000,000. See "Summary--Recent Developments." Mark A. Leavitt, a director of Communications, is a Managing Director of Oppenheimer.

          In connection with Oppenheimer's services as financial advisor to the Communications Board, Communications agreed to pay and has paid to Oppenheimer a fee of $200,000. Communications has also agreed to reimburse Oppenheimer for all of its reasonable out-of-pocket expenses, including, subject to prior approval, the fees and expenses of its legal counsel, incurred in connection with its services. In addition, Communications has agreed to indemnify Oppenheimer and its employees, directors, officers, agents, affiliates and each person, if any, controlling Oppenheimer against certain liabilities and expenses, including certain liabilities under federal securities laws, incurred in connection with its services.

          Tribune/Swab-Fox. The Tribune/Swab-Fox Board retained Southwest Securities to render a fairness opinion in connection with the Merger. Southwest Securities advised the Tribune/Swab-Fox Board, in its written opinion dated the date of this Proxy Statement/Prospectus, that, as of such date and based upon and subject to the various considerations set forth therein, the consideration to be received by the stockholders of Tribune/Swab-Fox in connection with the Merger is fair to such stockholders from a financial point of view. This written opinion confirms, as of the date of this Proxy Statement/Prospectus, Southwest Securities' oral opinion to the same effect rendered to the Tribune/Swab-Fox Board on January 18, 1995. Southwest Securities' opinion relates only to the consideration to be received by the stockholders of Tribune/Swab-Fox in connection with the Merger and does not constitute a recommendation to any stockholder of Tribune/Swab-Fox as to how such stockholder should vote with respect to the Merger. The amount of consideration to be received by the stockholders of Tribune/Swab-Fox in connection with the Merger was determined through negotiations between Tribune/Swab-Fox and Communications. See "The Merger-Background of the Merger." The full text of Southwest Securities' written opinion, which sets forth a description of the assumptions made, procedures followed and matters considered in connection with such opinion, is included as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. Stockholders of Tribune/Swab-Fox are urged to read the opinion in its entirety, especially with regard to the assumptions made and matters considered by Southwest Securities.

          In connection with rendering its opinion, Southwest Securities (i) reviewed the Registration Statement (draft dated January 26, 1995) and the Merger Agreement and supporting documents and held discussions with management of Tribune/Swab-Fox and Communications regarding the details of the Merger; (ii) reviewed the audited financial statements of Tribune/Swab-Fox and Communications for the five years ended December 31, 1993, the unaudited eleven-month statements for the periods ended November 30, 1994, and November 30, 1993, and certain other relevant financial and operating data of Tribune/Swab-Fox and Communications made available to Southwest Securities from published sources and from the internal records of Tribune/Swab-Fox and Communications; (iii) reviewed certain internal financial and operating information for both Tribune/Swab-Fox and Communications (including financial projections for the fiscal years ending December 31, 1994 through 1999, one set prepared on a pro forma basis as if the Merger occurred at January 1, 1994, and one set prepared assuming that the Merger did not occur) developed by the management of Tribune/Swab-Fox and Communications; (iv) discussed the business and operations, assets, financial condition and prospects of Tribune/Swab-Fox and Communications with their senior management; (v) reviewed reported market prices, the respective market capitalizations, price/earnings ratios and trading statistics of the Tribune/Swab-Fox Class A Common Stock and the Communications Common Stock; (vi) compared Tribune/Swab-Fox and Communications from a financial point of view with particular regard to the value of Tribune/Swab-Fox beyond its controlling ownership of Communications and to any factors which add to or detract from this value;
     (vii) reviewed the Cash Alternative; (viii) reviewed the terms and conditions of various notes receivable and other assets received by Tribune/Swab-Fox as a result of the liquidation of certain real estate assets; and (ix) performed such other analyses and examinations and considered such other factors as Southwest Securities deemed appropriate. Tribune/Swab-Fox did not place any limitation on the scope of Southwest Securities' review or analysis.

          In connection with its review, Southwest Securities did not independently verify any of the publicly available information or financial or other information furnished by Tribune/Swab-Fox and Communications and relied upon such information as being complete and accurate. With respect to financial projections, Southwest Securities relied upon the management of both Tribune/Swab-Fox and Communications as to the reasonableness and achievability of such projections. Southwest Securities did not make an independent evaluation or appraisal of the respective assets or liabilities of Tribune/Swab-Fox or any subsidiary nor was it furnished with any such appraisals other than appraisals of certain properties sold or to be sold by Tribune/Swab-Fox. In addition, Southwest Securities did not solicit any alternative proposals for a merger or acquisition of Tribune/Swab-Fox. The opinion of Southwest Securities is based upon market, economic and other conditions as in effect on, and the information made available to Southwest Securities as of, the date of such opinion.

          In arriving at its fairness opinion, Southwest Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and the relevance of each analysis and factor. Accordingly, Southwest Securities believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create an incomplete or misleading view of the process underlying the opinion. In its analyses, Southwest Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Tribune/Swab-Fox and Communications. Any estimates contained in these analyses are not necessarily indicative of actual values or predictions of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may trade, be acquired or sold.

          Because the Merger, in effect, can be viewed as the issuance by Communications to Tribune/Swab-Fox stockholders of the same number of shares of Communications Common Stock already owned by Tribune/Swab-Fox (being 3,777,500 shares) plus 200,000 shares of Communications Common Stock and the Special Dividend for the other assets of Tribune/Swab-Fox, net of liabilities (excluding the effect of the Cash Alternative), Southwest Securities considered whether the stockholders of Tribune/Swab-Fox would benefit more by having the Merger completed on these terms, i.e., owning more shares of Communications Common Stock, rather than continuing the present ownership structure. The following is a summary (in no particular order of priority) of the quantitative and qualitative analyses performed by Southwest Securities in arriving at its opinion:

              (i) Tribune/Swab-Fox and, thus, indirectly, the stockholders of Tribune/Swab-Fox, owns, as its principal asset, 78% of Communications. As described in the immediately preceding paragraph, the Merger can be viewed as preserving this ownership and providing additional consideration for the net value of notes receivable from sales of real estate and other assets of Tribune/Swab-Fox. Southwest Securities' focus, therefore, was to determine whether or not the 200,000 shares of Communications Common Stock paid as additional consideration over and above the 78% (or 3,777,500 shares) of Communications already owned plus the Special Dividend was fair consideration, from a financial point of view, for these net assets. The 200,000 share amount was determined through negotiations between the Tribune/Swab-Fox Committee and the Communications Committee. The Cash Alternative of $0.80 per share and the Special Dividend to be paid to Tribune/Swab-Fox stockholders, payable to both those who elect the Cash Alternative and those who do not, were also subjects of such negotiations. The Special Dividend is to be paid only if the Merger is consummated; therefore, Southwest Securities viewed it as part of the overall consideration to be received by Tribune/Swab-Fox stockholders in connection with the Merger.

              (ii) Southwest Securities reviewed the ownership of both Tribune/Swab-Fox and Communications on both a pre-Merger and post-Merger basis, assuming the Cash Alternative is exercised according to management's best estimate (being that 7 million to 10 million shares would be exchanged for cash). The Merger does not create any effective change in control, because the majority ownership will not change in a sufficient amount.

              (iii) Tribune/Swab-Fox has represented that it is currently in existence for two purposes: (a) as a holding company for 78% of Communications, and (b) the liquidation of certain real estate properties that for the most part were purchased in the early 1980's and have generally declined in value since their acquisition. Because Tribune/Swab-Fox controls less than 80% of Communications, Communications cannot be consolidated into Tribune/Swab-Fox for federal income tax purposes. Thus, from an operations perspective, Tribune/Swab-Fox must look to real estate liquidation for cash flow or require Communications to pay a dividend to all of its stockholders.

              (iv) Tribune/Swab-Fox's projected pro forma balance sheet at December 31, 1994, shows assets of $29.962 million, liabilities of $4.441 million, and stockholders' equity of $25.521 million. However, on a stand alone basis (without Communications) Tribune/Swab-Fox shows only $6.384 million in assets, $4.441 million in liabilities, and $1.943 million in stockholder's equity ($0.0613 per share).

              (v) Tribune/Swab-Fox assets, net of the 78% ownership in Communications, are primarily long-term in nature (property, plant and equipment, notes and contracts receivable and equity investments) while the liabilities are more current. Tribune/Swab-Fox's projected pro forma current ratio at December 31, 1994 is 0.43. Cash and cash equivalents are only $25,000. With no operating assets and Tribune/Swab-Fox's resulting reliance upon the liquidation of long-term assets to generate cash flow, the short-term liabilities pose a significant problem without the Merger or financial support from Communications, either as loans or dividends on the Communications Common Stock. Projected income and cash flow statements for Tribune/Swab-Fox without the Merger show cash flow losses over the next five years without this assistance from Communications. These projections assume that asset sales totaling nearly $1 million can be made over that time period. It would appear as though Tribune/Swab-Fox would be forced to either liquidate assets through a "fire sale" or rely on Communications to meet its cash needs.

              (vi) Communications' position in the negotiations between the Tribune/Swab-Fox Committee and the Communications Committee was that Communications Common Stock may very well have a greater value which will be reflected in its market price once the Merger is complete and investors recognize that Tribune/Swab-Fox's real estate write-offs are substantially completed. Nonetheless, Southwest Securities' position in determining fairness was not to focus necessarily on what potential value there may or may not be in the Communications Common Stock. While as noted below, such an argument can be made, to be conservative and to test the fairness without assuming the unknown of future value, Southwest Securities viewed the current market value of Communications Common Stock on the American Stock Exchange, albeit thinly traded, as an acceptable measure of the value of the Communications Common Stock to Tribune/Swab-Fox stockholders in the Merger.

              (vii) Tribune/Swab-Fox has realized a series of real estate related losses and write-downs, totaling $7,441,593 or $0.2348 per share, that has resulted in "negative value" in the excess assets. The average 12-month market value of Tribune/Swab-Fox Class A Common Stock reflects a negative value in these excess assets of $1,768,382 or $0.0556 per share after imputing the corresponding market value of the 78% ownership in Communications. (This negative value is derived by subtracting from the market value of Tribune/Swab-Fox Class A Common Stock for such period the corresponding market value for Tribune/Swab-Fox's 78% ownership in Communications.)

              (viii) Sales of real estate by Tribune/Swab-Fox have been primarily made in consideration for notes. The Tribune/Swab-Fox Committee, which has a detailed knowledge of the Tulsa real estate market, provided evaluations of the notes, and in some cases discounted them to reflect valuation concerns, such as security, interest rates, collectability and perceived risk.

              Certain remaining assets that are unsold still have a book value of $1,515,308 and are deemed "long-term investments" by both Committees. To the extent any value is realized after the Merger, the Tribune/Swab-Fox Committee believed this would still benefit Tribune/Swab-Fox stockholders based on their resulting ownership of Communications. Thus, it can be viewed that any such value is, in effect, discounted by approximately 22% to the Tribune/Swab-Fox stockholders, i.e., Tribune/Swab-Fox stockholders will benefit at least to the extent of their minimum ownership after the Merger (excluding the effect of the Cash Alternative) of more than 78% of Communications. The majority of the book value of these remaining assets is Tribune/Swab-Fox's interest in 1995 Land Company which involves 49.9% ownership after the other partner realizes $1,387,000 proceeds. If that $1,387,000 is not realized by such partner, Tribune/Swab-Fox's ownership would yield nothing.

              (ix) Southwest Securities reviewed certain other relevant financial and operating data prepared by Tribune/Swab-Fox and Communications, including an asset summary and supporting schedules for historical asset write-downs, certain oil and gas reserve information and financial statements for MECI, and certain other internally generated information on MECI as it would relate to the shares of MECI stock held by Tribune/Swab-Fox for which there currently is no reasonable liquidity in a public market.

              (x) Although, as noted below, Southwest Securities' analysis is based more on the pragmatic features of this transaction, namely the excess assets component, which does not lend itself to conventional analytical techniques, Southwest Securities, as noted above, utilized the market value for Communications Common Stock to analyze the fairness of the consideration to the stockholders of Tribune/Swab-Fox in the Merger. Nevertheless, Southwest Securities computed price to earnings ratios of a selected group of publishing companies and a selected group of data providing companies that were considered to be reasonably comparable to Communications. The publishing companies considered were American City Business Journals, A.H. Belo Corporation, Daily Journal, Harte Hanks Communications and United Newspapers. The data providing companies were American Business Information, Dun and Bradstreet Corporation, Envoy Corporation, Equifax, Inc. and Fair Isaac and Company. The comparable publishing company group average price to earnings ratio was 15.28. Using the average for the comparable companies for this value, Communications per share implied equity value was $10.09. The comparable data providing company group average price to earnings ratio was 26.53. Using the average for the comparable companies for this value, Communications per share implied equity value was $17.51. Southwest Securities believed that historically Communications may have been valued lower than comparable companies because of the uncertainty associated with its 78% parent's (i.e., Tribune/Swab-Fox) real estate holdings and the prior multiple markets and businesses of Tribune/Swab-Fox. Southwest Securities also performed discounted cash flow analysis of Communications based on projections prepared by Communications' management. Discount rates of 10, 15, 20 and 25% were used. The respective values per share of Communications Common Stock resulting from this analysis were $11.55, $7.62, $5.86 and $4.88. The conclusion to be drawn from this analysis of Communications was that the market price assumption (where market value was above the lowest derived number -- $4.88 per share -- and substantially below the highest - $17.51) used in judging financial fairness for the additional 200,000 shares was conservative. For information regarding the market price of Communications Common Stock, see "Summary--Comparative Market Price Information."

              Although Southwest Securities did not appraise the assets of Tribune/Swab-Fox, it performed due diligence in reviewing the Tribune/Swab-Fox Committee's investigation and conclusions regarding the write-downs of various assets, the discounting of some of the notes receivable for risk, and the overall judgment required to negotiate with the Communications Committee. Any formal valuation of the excess assets does not lend itself to conventional securities valuation techniques used in valuing businesses, such as comparable public company analysis, discounted cash flow analysis and capitalization of earnings analysis. Instead, the Tribune/Swab-Fox Committee used its pragmatic business judgment in deciding what it would take to balance the interests of its stockholders long-term by combining with and completely tying its future with Communications.

     Most of the factors analyzed and valuation methods summarized above indicate a higher range of values or potential benefit to Tribune/Swab-Fox's stockholder value if the Merger is completed. In deriving its conclusion based on the combination of these quantitative and qualitative analyses, Southwest Securities also considered the negative factors of the Merger, including the potential adverse tax consequences of not utilizing various tax attributes of Tribune/Swab-Fox and the costs of the Merger. Southwest Securities concluded, however, that the benefits that would accrue to the stockholders of Tribune/Swab-Fox upon completion of the Merger, which would result in greater efficiency and the resulting enhancement of the combined companies' ability to grow, outweighed any negative factors. Accordingly, Southwest Securities was of the opinion that the consideration to be received by the stockholders of Tribune/Swab-Fox in connection with the Merger was fair, from a financial point of view, to such stockholders.

         As described above, Southwest Securities' opinion to the Tribune/Swab-Fox Board was one of many factors taken into consideration by the Tribune/Swab-Fox Board in making its determination to approve the Merger. See "The Merger-Reasons for the Merger; Recommendations of the Boards of Directors."

         Southwest Securities, as a usual part of its investment banking business, regularly issues fairness opinions and is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Tribune/Swab-Fox Board selected Southwest Securities to act as its financial advisor on the basis of Southwest Securities' qualifications, expertise and reputation in investment banking in general and mergers and acquisitions specifically.

         In connection with Southwest Securities' services as financial advisor to the Tribune/Swab-Fox Board, Tribune/Swab-Fox agreed to pay and has paid to Southwest Securities a fee of $75,000. Tribune/Swab-Fox has also agreed to reimburse Southwest Securities for (i) all of its out-of-pocket travel expenses incurred in connection with providing such opinion, which shall not exceed $2,500, and (ii) the fees and disbursements of its counsel, which shall not exceed $7,500. In addition, Tribune/Swab-Fox has agreed to indemnify Southwest Securities and its officers, directors, employees, affiliates and each person, if any, controlling Southwest Securities against certain liabilities and expenses, including certain liabilities under federal securities laws, incurred in connection with its services.

     Accounting Treatment

         The Merger will be accounted for as a reverse acquisition of Communications by Tribune/Swab-Fox. Thus, for accounting purposes, Tribune/Swab-Fox is the acquiring entity even though, from a legal or structural standpoint, Communications is the acquiring and surviving entity. Accordingly, following the Merger, the historical financial statements of Communications, as the surviving entity, will be those historical financial statements of Tribune/Swab-Fox. It is anticipated that the Merger will be treated as a purchase of assets for accounting and financial reporting purposes.

     Federal Income Tax Consequences

         The following summary is a general discussion, based on current law, of the material federal income tax consequences applicable to holders of Tribune/Swab-Fox Common Stock who receive Communications Common Stock, a combination of Communications Common Stock and cash, or all cash in exchange for Tribune/Swab-Fox Common Stock pursuant to the Merger. This summary discusses only certain federal income tax consequences to citizens or residents of the United States and domestic corporations and partnerships which hold Tribune/Swab-Fox Common Stock as a capital asset. It does not discuss the tax consequences that might be relevant to holders of Tribune/Swab-Fox Common Stock entitled to special treatment under federal income tax laws (such as individual retirement accounts and other tax deferred accounts, life insurance companies, and tax exempt organizations).

         Both Communications and Tribune/Swab-Fox contemplate that the Merger will qualify as a reorganization under Section 368(a) of the Code. The Merger should qualify as a reorganization under this provision if, among other things, Tribune/Swab-Fox stockholders in the aggregate receive more than 50% of the value of the Merger consideration in Communications Common Stock. For this purpose, redemptions of capital stock of Tribune/Swab-Fox which occur before the date of the Merger, but after Merger discussions began (approximately September 1, 1992) will be considered as capital stock of Tribune/Swab-Fox outstanding for which cash elections were made. The Merger Agreement provides that cash elections may not exceed the Cash Conversion Number. If valid cash elections exceed the Cash Conversion Number, cash elections will be reduced proportionately. As a result of such restrictions on the cash election, in excess of 50% of the total consideration received by Tribune/Swab-Fox stockholders pursuant to the Merger will be Communications Common Stock.

         Although it is expected that the Merger will qualify as a reorganization under Section 368(a) of the Code, no ruling from the Internal Revenue Service has been or will be sought. Instead, Tribune/Swab-Fox and Communications will rely upon an opinion of counsel to the effect that the Merger will qualify as such a reorganization. Receipt of such opinion is a condition of consummation of the Merger under the Merger Agreement. At the Effective Time of the Merger, Conner & Winters, A Professional Corporation, will render an opinion to Tribune/Swab-Fox and Communications to the effect that the Merger, if consummated in accordance with the Merger Agreement, will constitute a reorganization under Section 368(a) of the Code under current applicable law. A preliminary draft of such opinion has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

         If the Merger qualifies as a reorganization under Section 368(a) of the Code, a Tribune/Swab-Fox stockholder whose Tribune/Swab-Fox Common Stock is converted into the right to receive solely Communications Common Stock will not be subject to federal income tax by reason of the Merger and that stockholder's tax basis in the Communications Common Stock received in the Merger will be the same as the stockholder's tax basis in the Tribune/Swab-Fox Common Stock exchanged therefor. A Tribune/Swab-Fox stockholder, all of whose shares are converted into the right to receive cash in the Merger, will generally recognize capital gain or loss for federal income tax purposes equal to the difference, if any, between (i) the amount of cash received by such stockholder in the Merger, and (ii) the stockholder's tax basis in the shares of Tribune/Swab-Fox Common Stock exchanged therefor. However, if persons or entities related to such Tribune/Swab-Fox stockholder, or treated as related to such stockholder under the constructive ownership rules set forth in Section 318 of the Code (see the following paragraph), receive or are deemed to receive Communications Common Stock by reason of the Merger, such Tribune/Swab-Fox stockholder may recognize all or part of the amount of cash received as dividend income. A Tribune/Swab-Fox stockholder, some of whose shares are converted into the right to receive Communications Common Stock and some of whose shares are converted into the right to receive cash, will recognize gain for federal income tax purposes equal to the lesser of (a) the difference between (i) the fair market value of the Communications Common Stock and the amount of cash received by such stockholder in the Merger and (ii) the holder's tax basis in the shares of Tribune/Swab-Fox Common Stock exchanged therefor; and (b) the amount of cash received by such holder. Such gain will generally be capital gain, but under certain circumstances such gain may be considered a distribution in respect of such stockholder's stock which may constitute dividend income.

         A cash payment to a Tribune/Swab-Fox stockholder in exchange for his or her Tribune/Swab-Fox Common Stock will not be considered a distribution in respect of such stockholder's stock if (i) it is "substantially disproportionate" (as such phrase is used in Section 302 of the Code), (ii) it is not "essentially equivalent to a dividend" (as such phrase is used in Section 302 of the Code), or (iii) the exchange constitutes a termination of such Tribune/Swab-Fox stockholder's interest in the constituent corporations under Section 302(b) of the Code. For this purpose, a Tribune/Swab-Fox stockholder will be deemed to own Tribune/Swab-Fox Common Stock owned by certain related parties. Generally, under Section 318 of the Code, a stockholder is deemed to own constructively shares owned by certain related individuals and entities (including corporations in which the stockholder has a major interest, partnerships, trusts and estates) or shares which a stockholder has a right to acquire by exercise of an option or by conversion (whether or not presently exercisable or convertible).

         Whether the exchange would be not "essentially equivalent to a dividend," with respect to a Tribune/Swab-Fox stockholder, depends upon his or her particular circumstances, but the transaction must, in any event, result in a "meaningful reduction" in the stockholder's interest. The Internal Revenue Service has indicated in published rulings that any actual reduction in the interest of a small, minority stockholder in a publicly held corporation will constitute a "meaningful reduction" if the stockholder exercises no control with respect to corporate affairs. The exchange would be "substantially disproportionate," with respect to a Tribune/Swab-Fox stockholder, if (i) the percentage of the outstanding shares of Tribune/Swab-Fox Common Stock held by such holder (including shares constructively owned under Section 318 of the Code as described above) immediately after the exchange of all of his or her shares of Tribune/Swab-Fox Common Stock for cash (without giving effect to the conversion of shares of Tribune/Swab-Fox Common Stock into Communications Common Stock pursuant to the Merger), is less than (ii) 80% of the outstanding shares of Tribune/Swab-Fox Common Stock held by such holder (including shares constructively owned) immediately before such exchange. Finally, if a Tribune/Swab-Fox stockholder is considered, under Section 318 of the Code, as constructively owning any shares owned by family members, he or she might be able to waive such constructive ownership under procedures described in Section 302 of the Code and thus qualify the exchange transaction as a complete termination of his or her interest.

         In general, cash received by a Tribune/Swab-Fox stockholder in lieu of fractional shares of Communications Common Stock or by one who exercises his or her appraisal rights will be treated as a payment in redemption of stock. However, if such stockholder were, under the constructive ownership rules, deemed to own stock exchanged for Communications Common Stock and as a result did not satisfy one of the tests set forth in the immediately preceding paragraph, such cash would be treated as a distribution in respect of his or her stock and probably a dividend (ordinary income without reduction for a stockholder's basis in the stock surrendered) under Sections 302 and 354 or 301 of the Code. A stockholder will generally report a gain or loss on the receipt of such cash redemption payment measured by the difference between that stockholder's basis in the shares exchanged and the amount of cash received. If shares of Tribune/Swab-Fox Common Stock exchanged for shares of Communications Common Stock were held as a capital asset, any gain recognized in respect of the receipt of such cash will be a capital gain or loss, either long or short-term depending upon whether the shares were held for more than one year.

         No loss may be recognized by a Tribune/Swab-Fox stockholder receiving both Communications Common Stock and cash in exchange for his or her Tribune/Swab-Fox Common Stock. The Communications Common Stock received by such a Tribune/Swab-Fox stockholder will have a basis equal to the basis of the Tribune/Swab-Fox Common Stock exchanged decreased by the amount of cash received and increased by the amount of gain recognized by such Tribune/Swab-Fox stockholder with respect to the Merger.

         Neither Tribune/Swab-Fox nor Communications (nor any of the Communications stockholders who are not parties to the reorganization and who are not making an exchange pursuant to the Merger) will recognize any gain or loss by reason of the Merger if the Merger qualifies as a reorganization under Section 368(a) of the Code as contemplated by the Merger Agreement.

         THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO TRIBUNE/SWAB-FOX STOCKHOLDERS UNDER CURRENT LAW, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH TRIBUNE/SWAB-FOX STOCKHOLDER'S TAX SITUATION AND STATUS. ACCORDINGLY, ALL TRIBUNE/SWAB-FOX STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.


     Interests of Certain Persons in the Merger

         In considering the recommendations of the Communications Board and the Tribune/Swab-Fox Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of Communications and Tribune/Swab-Fox and the Communications Board and the Tribune/Swab-Fox Board have certain interests in the Merger that are separate from the interests of stockholders of Communications and Tribune/Swab-Fox generally. Those separate interests are summarized below.

         Howard G. Barnett, Jr. and David Lloyd Jones are directors of Communications. (Mr. Barnett is also a director of Tribune/Swab-Fox.) Mr. Barnett owns directly 1,265,389 shares of Tribune/Swab-Fox Common Stock. In addition, immediate family members or affiliates of Mr. Barnett own 9,908,054 additional shares. Mr. Jones owns directly 1,023,621 shares of Tribune/Swab-Fox Common Stock. In addition, immediate family members or affiliates of Mr. Jones own 5,744,215 additional shares. Thus, both Mr. Barnett and Mr. Jones and their family members and affiliates will receive significant shares of Communications Common Stock and/or cash (to the extent they or their family members or affiliates choose the Cash Alternative) in the Merger. See "The Special Meetings--Votes Required."

         Martin A. Vaughan, a director of Tribune/Swab-Fox, is also the Chairman, President, Chief Executive Officer and controlling shareholder (indirectly) of MECI. On February ___, 1995, Tribune/Swab-Fox entered into an agreement with MECI pursuant to which Tribune/Swab-Fox has acquired shares of MECI common stock in exchange for certain real estate assets (see "Summary--Tribune/Swab-Fox"). A prerequisite to entering into this agreement and consummating the transactions contemplated thereby was approval of the Merger Agreement by the Boards of Tribune/Swab-Fox and Communications. Therefore, MECI, and thus Mr. Vaughan, in effect benefitted when the two Boards approved the Merger Agreement.

         Effective December 31, 1994, Robert J. Swab, a director of Tribune/Swab-Fox, retired and resigned from his officer and employee positions with Tribune/Swab-Fox pursuant to a Retirement Agreement. This Retirement Agreement provides, among other things, for Tribune/Swab-Fox (or Communications, if the Merger is consummated) to pay Mr. Swab over a seven-year period approximately $370,000, in the aggregate, as retirement and non-compete payments. In addition, if the Merger is consummated, Mr. Swab will be nominated to serve as a director of Communications. This nomination is expected to occur at the 1995 annual meeting of stockholders of Communications. If the Merger is consummated, the Retirement Agreement provides that, for a period of five years, Mr. Swab will continue to be nominated as a director of Communications as long as he continues to own at least 50,000 shares of Communications Common Stock. In connection with his retirement,

     Mr. Swab also sold 200,000 shares of Tribune/Swab-Fox Common Stock to Tribune/Swab-Fox at a price of $.80 per share.

         Communications has agreed that, from and after the consummation of the Merger, it will indemnify each of the current and former officers and directors of Tribune/Swab-Fox to the extent such officers and directors are currently entitled to indemnity from Tribune/Swab-Fox. See "The Merger Agreement--Indemnification."

     Appraisal Rights

         Communications Stockholders. No holder of Communications Common Stock will have any statutory appraisal rights in connection with, or as a result of, the matters to be acted upon at the Communications Meeting. Under
     Section 262 of the Delaware General Corporation Law ("Section 262"), appraisal rights are not available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon an agreement of merger, were listed on a national securities exchange. Communications Common Stock was listed on the AMEX on the record date for the Communications Meeting; therefore, no appraisal rights are available.

         Tribune/Swab-Fox Stockholders. Under Section 262, holders of shares of Tribune/Swab-Fox Common Stock ("Shares") may demand an appraisal of the fair value of their Shares and payment of cash in lieu of accepting the shares of Communications Common Stock issuable to them in connection with the Merger. Section 262 is reprinted in its entirety as Appendix D to this Proxy Statement/Prospectus. All references in Section 262 and this summary thereof to a "stockholder" are to the record holder of the Shares as to which appraisal rights are asserted. A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker or nominee, and who desires to exercise appraisal rights, must act promptly to cause the record holder to follow properly the steps summarized below, in a timely manner to perfect the appraisal rights the beneficial owner may have.

         Tribune/Swab-Fox must notify each Tribune/Swab-Fox stockholder, not less than 20 days prior to the Tribune/Swab-Fox Meeting, that appraisal rights are available together with a copy of Section 262. This Proxy Statement/Prospectus constitutes such notice. Stockholders of record who desire to exercise their appraisal rights must: (i) hold Shares on the date of making a demand for appraisal; (ii) continuously hold Shares through the Effective Time of the Merger; (iii) deliver, prior to the Tribune/Swab-Fox Meeting, a written demand for appraisal to Tribune/Swab-Fox at 2407 East Skelly Drive, Tulsa, Oklahoma 74105, Attention: Donna J. Peters, Secretary; and (iv) otherwise satisfy all of the following conditions. A request for appraisal rights need not be made with respect to all Shares owned by a stockholder where such stockholder holds shares of record as nominee for the beneficial owner thereof. It is not clear, however, and no court has ruled on, whether a single beneficial owner must request appraisal rights with regard to all Shares owned by such stockholder in order to preserve appraisal rights. Although a stockholder must not have voted in favor of the Merger, Section 262 does not require that a stockholder vote against the Merger in order to preserve his or her appraisal rights. Voting against the Merger, abstaining from voting or failing to vote, however, will not constitute a written demand for appraisal.

         Within 120 days after the Effective Time of the Merger, Communications, as the surviving corporation in the Merger, or any stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the Shares. Communications does not intend to file a petition or initiate any negotiations with respect to the fair value of these Shares. Accordingly, stockholders of Tribune/Swab-Fox who wish to exercise appraisal rights should regard it as their obligation to initiate all necessary action with respect to the perfection of their appraisal rights within the time periods prescribed in Section 262.

         Only a holder of record of Shares is entitled to assert appraisal rights for Shares registered in that holder's name. The demand should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificate. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as authorized agent for the record owner.

         A record holder, such as a broker, who holds Shares as nominee for the beneficial owner thereof may exercise the holder's right of appraisal with respect to such Shares. If such recordholder holds Shares as nominee for more than one beneficial owner, it may exercise the holder's right of appraisal with respect to the Shares held for all or less than all of those beneficial owners. In that case, the written demand should set forth the number of Shares covered by it. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of the applicable record owner.

         Within 120 days after the Effective Time of the Merger, any stockholder of Tribune/Swab-Fox who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from Communications a statement setting forth the aggregate number of Shares with respect to which demands for appraisal have been made and the aggregate number of holders of those Shares. This statement must be mailed within 10 days after the written request therefore has been received by Communications, or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

         A stockholder will fail to perfect, and will effectively lose his or her right to appraisal, if no petition for appraisal is filed within 120 days after the Effective Time of the Merger, or if the stockholder delivers to Communications a written withdrawal of his demand for an appraisal, except that any attempt to withdraw made more than 60 days after the Effective Time of the Merger requires the written approval of Communications. If any stockholder of Tribune/Swab-Fox who demands appraisal of his or her Shares under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, the Shares of that holder will be converted into the right to receive shares of Communications Common Stock in accordance with the terms of the Merger, without any interest thereon. Furthermore, no appraisal proceeding in the Delaware Chancery Court will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned upon terms that the Court deems just.

         If a petition for appraisal is timely filed, after a hearing on the petition, the Delaware Chancery Court will determine the stockholders of Tribune/Swab-Fox entitled to appraisal rights and will appraise the Shares owned by those stockholders, determining "fair value" exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Simple or compound interest may be paid. The judicial determination of the "fair value" of the Shares is required to be based on all relevant factors involving the value of a company, including market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The presiding Court shall direct payment of the fair value of the Shares by Communications to the stockholders entitled thereto.

         Stockholders considering exercising their rights of appraisal should bear in mind that the fair value of their Shares determined under Section 262 could be more than, the same as or less than the value of the shares of Communications Common Stock (or the Offer Price if the Cash Alternative is elected) they would receive if they did not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order all or a portion of the expenses of experts incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of such experts, be charged pro rata against the value of all shares entitled to appraisal.

         Any stockholder who has duly demanded appraisal in compliance with
     Section 262 will not, after the Effective Time of the Merger, be entitled to vote the Shares subject to such demand for any purpose or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time of the Merger, including without limitation the Special Dividend.

         Dissenters who elect to receive cash for their Tribune/Swab-Fox Common Stock may be subject to federal and/or state income tax on any gain resulting from the transaction. See "The Merger--Federal Income Tax Consequences."

         The maximum number of shares of Tribune/Swab-Fox Common Stock which Communications is offering to buy in the Cash Alternative (10 million shares) will be reduced by the number of shares for which appraisal rights have been properly perfected as of the Effective Time of the Merger.

         Reference is made to Appendix D to this Proxy Statement/Prospectus for the complete text of the provisions of Section 262 relating to the rights of dissenting Tribune/Swab-Fox stockholders. The statements made in this summary are qualified in their entirety by reference to such Appendix D. THE PROVISIONS OF SECTION 262 ARE TECHNICAL IN NATURE AND COMPLEX. IT IS SUGGESTED THAT ANY STOCKHOLDER WHO DESIRES TO DISSENT CONSULT INDEPENDENT LEGAL COUNSEL BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF
     SECTION 262 MAY PRECLUDE THE EXERCISE OF APPRAISAL RIGHTS.


     Restrictions on Resales by Affiliates of Tribune/Swab-Fox

         All shares of Communications Common Stock received by Tribune/Swab-Fox stockholders in the Merger will be freely transferable, except that shares of Communications Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Tribune/Swab-Fox prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Communications) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Tribune/Swab-Fox or Communications generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Tribune/Swab-Fox to exercise its reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Communications Common Stock issued to such person in or pursuant to the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act, or (iii) in the opinion of counsel, such sale, transfer or other disposition is exempt from registration under the Securities Act.

                              THE MERGER AGREEMENT

         The following is a brief summary of all material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

     The Merger

         Pursuant to the Merger Agreement, subject to the terms and conditions thereof, at the Effective Time of the Merger, Tribune/Swab-Fox will be merged with and into Communications. The Merger will have the effects specified in the Delaware General Corporation Law.

         At the Effective Time of the Merger, Tribune/Swab-Fox will be merged with and into Communications in accordance with the Delaware General Corporation Law, whereupon the separate existence of Tribune/Swab-Fox will cease, and Communications will be the surviving corporation. Each share of Tribune/Swab-Fox Common Stock then issued and outstanding (other than (i) shares held by stockholders of Tribune/Swab-Fox who have perfected their right to appraisal and have not withdrawn or otherwise lost such right; and
     (ii) shares held by Communications, all of which will be cancelled), shall then be converted into and represent the right to receive, and shall be exchangeable for 0.1255 of a share of Communications Common Stock (the "Stock Consideration") or, at the election of the holder thereof in the manner provided below, $0.80 in cash (the "Cash Consideration"); provided, however, that a holder's right to receive the Cash Consideration shall be subject to proration as provided below. The Stock Consideration and the Cash Consideration are hereinafter together referred to as the "Merger Consideration."

         The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the Effective Time of the Merger). Such filing is anticipated to be made on and to be effective as of the Closing Date (as defined below).

         At the Effective Time of the Merger, each share of Communications Common Stock then issued and outstanding will continue as one share of Communications Common Stock, except for outstanding shares of Communications Common Stock owned by Tribune/Swab-Fox, which will be cancelled.

         The closing of the transactions contemplated by the Merger Agreement will take place on the next day after the day on which the last of the conditions set forth in the Merger Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied or at such other time, place or date as the parties to the Merger Agreement may agree (the "Closing Date"). There are various conditions precedent to the consummation of the Merger. See "The Merger Agreement-- Conditions." There is no assurance that the Merger will be consummated.

     Cash Election Procedures

         Each Tribune/Swab-Fox stockholder who desires to elect to receive cash for some or all shares of Tribune/Swab-Fox Common Stock held by such stockholder must make a written election to receive cash on the Cash Election Form included with this Proxy Statement/Prospectus. To be valid, a cash election must be received by Mellon Securities Trust Company, as the Exchange Agent, at P.O. Box 798, Midtown Station, New York, New York 10018, not later than 5:00 p.m. New York time, on ___________________, 1995 (the
     Cash Election Deadline).

         A cash election will be valid only if the Cash Election Form has been properly completed and signed and accompanied by certificates for the shares of Tribune/Swab-Fox Common Stock to which such Cash Election Form relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Cash Election Form, from a member of any registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery), duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Tribune/Swab-Fox.

         The Merger Agreement provides that Communications will not accept cash elections in excess of the Cash Conversion Number. Section 1.4 of the Merger Agreement describes the selection procedure for cash elections. If cash elections are received for a number of shares of Tribune/Swab-Fox Common Stock which is greater than the Cash Conversion Number, all cash elections will be reduced proportionately so that each share of Tribune/Swab-Fox Common Stock covered by a cash election and not converted into the right to receive the Cash Consideration as set forth above will be converted into the Stock Consideration. If cash elections are received for a number of shares of Tribune/Swab-Fox Common Stock which is less than or equal to the Cash Conversion Number, all shares of Tribune/Swab-Fox Common Stock for which effective cash elections have been received will be converted into the right to receive the Cash Consideration.

         A cash election may be changed by written notice of the change and a completed, signed and revised Cash Election Form given to, and received by, the Exchange Agent before the Cash Election Deadline. A cash election may be revoked by written notice of revocation given to, and received by, the Exchange Agent prior to the Effective Time of the Merger. Tribune/Swab-Fox stockholders will not be given formal notice of the Effective Time of the Merger; however, it is anticipated that the Effective Time of the Merger will occur on the next day after the Tribune/Swab-Fox meeting or very soon thereafter. In addition, all cash elections will automatically be revoked if the Exchange Agent is notified in writing by Communications and Tribune/Swab-Fox that the Merger Agreement has been terminated. If a cash election is revoked, the certificate or certificates (or guarantee of delivery, as appropriate) for the shares of Tribune/Swab-Fox Common Stock to which such cash election relates will be promptly returned to the person who submitted the same to the Exchange Agent.

         No Tribune/Swab-Fox stockholder will receive cash for Tribune/Swab-Fox Common Stock until after the Effective Time of the Merger. No interest will be paid or accrued on the cash amounts payable to Tribune/Swab-Fox
     stockholders pursuant to the Merger.    The cash to be paid to
     Tribune/Swab-Fox stockholders pursuant to the Merger will be paid out of working capital of Communications and other funds available to it for this purpose.

         The Cash Election Form contains information regarding the backup withholding tax rules. Under these rules, unless an exception applies under the applicable law and regulation, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross cash proceeds to be paid to a Tribune/Swab-Fox stockholder or other designated payee pursuant to the Merger unless the Tribune/Swab-Fox stockholder or other payee provides such stockholder's tax identification number (employer identification number or social security number) and certifies that such number is correct.

         All interpretations and decisions concerning application of the procedures for cash elections will be made by Tribune/Swab-Fox and Communications, and all such interpretations and decisions will be final and binding on all holders of shares of Tribune/Swab-Fox Common Stock.

     Exchange of Tribune/Swab-Fox Common Stock for Communications Common Stock

         Any Tribune/Swab-Fox stockholder who desires to receive Communications Common Stock for all shares of Tribune/Swab-Fox Common Stock held need not submit a Cash Election Form. Any Tribune/Swab-Fox Common Stock as to which a valid and timely cash election has not been made will automatically and without any action on the part of a Tribune/Swab-Fox stockholder be converted at the Effective Time of the Merger only into the right to receive whole shares of Communications Common Stock. No fractional shares of Communications Common Stock or scrip representing the same will be issued in connection with the Merger. In lieu of such fractional shares, any holder of Tribune/Swab-Fox Common Stock who would otherwise be entitled to a fractional share of Communications Common Stock will, upon surrender of his or her Tribune/Swab-Fox Common Stock certificate, receive in cash an amount equal to the product obtained by multiplying $0.80 times the number of shares of Tribune/Swab-Fox Common Stock which would otherwise be converted into a fractional share of Communications Common Stock. No certificates for Communications Common Stock will be issued in exchange for Tribune/Swab-Fox Common Stock until after the Effective Time of the Merger.

         A letter of transmittal containing instructions with regard to the surrender of certificates (the "Letter of Transmittal") will be mailed to Tribune/Swab-Fox stockholders promptly after the Effective Time of the Merger. Tribune/Swab-Fox stockholders not making a cash election should surrender such certificates ONLY with the Letter of Transmittal. Tribune/Swab-Fox stockholders should NOT send any certificates with the enclosed proxy card. However, Tribune/Swab-Fox stockholders making a cash election MUST return their stock certificates with the Cash Election Form as described above. See "The Merger Agreement--Cash Election Procedures."

         If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Tribune/Swab-Fox Common Stock certificates surrendered in exchange therefor are registered, it will be a condition to the payment of such Merger Consideration that the certificates so surrendered will be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

     Representations and Warranties

         The Merger Agreement contains various representations and warranties relating to, among other things: (i) the due incorporation, existence and good standing of Tribune/Swab-Fox and Communications and similar corporate matters; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement; (iii) authorization of certain governmental bodies;
     (iv) the absence of conflicts under certificates of incorporation or bylaws, violations of any law and defaults under any obligations; (v) the capital structure of Tribune/Swab-Fox and Communications; (vi) certain documents filed by each of Tribune/Swab-Fox and Communications with the Commission and the accuracy of information contained therein; (vii) litigation; (viii) no brokers' or finders' fees with respect to the Merger;
     (ix) takeover statutes; and (x) the due authorization and issuance of the Communications Common Stock.

     Certain Covenants

         Tribune/Swab-Fox has agreed, among other things, to conduct its business prior to the consummation of the Merger only in the ordinary and usual course consistent with past practice and that, without the prior written consent of Communications, Tribune/Swab-Fox will not, among other things, (i) amend its Certificate of Incorporation or Bylaws; (ii) split, combine or reclassify any of its outstanding capital stock; (iii) declare, set aside or pay any dividend or other distribution with respect to its capital stock, other than payment of the Special Dividend; (iv) issue, sell or agree to issue or sell any securities, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock; (v) merge or consolidate with, or transfer all or substantially all of its assets to, another entity; or (vi) liquidate, wind-up or dissolve. Tribune/Swab-Fox has also agreed to use its best efforts to obtain and deliver to Communications certain letters from its "affiliates," as defined under Rule 145 under the Securities Act.

     Conditions

         The respective obligations of Tribune/Swab-Fox and Communications to consummate the Merger are subject to the satisfaction (or waiver by the party for whose benefit such conditions exist) of the following conditions, among others: (i) adoption of the Merger Agreement by a majority of the stockholders of Tribune/Swab-Fox and Communications; (ii) no court, arbitrator or governmental body, agency or official having issued any order, and there not being any statute, rule or regulation, restraining or prohibiting the consummation of the Merger; (iii) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger having been obtained; and (iv) Tribune/Swab-Fox and Communications having obtained an opinion of Conner & Winters, A Professional Corporation, to the effect that the Merger will be a reorganization under Section 368(a) of the Code and the regulations thereunder, and such opinion not having been withdrawn.

         The obligations of Communications to consummate the Merger are subject to the satisfaction (or waiver by Communications) of the following further conditions: (i) Tribune/Swab-Fox having performed in all material respects all of its obligations required under the Merger Agreement at or prior to the Effective Time of the Merger, and the representations and warranties of Tribune/Swab-Fox having been accurate in all material respects both when made and at and as of the Effective Time of the Merger; (ii) all other statutory requirements for the valid consummation by Communications of the transactions contemplated by the Merger Agreement having been fulfilled;
     (iii) Communications having received from its investment banker, Oppenheimer, a written opinion addressed to Communications, that the Merger Consideration is fair, from a financial point of view, to the stockholders of Communications, and such opinion not having been withdrawn; (iv) the holders of not more than 10% of the Tribune/Swab-Fox Common Stock shall have exercised their right to appraisal pursuant to Section 262 of the Delaware General Corporation Law; and (v) no material adverse change having occurred in the business or financial condition of Tribune/Swab-Fox.

         The obligations of Tribune/Swab-Fox to consummate the Merger are subject to the satisfaction (or waiver by Tribune/Swab-Fox) of the following further conditions: (i) Communications having performed in all material respects all of its obligations required under the Merger Agreement at or prior to the Effective Time of the Merger, and the representations and warranties of Communications having been accurate in all material respects both when made and at and as of the Effective Time of the Merger; (ii) the Communications Common Stock required to be issued under the Merger Agreement having been approved for listing on the AMEX, subject to official notice of issuance; (iii) all other statutory requirements for the valid consummation by Tribune/Swab-Fox of the transactions contemplated by the Merger Agreement having been fulfilled;
     (iv) Tribune/Swab-Fox having received from its investment banker, Southwest Securities, a written opinion addressed to Tribune/Swab-Fox, that the Merger Consideration is fair, from a financial point of view, to the stockholders of Tribune/Swab-Fox, and such opinion not having been withdrawn; and (v) no material adverse change having occurred in the business or financial condition of Communications.

     Indemnification

         The Merger Agreement provides that Communications shall indemnify and hold harmless each person who is, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time of the Merger, an officer or director of Tribune/Swab-Fox, in respect of acts or omissions occurring prior to the Effective Time of the Merger (including but not limited to the transactions contemplated by the Merger Agreement) to the extent provided under the certificate of incorporation and bylaws of Tribune/Swab-Fox, provided, that such indemnification will be subject to any limitation imposed from time to time under applicable law. See "Comparative Rights of Stockholders--Indemnification of Directors and Officers." In the opinion of the staff of the Commission, indemnification of directors, officers and control persons for liabilities arising under the Securities Act is unenforceable as against public policy.

     Termination; Amendments and Waivers

         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time of the Merger (notwithstanding any approval of the Merger Agreement by the stockholders of Communications or Tribune/Swab-Fox): (i) by mutual written consent of Communications and Tribune/Swab-Fox; (ii) by either Communications or Tribune/Swab-Fox, if the Merger has not been consummated by June 30, 1995; (iii) by either Communications or Tribune/Swab-Fox, if any judgment, injunction, order or decree enjoining Communications or Tribune/Swab-Fox from consummating the Merger is entered and such judgment, injunction, order or decree has become final and nonappealable; (iv) by either Communications or Tribune/Swab-Fox if the approvals of the stockholders of Communications or Tribune/Swab-Fox contemplated by the Merger Agreement have not been obtained by reason of the failure to obtain the required vote at the Communications Meeting or the Tribune/Swab-Fox Meeting or at any adjournments thereof; and (v) by either Communications or Tribune/Swab-Fox upon a breach by the other party of any representation, warranty, covenant or agreement of such party, or if any representation or warranty of the other party has become untrue, in either case such that certain conditions to the Merger would be incapable of being satisfied by June 30, 1995 (or such later date as the parties may have agreed).

         Any provision of the Merger Agreement may be amended or waived prior to the Effective Time of the Merger if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Tribune/Swab-Fox and Communications or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that, after the adoption of the Merger Agreement by the stockholders of Tribune/Swab-Fox, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of Tribune/Swab-Fox Common Stock, (ii) any term of the certificate of incorporation of Communications, or (iii) any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any shares of Tribune/Swab-Fox Common Stock.

     Expenses

         Whether or not the Merger is consummated, except as otherwise agreed in writing by Communications and Tribune/Swab-Fox, (i) Tribune/Swab-Fox will bear the fees and expenses of Southwest Securities and any attorneys (other than Conner & Winters, A Professional Corporation) engaged by Tribune/Swab-Fox, (ii) Communications will bear the fees and expenses of Oppenheimer and any attorneys (other than Conner & Winters, A Professional Corporation) engaged by Communications, and (iii) all other expenses, including the fees and expenses of any accountants and other attorneys, incurred in connection with the Merger Agreement and the transactions contemplated hereby will be borne equally by Tribune/Swab-Fox and Communications.

                  DESCRIPTION OF COMMUNICATIONS CAPITAL STOCK

         The authorized capital stock of Communications consists of 10,000,000 shares of Communications Common Stock and 1,000,000 shares of preferred stock, par value $10.00 per share ("Communications Preferred Stock"). No class of capital stock of Communications entitles the holder thereof to any preemptive rights to purchase or subscribe for shares of any class or any other securities.

         The following description of the capital stock of Communications is subject to the provisions of Communications' Certificate of Incorporation (the "Communications Charter") and bylaws as currently in effect (the "Communications Bylaws"). This description does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the Communications Charter and the Communications Bylaws, which are filed as exhibits to Communications' Annual Report on Form 10-K for the year ended December 31, 1993, as amended, which is incorporated into this Proxy Statement/Prospectus by reference.

         Communications Common Stock. All issued and outstanding shares of Communications Common Stock are validly issued, fully paid and nonassessable, and the shares of Communications Common Stock to be issued in the Merger, when issued pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable. The holders of Communications Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders, including the election of directors. The Communications Common Stock does not have cumulative voting rights. Each share of Communications Common Stock is entitled to participate equally in dividends, as and when declared by the Communications Board out of funds legally available therefor, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of Communications Preferred Stock. The shares of Communications Common Stock have no preemptive or conversion rights, redemption rights or sinking fund provisions.

         The outstanding shares of Communications Common Stock are listed on the AMEX and trade under the symbol "TCM." Bank of Oklahoma, N.A. is the transfer agent and registrar for the Communications Common Stock.

         Communications Preferred Stock. Pursuant to the Communications Charter, Communications is authorized to issue up to 1,000,000 shares of Communications Preferred Stock, and the Communications Board by resolution may establish one or more series of Communications Preferred Stock having the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, preferences and limitations that the Communications Board fixes without any stockholder approval. The issuance of Communications Preferred Stock may adversely affect the rights of the holders of Communications Common Stock. In addition, the Communications Preferred Stock may be issued as an "anti-takeover" device. See "Comparative Rights of Stockholders--'Blank Check' Preferred Stock." As of the date of this Proxy Statement/Prospectus, no shares of Communications Preferred Stock have been issued and no series of Communications Preferred Stock has been designated by the Communications Board.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     General

         As a result of the Merger, holders of Tribune/Swab-Fox Common Stock (other than holders who exercise their appraisal rights or holders who elect the Cash Alternative for all of their shares and have all such shares acquired for the Cash Consideration) will become stockholders of Communications and the rights of all such former Tribune/Swab-Fox stockholders will thereafter be governed by the Communications Charter and the Communications Bylaws. The following is a summary of the material differences between, as well as a summary of, the rights of holders of Communications Common Stock and holders of Tribune/Swab-Fox Common Stock. Because both Tribune/Swab-Fox and Communications are organized and exist under Delaware law and are subject to the corporate laws of Delaware, these differences arise principally from various provisions of the certificates of incorporation and bylaws of the two companies. This summary is qualified in its entirety by reference to the corporate laws of Delaware and the full text of the Communications Charter, the Communications Bylaws, the Tribune/Swab-Fox Certificate of Incorporation (the "Tribune/Swab-Fox Charter") and the bylaws of Tribune/Swab-Fox as currently in effect (the "Tribune/Swab-Fox Bylaws"). For information as to how to obtain copies of such documents, see "Documents Incorporated By Reference."

         Number of Directors; Removal of Directors; Filling Vacancies

           Communications. The                     Tribune/Swab-Fox. The
        Communications Bylaws provide           Tribune/Swab-Fox Bylaws contain
        that the number of directors of         substantially similar provisions
        Communications will be                  relating to the determination of
        determined by the Board prior to        the number of directors;
        the mailing of the notice of the        however, in no event may the
        annual meeting of stockholders,         number of directors of
        at any regular or special               Tribune/Swab-Fox be less than
        meeting of the Board, but in no         three nor more than eleven. The
        event may the number of                 Tribune/Swab-Fox Board currently
        directors be less than three nor        consists of six members.
        more than fifteen. The
        Communications Board currently
        consists of seven members.

        Stockholders of Communications          Stockholders of Tribune/Swab-Fox
        may remove a director or the            have the same rights with
        entire Communications Board,            respect to the removal of
        with or without cause, at any           directors.
        time upon the affirmative vote
        of holders of a majority of the
        then outstanding shares of stock
        entitled to vote generally in
        the election of directors.

       The Communications Bylaws                The Tribune/Swab-Fox Charter and
       provide that any vacancies               the Tribune/Swab-Fox Bylaws
       occurring in the Communications          contain the same provisions
       Board may be filled by the               relating to the filling of board
       affirmative vote of a majority           vacancies of directors.
       of the remaining directors,
       though less than a quorum. A
       director elected to fill a
       vacancy created by the
       resignation or termination of a
       director will serve the
       remainder of the term of the
       resigning or terminated
       director. The Communications
       Charter and the Communications
       Bylaws both provide that any
       directorship to be filled by
       reason of an increase in the
       number of directors shall be
       filled by an election at an
       annual or special meeting of
       stockholders called for that
       purpose, unless the vacancy was
       created by the stockholders, in
       which case it may be filled by
       the directors.

            Stockholder Action by Written Consent; Special Meetings

          Action by stockholders of Communications or Tribune/Swab-Fox may be taken without a meeting of the stockholders by written consent so long as the stock ownership represented by those consenting in writing to the action amounts at least to the number of votes that would have been necessary to approve such action at a meeting of stockholders. Special meetings of the stockholders of Communications or Tribune/Swab-Fox may be called at any time by such company's Board of Directors or as otherwise allowed by law. Business at such special meeting shall be confined to the objects stated in the call.

           Amendments of the Certificate of Incorporation and Bylaws

          The Communications Charter and the Tribune/Swab-Fox Charter may each be amended by approval by the respective holders of a majority of the outstanding stock of such company entitled to vote thereon. The Communications Bylaws and the Tribune/Swab-Fox Bylaws may each be amended by the approval by the respective holders of a majority of the outstanding stock of such company entitled to vote thereon, or by approval of a majority of such company's Board of Directors.

                         "Blank Check" Preferred Stock

          Communications. Subject to               Tribune/Swab-Fox. The
       certain limitations prescribed           Tribune/Swab-Fox Charter
       by law and the rules of the              contains substantially similar
       AMEX, the Communications Board           provisions relating to
       is authorized by the                     Tribune/Swab-Fox Class A
       Communications Charter, without          Preferred Stock, par value
       any approval or other action by          $10.00 per share.
       the Communications stockholders,
       to provide for the issuance of
       shares of Communications
       Preferred Stock in one or more
       series, to establish the number
       of shares of each such series
       and to fix the designations,
       powers, preferences and rights
       of the shares of each such
       series and any qualifications,
       limitations or restrictions
       thereof. See "Description of
       Communications Capital Stock --
       Communications Preferred Stock."

          Management of Communications believes that the ability of the Communications Board to issue one or more series of Communications Preferred Stock provides Communications with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although the Communications Board has no intention at the present time of doing so, it could issue a series of Communications Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Communications Board will make any determination to issue such shares based on its judgment as to the best interests of Communications and its stockholders. The Communications Board, in so acting, could issue Communications Preferred Stock having terms that discourage an acquisition attempt through which an acquiror may be able to change the composition of the Communications Board, including a tender offer or other transaction that some of the Communications stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

                             Business Combinations

          Communications.                       Tribune/Swab-Fox. Tribune/Swab-
       Communications is a Delaware             Fox is also a Delaware
       corporation and is subject to            corporation and is also subject
       Section 203 of the Delaware              to Section 203 of the Delaware
       General Corporation Law. In              General Corporation Law, with
       general, Section 203 prevents an         generally the same effect as
       "interested stockholder"                 that described for
       (defined generally as a person           Communications.
       owning 15% or more of
       Communications' outstanding
       voting stock) from engaging in a

          "business combination" (as
          defined in Section 203) with
          Communications for three years
          following the date that person
          becomes an interested
          stockholder unless (i) before
          that person became an interested
          stockholder, the Communications
          Board approved either the
          transaction in which the
          interested stockholder became an
          interested stockholder or the
          business combination, (ii) upon
          completion of the transaction
          that resulted in the interested
          stockholder's becoming an
          interested stockholder, the
          interested stockholder owns at
          least 85% of the Communications
          voting stock outstanding at the
          time the transaction commenced
          (excluding stock held by
          directors who are also officers
          of Communications and by
          employee stock plans that do not
          provide employees with the right
          to determine confidentially
          whether shares held subject to
          the plan will be tendered in a
          tender or exchange offer), or
          (iii) following the transaction
          in which that person became an
          interested stockholder, the
          business combination is approved
          by the Communications Board and
          authorized at a meeting of
          stockholders by the affirmative
          vote of the holders of at least
          two-thirds of the Communications
          voting stock not owned by the
          interested stockholder.

             Under Section 203, these
          restrictions also do not apply
          to certain business combinations
          proposed by an interested
          stockholder following the
          announcement or notification of
          one of certain extraordinary
          transactions involving
          Communications and a person who
          was not an interested
          stockholder during the previous
          three years or who became an
          interested stockholder with the
          approval of a majority of
          Communications' directors, if
          that extraordinary transaction
          is approved or not opposed by a
          majority of the directors who
          were directors before any person
          became an interested stockholder
          in the previous three years or
          who were recommended for
          election or elected to succeed
          such directors by a majority of
          such directors then in office.

             The provisions of Section 203 will not apply to the Merger because Communications is not an "interested stockholder" of Tribune/Swab-Fox (it owns less than 15% of the outstanding Tribune/Swab-Fox voting stock), and, although Tribune/Swab-Fox is an "interested stockholder" of Communications, it became an "interested stockholder" more than three years ago. Under certain circumstances, Section 203, as described above, may make it difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of

          Section 203 may encourage companies interested in acquiring Communications to negotiate in advance with the Communications Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.


                               Appraisal Rights

             Communications. Section 262           Tribune/Swab-Fox.
          of the Delaware General               Tribune/Swab-Fox is also a
          Corporation Law provides for          Delaware corporation and is also
          appraisal rights only in              subject to Section 262 of the
          connection with certain mergers       Delaware General Corporation
          and consolidations. Furthermore,      Law. Tribune/Swab-Fox Common
          the Delaware General Corporation      Stock is not, however, traded on
          Law eliminates appraisal rights       a national securities exchange
          with respect to shares of any         or held of record by more than
          class or series of stock listed       2,000 stockholders; thus,
          on a national securities              Tribune/Swab-Fox stockholders
          exchange or held of record by         currently have appraisal rights
          more than 2,000 stockholders.         in connection with certain
          Communications Common Stock is        mergers and consolidations and
          listed for trading on the AMEX,       specifically with respect to the
          thus, no appraisal rights are         Merger. As a result of the
          available to Communications           Merger, however, Tribune/Swab-
          stockholders in the Merger or         Fox stockholders who receive
          any other merger or                   shares of Communications Common
          consolidation.                        Stock in the Merger will become
                                                stockholders of Communications
                                                and will no longer have
                                                appraisal rights available to
                                                them. See "The Merger--Appraisal
                                                Rights."


                      Limitation of Liability of Directors

             Communications. As permitted          Tribune/Swab-Fox. The
          by Delaware law, the                  Tribune/Swab-Fox Charter
          Communications Charter provides       contains the same limitation on
          that a director will not be           director liability.
          personally liable to
          Communications or its
          stockholders for monetary
          damages for breach of fiduciary
          duty as a director, except for
          liability (i) for any breach of
          the director's duty of loyalty
          to Communications or its
          stockholders, (ii) for acts or
          omissions not in good faith or
          that involve intentional
          misconduct or a knowing
          violation of law, (iii) under
          Section 174 of the Delaware
          General Corporation Law (which
          concerns unlawful payments of
          dividends, stock purchases or
          redemptions), or (iv) for any
          transaction from which the
          director derived an improper
          personal benefit.


             While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director's breach of his duty of care. The provisions described above apply to an officer of the corporation only if he is a director of the corporation and is acting in his capacity as a director and do not apply to officers who are not also directors.

                   Indemnification of Directors and Officers

             Communications. The                   Tribune/Swab-Fox. The
          Communications Charter provides       Tribune/Swab-Fox Charter
          that each person who is involved      contains the same provision
          in any actual or threatened,          relating to the indemnification
          pending or completed action,          of directors and officers.
          suit or proceeding, whether
          civil, criminal, administrative
          or investigative, by reason of
          the fact that such person serves
          as a director or officer of the
          corporation, will be indemnified
          by the corporation to the
          fullest extent permitted by
          Section 145 of the Delaware
          General Corporation Law or any
          successor statute. The
          indemnification conferred by the
          Communications Charter is not
          exclusive of any other right to
          which a person seeking
          indemnification may be entitled
          under any law, bylaw, agreement,
          vote of stockholders or
          disinterested directors or
          otherwise.


             Section 145 of the Delaware General Corporation Law permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Section 145 provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Communications and Tribune/Swab-Fox maintain directors and officers liability insurance. Section 145 provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses, despite the adjudication of liability, as the court deems proper.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


          Tribune/Swab-Fox

              Results of Operations
              ---------------------

             Nine Months Ended September 30, 1994, Compared with Nine Months Ended September 30, 1993. Operations for the nine months ended September 30, 1994, have four major variations from the same period ended September 30, 1993. First, the 1994 period did not include any shopper-newspaper operations because these operations were sold during the past year. Second, Galaxy, which is a provider of registration and information services to the exposition industry, was acquired effective March 1, 1994, and its operations are included in the 1994 period in exposition services along with the operations of Atwood. Third, indebtedness has been reduced by over $15,000,000 during the past fifteen months. Fourth, during the third quarter of 1993, a $9,224,000 loss on assets held for sale was recognized related to the intended disposition of the shopper-newspapers.

         Revenues of $42,575,000 for the nine months ended September 30, 1994, were $15,852,000 lower than for the same period in 1993. Substantially all of the decrease is attributable to the operations of Communications which are consolidated in Tribune/Swab-Fox's financial statements. The revenue decrease consisted of $26,212,000 related to the shopper-newspapers. Partially offsetting this decrease is the revenue increase of $2,656,000 in the convention publishing component of exposition services (which is Atwood's activities), plus Galaxy's revenues of $5,520,000 from March 1, 1994. Publishing revenues for the nine months ended September 30, 1994, were approximately the same as the same period in the prior year. An increase in advertising pages in Gaming and Wagering Business during the nine months ended September 30, 1994, was offset by a decrease in advertising revenue in Convenience Store News because the 1994 annual convention issue was in October, whereas the 1993 issue was in September. The convention publishing revenues increased as a result of additional conventions, including specialty publications, and higher revenues from a trade journal which published more issues in 1994. Convention publishing revenues for 1993 were reclassified from publishing to exposition services. The information services revenue increase of $337,000 for the nine months in 1994 consists mainly of an increase in employment histories revenue, resulting from both higher volume and an increase in the price of employment histories, a new product introduced in 1993 (criminal records), and an increase in motor vehicle report revenues, offset by a $1,972,000 decrease during the nine months ended September 30, 1994, in long distance telephone resale revenue as a result of termination of this business during the first quarter of 1994 due to competitive and regulatory considerations. In terminating this business, Communications maintained an override interest and the ability to continue marketing services of the purchaser.

         Other revenue for the nine months ended September 30, 1994 and 1993, is substantially all related to the World Gaming Congress trade show sponsored by the Gaming and Wagering Business trade journal. Also included in other income is interest income related to the contract receivable from World Publishing Company, income from a co-sponsored trade show and covenant-not-to-compete income related to the New York Shopper sale in November 1993.
     In addition, Tribune/Swab-Fox had a gain of approximately $440,000 during the nine months ended September 30, 1994, on the sale of its last significant venture capital investment and had gains of approximately $450,000 during the nine months ended September 30, 1993, related to sales of developed real estate properties (which properties were not part of those written down in 1993).

         Publishing costs and expenses were $20,898,000 lower for the nine months ended September 30, 1994, as compared with the same period in 1993. The decrease in costs related to the shopper-newspapers was approximately $21,600,000 for the nine months ended September 30, 1994. The increase in 1994 related to the growth of the World Gaming Congress conference and trade show, as noted in other revenue above, partially offsets the shopper-newspapers decrease. Trade journal costs increased in 1994 related to the increase in pages, although the change in issue date of the Convenience Store News convention issue offset those costs for nine months in 1994 as compared to the same period in 1993.

         Information services costs and expenses were $459,000 lower for the nine months ended September 30, 1994, as compared with the same period in 1993. The increase in costs related to the criminal records product introduced in 1993 and higher volumes, including additional personnel and related costs, was more than offset by the decrease of $1,775,000 for the nine months ended September 30, 1994, related to long distance telephone resale costs because of the termination of this business in early 1994.

         Exposition services costs and expenses consist of Atwood for 1994 and 1993 and Galaxy for seven months in 1994. The increase of $4,019,000 for the nine months ended September 30, 1994, includes increases of $1,337,000 related to the convention publishing business as noted above and Galaxy's 1994 operating costs for the seven months of $2,682,000.

         The write-down of real estate assets during the nine months ended September 30, 1994, of approximately $2,800,000 and during the nine months ended September 30, 1993, of approximately $4,400,000 represent the major changes in other operating expenses.

         General and administrative expenses were $4,537,000 lower for the nine months ended September 30, 1994, as compared with the same period in 1993. The decrease in 1994 relating to the shopper-newspapers was $5,422,000. Galaxy's general and administrative expenses of $1,700,000 for the seven months ended September 30, 1994, and increases in each of the other divisions related to continued growth, mainly personnel costs, partially offset the decrease from the shopper-newspapers. In addition, the nine months ended September 30, 1993, included retirement and deferred compensation expense of approximately $1,800,000 attributable to the retirement of the then chief executive officer of Communications and Tribune/Swab-Fox.

         Interest expense decreased $1,088,000 for the nine months ended September 30, 1994, as compared with the same period in 1993, which is related to the payoff of the 10.32% Senior Notes in November 1993, and other principal payments on debt and reductions in deferred contract liabilities during the past year.

         Depreciation and amortization decreased $1,154,000 for the nine months ended September 30, 1994, as compared with the same period in 1993, substantially all related to disposition of the depreciable and amortizable assets of the shopper-newspapers. Galaxy's depreciation and amortization of $515,000 for seven months is included in 1994.

         The loss on assets held for sale for the nine months ended September 30, 1993, represented the reduction from book value to estimated net value of the shopper-newspaper assets which were being held for sale and were subsequently sold in November 1993 and April 1994 with no additional loss.

         Provision/benefit for income taxes as a percent of income (loss) before income taxes is higher (or lower) than the statutory federal income tax rate because goodwill amortization related to acquisitions is not deductible for income tax purposes.

         Year Ended December 31, 1993, Compared to Year Ended December 31, 1992. Revenues for 1993 decreased $27,099,000 from 1992. Revenues of Communications for 1993 decreased $26,854,000 from revenues for 1992.
     Aside from the Communications decrease, the decrease in revenues is mainly attributable to lower interest income on short-term investments, related to both the continued decline in short-term interest rates and decrease in amounts invested.

         With respect to the Communications decrease, approximately $19,900,000 of the decrease was newspaper publishing revenues for 1992 through September 30, 1992, when The Tulsa Tribune ceased publication after the agreement with World Publishing Company which terminated their joint operating arrangement. Revenues from the shopper-newspapers were $11,500,000 lower in 1993 as compared with 1992. Revenues for the fourth quarter of 1992 from shopper-newspapers were $9,500,000, whereas no fourth quarter revenue was recognized from shopper-newspapers in 1993 due to the operations being held for sale. The New Jersey Shopper revenues were $2,000,000 lower during 1993 as compared with 1992 mainly because of the effect on operations of moving to a new location in early 1993 which resulted in the commercial printing operations being shut-down for approximately one month. The other major reason for lower revenue from the New Jersey Shopper in 1993 was lower volume and prices in the preprint insert business caused by the competitive environment.

         Revenues from convention/trade show publishing increased approximately $1,500,000, most of which was attributable to continued growth of this operation, including a $300,000 increase from a small trade publication acquired in mid-1992.

         Information services revenues increased approximately $1,800,000 in 1993 as compared with 1992, consisting mainly of revenue from a new product, criminal records reports, of $640,000; higher revenue from employment history information of $700,000, a result of both higher volume and an increase in price; and an increase in revenue from motor vehicle reports of approximately $300,000, as a result of higher volume and a new service, "MVR Express," which provides a motor vehicle report faster for a premium price.

         Other revenue and interest increased approximately $600,000 which consisted of a $730,000 increase in interest income attributable to the contract receivable from World Publishing Company that was a part of the termination of a Joint Operating Agreement and an $800,000 increase in revenue from conferences sponsored by Communications' trade journal group, as a result of an increase in existing conference exhibitors and attendees and a new conference. Included in 1992 other income was a $950,000 lawsuit settlement from MCI.

         Costs and expenses other than interest and depreciation and amortization were $7,750,000 lower in 1993 as compared with 1992.
     Newspaper publishing costs were $15,000,000 lower in 1993 (the costs incurred in the nine months of the operation of The Tulsa Tribune in 1992), and shopper-newspaper costs were $10,500,000 lower in 1993, a result of only nine months' costs being included in 1993. As a result of the decision to sell the shopper-newspapers, Communications recognized a loss of $9,224,000 to reduce the assets of these operations to net realizable value which partially offset the above decreases. Convention/trade show publishing costs and expenses increased $1,300,000 in 1993 as a result of continued growth of this operation. Information services costs and expenses increased $1,250,000 consisting of the direct cost of criminal record reports, which is a new product, and an increase in personnel costs due to an increase in the number of employees for new products and growth in existing products.

         Other operating expenses increased $4,000,000 in 1993. This increase consisted of a write-down of the net book value of real estate of $4,400,000 recognized in 1993 based on Tribune/Swab-Fox's decision to accelerate the liquidation of its real estate assets.

         General and administrative expenses in 1993 include approximately $1,800,000 for retirement expenses related to the resignation of the former chairman and chief executive officer of Communications and Tribune/Swab-Fox.

         Interest expense decreased $750,000 in 1993, including Communications' decrease of $770,000 attributable to a reduction in Communications' debt of $11,750,000 as a result of scheduled debt payments and the early payoff of the 10.32% Senior Notes in November 1993. This payoff was required by the holder of the 10.32% Senior Notes in connection with the sale of the assets of the New York Shopper. The early termination penalty ("yield maintenance premium") required by the 10.32% Senior Notes was reduced through negotiations with the holder of the 10.32% Senior Notes. This premium is accounted for as an extraordinary loss in the financial statements. Interest on debt other than Communications increased slightly related to renegotiation of certain debt.

         Depreciation and amortization decreased $3,600,000 in 1993 attributable to Communications' operations including sale of the newspaper publishing assets September 30, 1992, the reduction in shopper-newspaper assets to net realizable value at September 30, 1993, and higher depreciation and amortization of approximately $2,400,000 in 1992 related to a change in estimated lives used to depreciate and amortize certain assets.

         Adoption of the change in accounting for income taxes as required by Financial Accounting Standards Statement No. 109 did not have a material effect on the Tribune/Swab-Fox financial position or results of operations.

         Year Ended December 31, 1992, Compared to Year Ended December 31, 1991. Tribune/Swab-Fox's revenues for 1992 increased by $520,000 over revenues for 1991. Revenues for Communications increased $1,248,000 for 1992 over 1991, which revenues are consolidated in Tribune/Swab-Fox's financial information. Aside from Communications' increase, the changes in revenues from other businesses of Tribune/Swab-Fox, separate from Communications, are mainly lower interest income on short-term investments, attributable to both the decline in interest rates and decrease in amount invested in 1992, and that 1991 included approximately $400,000 from gains on the sale of two venture capital investments.

         With respect to Communications' increase, information services increased $3,121,000 whereas publishing revenue decreased $1,915,000 overall. Newspaper publishing revenues declined $6,050,000 in 1992 related to only nine months operations which was substantially offset by increases in trade journal revenues of $1,500,000, attributable to increased advertising pages, shopper-newspapers of $750,000 and convention/trade show publishing of $2,000,000, because of both growth of operation and services.

         The early termination of the Joint Operating Agreement between Communications' newspaper publishing division and World Publishing Company, the publisher of the morning newspaper in Tulsa, resulted in an "Unusual Gain" before income taxes of $24,412,000.

         Costs and expenses, other than interest, depreciation and amortization, decreased approximately $1,900,000 for 1992 as compared with 1991. Communications' costs decreased approximately $2,150,000 in 1992, composed of a decrease in newspaper publishing costs of $6,500,000 and a decrease in shopper-newspaper costs of $380,000, related to only nine months newspaper publishing operation in 1992 and lower newsprint costs, offset by an increase in trade journals of $930,000, an increase in convention/trade show publishing of $2,000,000 and an increase in information services of $1,800,000, mainly attributable to growth in volume.

         Other costs and expenses for Tribune/Swab-Fox, separate from Communications, were higher in 1992 primarily related to an increase in valuation reserves for venture capital investments. Lower general and administrative costs are mainly attributable to the newspaper publishing operation.

         Interest expense decreased approximately $600,000 in 1992 of which $500,000 was a decrease in Communications' interest. These decreases in 1992 are a result of significant debt reduction by Communications, scheduled debt payments on Tribune/Swab-Fox's debt, and lower interest rates. Depreciation and amortization increased $2,485,000 in 1992, substantially all related to the effect of a change in the estimated lives used to depreciate or amortize certain machinery, equipment and advertising lists by Communications.

          Liquidity and Capital Resources
          -------------------------------

         Prior to the formation of Communications, Tribune/Swab-Fox was the recipient of the cash generated by the businesses now owned by Communications. Tribune/Swab-Fox owns 78% of Communications and, therefore, unless a dividend is declared by Communications payable pro rata to all stockholders (which is unlikely), Tribune/Swab-Fox no longer has access to the cash flow of the businesses of Communications.

         However, in the formation of Communications, Tribune/Swab-Fox was repaid certain indebtedness representing advances made by Tribune/Swab-Fox in the acquisition of the assets of BMT. This amount, being $6,500,000, served to provide Tribune/Swab-Fox with significant liquidity to meet its obligations for several years. Tribune/Swab-Fox plans no significant cash expenditures in 1995, other than debt repayment. The assets owned by Tribune/Swab-Fox separate from Communications, being primarily notes receivable and shares of MECI stock produce only small amounts of revenues. Thus, if the Merger were not completed, unless certain of such assets are sold during 1995, Tribune/Swab-Fox will operate at a negative cash flow basis. To meet its needs, it was necessary for Tribune/Swab-Fox to renegotiate its real estate debt obligations and lending arrangements in 1993. In July 1993, Tribune/Swab-Fox entered into three separate loan agreements with BancFirst, an Oklahoma banking institution ("BancFirst"), to effect such refinancing. In addition, as a part of this transaction, Tribune/Swab-Fox used available cash to repay other indebtedness. At December 31, 1993, Tribune/Swab-Fox had borrowed $3,250,000 from BancFirst secured by real estate owned by Tribune/Swab-Fox. At the time the loan arrangements were entered into, several of the material loans were with partnerships of which Tribune/Swab-Fox was a general partner. Subsequent to entering into these loan arrangements, Tribune/Swab-Fox acquired the interest of its partner thus becoming responsible for 100% of this indebtedness. As a practical matter, because the partner had been unable to make payments for a number of years, Tribune/Swab-Fox was fully responsible for this debt. Therefore, Tribune/Swab-Fox made the decision to acquire the interest of the partner for the payment by the partner of $50,000 in cash to Tribune/Swab-Fox and the formal assumption by Tribune/Swab-Fox of this indebtedness, as well as the forgiveness by Tribune/Swab-Fox of approximately $3,400,000 in accrued advances by Tribune/Swab-Fox to such partner. While the value of the land thus acquired was possibly less than the rights of Tribune/Swab-Fox given up, Tribune/Swab-Fox believed that the ability to control this property in connection with its decision to discount real estate to effect earlier sales and the fact that the partner had no other available assets, made this transaction acceptable and appropriate.

         To meet its obligation under the Merger Agreement, Tribune/Swab-Fox has essentially liquidated or otherwise sold all of its real estate and paid much of its debt. It was necessary for Tribune/Swab-Fox to borrow cash (in the form of a line-of-credit of $2,500,000) from Communications to redeem its outstanding preferred stock and pay some of its debts, which debt to Communications is secured by 625,000 shares of Communications Common Stock. As Tribune/Swab-Fox no longer has any significant cash flow, if the Merger does not occur, Tribune/Swab-Fox will have to renegotiate the terms of this loan and seek new revenue sources or risk default on its debt to Communications and other note holders. Sources of revenue and cash include sale of its notes receivable at a discount, sale of a portion of the shares of its investment in Communications, or a dividend from Communications payable to all Communications stockholders. No determination has been made as to which course of action would be taken if the Merger is not completed.


     Communications

         Communications is a 78 percent-owned subsidiary of Tribune/Swab-Fox and, accordingly, Communications is consolidated in the financial statements of Tribune/Swab-Fox. Since the only operating business of Tribune/Swab-Fox, other than the businesses conducted through Communications, are its real estate activities, the following discussion relating to the results of operations of Communications is substantially similar to the preceding discussion relating to the results of operations of Tribune/Swab-Fox for the same periods.

          Results of Operations
          ---------------------

         Nine Months Ended September 30, 1994, Compared with Nine Months Ended September 30, 1993. Operations for the nine months ended September 30, 1994, have four major variations from the same period ended September 30, 1993. First, the 1994 period did not include any shopper-newspaper operations because these operations were sold during the past year. Second, Galaxy, which is a provider of registration and information services to the exposition industry, was acquired effective March 1, 1994, and its operations are included for the nine months ended September 30, 1994, in exposition services along with the operations of Atwood. Third, indebtedness has been reduced by over $11,000,000 during the past fifteen months. Fourth, during the third quarter of 1993, a $9,224,000 loss on assets held for sale was recognized related to the intended disposition of the shopper-newspapers.

         Revenues of $41,432,000 for the nine months ended September 30, 1994, were $16,614,000 lower than for the same period in 1993. The revenue decrease consisted of $26,212,000 which related to the shopper-newspapers. Partially offsetting this decrease is the revenue increase of $2,656,000, for the nine months ended September 30, 1994, in the convention publishing component of the exposition services (which is Atwood's activities) plus Galaxy's revenues of $5,520,000 from March 1, 1994. Publishing revenues for the nine months ended September 30, 1994, were approximately the same as the prior year. An increase in advertising pages in Gaming and Wagering Business during the nine months ended September 30, 1994, was offset by a decrease in advertising revenue in Convenience Store News because the 1994 annual convention issue was in October, whereas this issue was in September in 1993. Convention publishing revenue increased as a result of additional conventions, including specialty publications, and higher revenues from a trade journal which published more issues in 1994. Convention publishing revenues for 1993 were reclassified from publishing to exposition services. The information services revenue increase of $337,000 for the nine months in 1994 consists mainly of an increase in employment histories revenue, resulting from both higher volume and an increase in the price of employment histories, a new product introduced in 1993 (criminal records), and an increase in motor vehicle report revenues, offset by a $1,972,000 decrease during the nine months ended September 30, 1994, in long distance telephone resale revenue, resulting from Communications termination of this business during the first quarter of 1994 due to competitive and regulatory considerations. In terminating this business, Communications maintained an override interest and the ability to continue marketing services of the purchaser.

         Other revenue for the nine months ended September 30, 1994 and 1993, is substantially all related to the World Gaming Congress trade show sponsored by Communications' Gaming and Wagering Business trade publication. Also included in other income is interest income related to the contract receivable from the World Publishing Company, income from a co-sponsored trade show and covenant-not-to-compete income related to the New York Shopper sale in November 1993.

         Publishing costs and expenses were $20,898,000 lower for the nine months ended September 30, 1994, as compared with the same period in 1993. The decrease in costs related to the shopper-newspapers was $21,600,000 for the nine months ended September 30, 1994. The increase in 1994 related to the growth of the World Gaming Congress conference and trade show, as noted in other revenue above, partially offsets the shopper-newspapers decrease. Trade journal costs increased in 1994 related to the increase in pages although the change in issue date of the Convenience Store News convention issue offset those costs for the nine months in 1994 as compared to the same period in 1993.

         Information services costs and expenses were $459,000 lower for the nine months ended September 30, 1994, as compared with the same period in 1993. The increase in costs related to the criminal records product introduced in 1993 and higher volumes, including additional personnel and related costs, was more than offset by the decrease of $1,775,000 for the nine months ended September 30, 1994, related to long distance telephone resale costs because of the termination of this business in early 1994.

         Exposition services costs and expenses consist of Atwood for 1994 and 1993 and Galaxy for seven months in 1994. The increase of $4,019,000 for the nine months ended September 30, 1994, includes increases of $1,337,000 related to the convention publishing business as noted above and Galaxy's 1994 operating costs for the seven months of $2,682,000.

         General and administrative expenses were $4,655,000 lower for the nine months ended September 30, 1994, as compared with the same period in 1993. The decrease in 1994 related to the shopper-newspapers was $5,422,000. Galaxy's general and administrative expenses of $1,700,000 in 1994 and increases in each of the other divisions related to continued growth, mainly personnel costs, partially offset the decrease from the shopper-newspapers. In addition, the nine months ended September 30, 1993, included retirement and deferred compensation expense of approximately $1,800,000 attributable to the retirement of the then chief executive officer of Communications.

         Interest expense decreased $974,000 for the nine months ended September 30, 1994, as compared with the same period in 1993, which is related to the payoff of the 10.32% Senior Notes in November 1993, and other principal payments on debt and reductions in deferred contract liabilities during the past year.

         Depreciation and amortization decreased $1,055,000 for the nine months ended September 30, 1994, as compared with the same period in 1993, substantially all related to disposition of the depreciable and amortizable assets of the shopper-newspapers. Galaxy's depreciation and amortization of $515,000 for seven months is included in 1994.

         The loss on assets held for sale in 1993 represented the reduction from book value to estimated net value of the shopper-newspaper assets which were being held for sale and were subsequently sold in November 1993 and April 1994 with no additional loss.

         Provision/benefit for income taxes as a percent of income (loss) before income taxes is higher (or lower) than the statutory federal income tax rate because goodwill amortization related to acquisitions is not deductible for income tax purposes.

         Year Ended December 31, 1993, Compared to Year Ended December 31, 1992. Revenues for 1993 decreased $26,854,000 from 1992. $19,900,000 of the decrease was due to newspaper publishing revenues for 1992 through September 30, 1992, when The Tulsa Tribune ceased publication after the agreement with World Publishing Company which terminated the joint operating arrangement. Revenues from the shopper-newspapers were $11,500,000 lower in 1993 as compared with 1992. Fourth quarter 1992 revenues from shopper-newspapers were $9,500,000, whereas no fourth quarter revenue was recognized from shopper-newspapers in 1993 due to the operations being held for sale. The New Jersey Shopper revenues were $2,000,000 lower for 1993 as compared with 1992 mainly attributable to the effect on operations of moving to a new location over a three month period in early 1993. This resulted in the commercial printing operations being shut-down for approximately one month. The other major reason New Jersey Shopper revenues were lower in 1993 was lower volume and prices in the preprint insert business caused by the competitive environment.

         Revenues from convention/trade show publishing increased approximately $1,500,000, most of which was attributable to continued growth of this operation, including a $300,000 increase from a small trade publication acquired in mid-1992.

         Information services revenues increased $1,800,000 in 1993 as compared with 1992, consisting mainly of revenue from a new product, criminal record reports, of $640,000; higher revenue from employment history information of $700,000, a result of both higher volume and an increase in price; and an increase in revenue from motor vehicle reports of $300,000 as a result of higher volume and a new service, "MVR Express," which provides a motor vehicle report faster for a premium price.

         Other revenue and interest increased $850,000 which consisted of a $730,000 increase in interest income attributable to the contract receivable from the World Publishing Company that was a part of the termination of a Joint Operating Agreement and an $800,000 increase in revenue from conferences sponsored by Communications' trade journal group, as a result of an increase in existing conference exhibitors and attendees and a new conference. Included in 1992 other income was a $950,000 lawsuit settlement from MCI.

         Costs and expenses were $16,000,000 lower in 1993 as compared with 1992. Newspaper publishing costs were $15,000,000 lower in 1993 (the costs incurred in the nine months of operations of The Tulsa Tribune in 1992), and shopper-newspaper costs were $10,500,000 lower in 1993, a result of only nine months' costs being included in 1993. Partially offsetting the above cost decreases, Communications recognized a loss of $9,224,000 to reduce the shopper-newspapers assets to net realizable value as a result of the decision to sell the shopper-newspapers. Convention/trade show publishing costs and expenses increased $1,300,000 in 1993 as a result of continued growth of this operation. Information services costs and expenses increased $1,250,000 consisting of the direct cost of criminal record reports, which is a new product, and an increase in personnel costs due to an increase in the number of employees for new products and growth in existing products.

         General and administrative expenses in 1993 include $1,800,000 for retirement expenses related to the resignation of the former chairman and chief executive officer of Communications.

         Interest expense decreased $770,000 in 1993, attributable to a reduction in debt of $11,750,000 as a result of scheduled debt payments and the early payoff of the 10.32% Senior Notes in November 1993. This payoff was required by the holder of the 10.32% Senior Notes in connection with the sale of the assets of the New York Shopper. The early termination penalty ("yield maintenance premium") required by the 10.32% Senior Notes was reduced through negotiations with the holder of the 10.32% Senior Notes. This premium is accounted for as an extraordinary loss in the financial statements.

         Depreciation and amortization decreased $3,600,000 in 1993 attributable to the sale of the newspaper publishing assets on September 30, 1992, the reduction in shopper-newspaper assets to net realizable value at September 30, 1993, and higher depreciation and amortization of approximately $2,400,000 in 1992 related to a change in estimated lives used to depreciate and amortize certain assets.

         Communications' adoption of the change in accounting for income taxes as required by Financial Accounting Standards Statement No. 109 did not have a material effect on Communications' financial position or results of operations.

         Year Ended December 31, 1992, Compared to Year Ended December 31, 1991. Communications' revenues for 1992 increased $1,248,000 over revenues for 1991. A $3,121,000 increase in information services revenues consisted of a $950,000 lawsuit settlement with MCI, a $1,100,000 increase in resale of long distance telephone services, and $1,100,000 increase from all other services. An overall revenue decrease of $1,915,000 from publishing activities is a net result of a decrease in newspaper publishing revenues in 1992 of $6,050,000 attributable to The Tulsa Tribune ceasing publication on September 30, 1992 (thus having only nine months of operations), substantially offset by increased revenues from trade journals of $1,500,000 due mainly to higher number of advertising pages, shopper-newspapers of $750,000, most of which was higher volume of print and mail advertising products and commercial printing, and convention/trade show publishing of $2,000,000 because of both continued growth of this operation and new products and services.

         The early termination of the Joint Operating Agreement between Communications' newspaper publishing division and World Publishing Company, the publisher of the morning newspaper in Tulsa, resulted in an "Unusual Gain" before income taxes of $24,412,000, consisting of payments of $12,850,000 received in 1992, and the present value of future payments of $450,000 per month through March 1996 reduced by severance costs of $2,200,000. Although a substantial portion of the total payments is to be received in the future, the gain on this transaction was required to be recognized currently for financial reporting purposes.

         Costs and expenses were $2,150,000 lower in 1992, composed of decreased costs in newspaper publishing of $6,500,000, attributable to only nine months' operations of the newspaper publishing operations and $500,000 lower newsprint costs during the nine months in 1992; decreased costs in shopper-newspaper operation of $380,000, which is mostly lower newsprint costs; and increased costs in trade journals of $930,000 convention/trade show publishing of $2,000,000 and information services of $1,800,000 (most of which in each division is related to increased volume and additional personnel costs).

         General and administrative expenses decreased $369,000 in 1992 attributable to lower newspaper publishing expenses partially offset by an increase in corporate costs, mainly personnel costs and professional fees, and an increase at the convention/trade show publishing division and information services division due to growth in operations.

         Interest expense decreased $500,000 in 1992 related to a decrease in debt of $8,000,000, as a result of both the early payoff of bank lines of credit and a term loan and scheduled debt payments. Depreciation and amortization increased $2,488,000 in 1992, substantially all related to the effect of a change in the estimated lives used to depreciate and amortize certain machinery and equipment, advertising lists and covenants-not-to-compete at the shopper-newspapers.


          Liquidity and Capital Resources
          -------------------------------

         Communications' available cash reserves, lines of credit and cash flow have been sufficient to service debt, provide working capital and finance necessary capital expenditures in the ordinary course of operations. Because of the cash to be received ($450,000 per month through March 1996) from the transaction with World Publishing Company, it is anticipated that Communications' cash flow and current lines of credit will be sufficient to meet its scheduled debt and other payment requirements, including the prepayment (if desired) of the indebtedness of Tribune/Swab-Fox to be assumed in the Merger, the anticipated capital expenditures for 1995 and the funding of the Cash Alternative. Additional cash would be needed during 1995 only if a substantial acquisition for cash were undertaken. To provide cash for the possibility of an acquisition and to keep current borrowing to a minimum, Communications is offering three of its trade publications for sale. Communications may also pursue other sources of finance, including private or public placements of debt or common stock or other equity securities of Communications. The utilization of equity securities of Communications may have the effect of diluting or reducing the market price for the Communications Common Stock.

         In 1993, Communications utilized available cash and the proceeds from the sale of the New York Shopper to prepay its 10.32% Senior Notes owned by The Prudential Insurance Company of America. The total amount prepaid was $8,889,000 in remaining principal, plus accrued interest and a prepayment penalty of $802,000. This prepayment penalty was a negotiated reduction from the $1,300,000 prepayment penalty which would have been required under the terms of the notes.

         Also in 1993, Communications prepaid all of its indebtedness to Bank of Oklahoma, N.A. and entered into four, separate revolving credit agreements with BancFirst. These agreements provide for different types of collateral and borrowing arrangements, but together comprise a revolving credit arrangement allowing Communications to borrow up to $6,000,000. During the quarter ended September 30, 1994, Communications and its subsidiaries renewed and decreased their one-year bank lines of credit to $3,750,000.
     In February 1995, Communications added an additional $2,000,000 line of credit, bringing its total available credit to $5,750,000. No funds are currently drawn on these lines of credit.

         Communications anticipates that capital expenditures in 1995 will be approximately $2,600,000, excluding the Cash Alternative and any acquisitions. Other than Communications' information division, the primary capital expenditures will be for computers, software, furniture and office equipment and to acquire additional "reader boxes" at Galaxy. Communications' information division continues to offer its customers in the trucking industry credits for providing employment information to be utilized in its data base, which credits can be used against charges for future services from such division. All of the credits earned are considered capital expenditures for the acquisition of such data. At September 30, 1994, Communications' current assets exceeded current liabilities by $9,831,000.


                                 LEGAL MATTERS


         The validity of the shares of Communications Common Stock to be issued in connection with the Merger will be passed upon for Communications by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma. The federal income tax consequences in connection with the Merger will also be passed upon for Communications and Tribune/Swab-Fox by Conner & Winters, A Professional Corporation.


                                    EXPERTS

         The audited financial statements and schedules of Communications and Tribune/Swab-Fox included or incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


                             STOCKHOLDER PROPOSALS

         Any Communications stockholder desiring to present a proposal for consideration at the 1995 annual meeting of stockholders of Communications must comply with the rules promulgated by the Commission. In order for a proposal to be included in Communications' proxy materials relating to its 1995 annual meeting, a stockholder must have submitted such proposal in writing to Communications not later than December 31, 1994.

         Any Tribune/Swab-Fox stockholder desiring to present a proposal for consideration at the 1995 annual meeting of stockholders of Tribune/Swab-Fox, in the event the Merger is not consummated, must comply with the rules promulgated by the Commission. In order for a proposal to be included in the Tribune/Swab-Fox proxy materials relating to its 1995 annual meeting, if any, a stockholder must have submitted such proposal in writing to Tribune/Swab-Fox not later than December 31, 1994.


                                 OTHER MATTERS

         The Communications Board and the Tribune/Swab-Fox Board have no knowledge of any business to be presented for consideration at the Communications Meeting or the Tribune/Swab-Fox Meeting, as the case may be, other than as described in this Proxy Statement/Prospectus. Should any such other matters properly come before either such Meeting or any adjournment or postponement thereof, the persons named in the enclosed forms of proxy will have discretionary authority to vote such proxies in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of such Meetings.

                          DEFINITION OF CERTAIN TERMS

         When used in this Proxy Statement/Prospectus, the following terms have the meanings indicated below.

         "AMEX" means the American Stock Exchange, Inc.

         "Atwood" means Atwood Convention Publishing, Inc., a Missouri corporation.

         "BancFirst" means BancFirst, an Oklahoma banking institution.

         "BMT" means BMT Communications, Inc., an Oklahoma corporation.

         "Cash Alternative" means the offer of Communications to acquire up to 10 million shares of Tribune/Swab-Fox Common Stock for cash in the Merger from shareholders of Tribune/Swab-Fox at the Offer Price.

         "Cash Consideration" means the Offer Price which shall be exchangeable for shares of Tribune/Swab-Fox Common Stock in the Merger, paid to those Tribune/Swab-Fox stockholders who elect to receive Cash Consideration.

         "Cash Conversion Number" means that number of shares of Tribune/Swab-Fox Common Stock which is equal to 10,000,000 shares of Tribune/Swab-Fox Common Stock less the number of shares of Tribune/Swab-Fox Common Stock
                  ----
     held by stockholders who have perfected their right to appraisal pursuant to Section 262 of the Delaware General Corporation Law.

         "Cash Election Deadline" means the time by which the Cash Election Form must be received by the Exchange Agent in order to constitute a valid election to receive cash for some or all shares of Tribune/Swab-Fox Common Stock. The Cash Election Deadline is 5:00 p.m., New York time, on ____________, 1995.

         "Cash Election Form" means the form to be used to elect to receive cash for some or all shares of Tribune/Swab-Fox Common Stock. A copy of the Cash Election Form is included with this Proxy Statement/Prospectus.

         "Certificate of Merger" means the certificate of merger, prepared and executed in accordance with the applicable provisions of the Delaware General Corporation Law, which will be filed with the Secretary of State of Delaware to cause the Merger to become effective.

         "Closing Date" is the date on which the Merger will be consummated, which (assuming all conditions to the parties' respective obligations to consummate the Merger have then been satisfied or waived) will be the next day following the day on which the Communications Meeting and the Tribune/Swab-Fox Meeting are held or such later date as is agreed upon by Communications and Tribune/Swab-Fox.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Communications" means T/SF Communications Corporation, a Delaware corporation.

         "Communications Board" means the Board of Directors of Communications.

         "Communications Bylaws" means the bylaws of Communications, as currently in effect.

         "Communications Charter" means the Certificate of Incorporation of Communications, as currently in effect.

         "Communications Committee" means the committee appointed by the Communications Board, composed of William N. Griggs, David Lloyd Jones and Martin F. Beck, assigned to negotiate and recommend the Exchange Ratio.

         "Communications Common Stock" means the common stock, par value $0.10 per share, of Communications.

         "Communications Meeting" means the Special Meeting of Stockholders of Communications to be held at 9:00 a.m. local time, on ________, 1995, or any adjournment or postponement thereof, for the purpose of considering and voting on the Merger Agreement.

         "Communications Preferred Stock" means the preferred stock, par value $10.00 per share, of Communications.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware.

         "Effective Time of the Merger" is the time at which the Merger is effective, which will be when the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger. The Certificate of Merger will be filed on the Closing Date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means the person who will be engaged to effect the exchange of certificates representing Tribune/Swab-Fox Common Stock for certificates representing Communications Common Stock, or upon the election of a Tribune/Swab-Fox stockholder, the payment of a specified amount of cash. See "The Merger Agreement--Cash Election Procedures." The Exchange Agent will be Mellon Securities Trust Company or such other agent as may be selected by Communications and be reasonably satisfactory to Tribune/Swab-Fox.

         "Exchange Ratio" means the ratio at which shares of Communications Common Stock will be issued in exchange for shares of Tribune/Swab-Fox Common Stock and is the number equal to 0.1255.

         "Galaxy" means Galaxy Registration, Inc., a Maryland corporation.

         "Letter of Transmittal" means the letter of transmittal to be used to effect the exchange of certificates representing Tribune/Swab-Fox Common Stock for certificates representing Communications Common Stock. A copy of the Letter of Transmittal will be mailed to each record holder of Tribune/Swab-Fox Common Stock entitled to receive Communications Common Stock in exchange therefor as soon as practicable after the Effective Time of the Merger.

         "MECI" means Midwest Energy Companies, Inc., a Delaware corporation.

         "Merger" means the merger of Tribune/Swab-Fox with and into Communications pursuant to the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger, dated January 25, 1995, by and between Communications and Tribune/Swab-Fox.

         "Merger Consideration" means, collectively, the Cash Consideration and the Stock Consideration.

         "New Jersey Shopper" means the shopper newspaper of Shopper's Guide, Inc., a New Jersey corporation.

         "New York Shopper" means the shopper newspaper of Marks-Roiland Communications, Inc., a New York corporation.

         "1995 Land Company" means 1995 Land Company, an Oklahoma limited liability company.

         "Offer Price" means the cash amount to be paid per share for Tribune/Swab-Fox Common Stock to those Tribune/Swab-Fox stockholders who elect to receive cash in lieu of Communications Common Stock. The Offer Price equals $0.80 per share of Tribune/Swab-Fox Common Stock.

         "Oppenheimer" means Oppenheimer & Co., Inc., an investment banking firm retained by the Communications Board to render an opinion regarding the fairness, from a financial point of view, to Communications' stockholders (other than Tribune/Swab-Fox and the officers and directors of each of Tribune/Swab-Fox and Communications) of the consideration to be paid to holders of Tribune/Swab-Fox Common Stock in connection with the Merger.
     See "The Merger--Opinions of Financial Advisors."

         "Registration Statement" means the Registration Statement on Form S-4, as amended (Reg. No. 33-_________), filed by Communications with the Commission with respect to the shares of Communications Common Stock to be issued in the Merger. This Proxy Statement/Prospectus forms a part of such Registration Statement.

         "Section 145" means Section 145 of the Delaware General Corporation Law which relates to indemnification of officers, directors, employees and agents.

         "Section 203" means Section 203 of the Delaware General Corporation Law which relates to business combinations with interested stockholders.

         "Section 262" means Section 262 of the Delaware General Corporation Law which relates to appraisal rights.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of Tribune/Swab-Fox Common Stock.

         "Southwest Securities" means Southwest Securities, Inc., an investment banking firm retained by the Tribune/Swab-Fox Board to render an opinion regarding the fairness of the consideration, from a financial point of view, to be received by the Tribune/Swab-Fox stockholders in connection with the Merger. See "The Merger--Opinions of Financial Advisors."

         "Special Dividend" means that one-time cash dividend of $0.0344 per share of Tribune/Swab-Fox Common Stock, payable on the date of the Tribune/Swab-Fox Meeting, subject to consummation of the Merger, to stockholders of record on the record date for the Tribune/Swab-Fox Meeting, declared by the Tribune/Swab-Fox Board on January 18, 1995.

         "Stock Consideration" means that share of Communications Common Stock multiplied by the Exchange Ratio which shall be exchangeable for each share of Tribune/Swab-Fox Common Stock in the Merger.

         "Tribune/Swab-Fox" means Tribune/Swab-Fox Companies, Inc., a Delaware corporation.

         "Tribune/Swab-Fox Board" means the Board of Directors of Tribune/Swab-Fox.

         "Tribune/Swab-Fox Bylaws" means the bylaws of Tribune/Swab-Fox, as currently in effect.

         "Tribune/Swab-Fox Charter" means the Certificate of Incorporation of Tribune/Swab-Fox, as currently in effect.

         "Tribune/Swab-Fox Class A Common Stock" means the class A common stock, par value $.10 per share, of Tribune/Swab-Fox.

         "Tribune/Swab-Fox Class A Preferred Stock" means the class A preferred stock, series 1, par value $10.00 per share, of Tribune/Swab-Fox.

         "Tribune/Swab-Fox Class B Common Stock" means the class B common stock, par value $.10 per share, of Tribune/Swab-Fox.

         "Tribune/Swab-Fox Common Stock" means, collectively, the Tribune/Swab-Fox Class A Common Stock and the Tribune/Swab-Fox Class B Common Stock.

         "Tribune/Swab-Fox Committee" means the committee appointed by the Tribune/Swab-Fox Board, composed of Jenkin Lloyd Jones, Jr., Martin A. Vaughan and Robert J. Swab, assigned to negotiate and recommend the Exchange Ratio.

         "Tribune/Swab-Fox Meeting" means the Special Meeting of Stockholders of Tribune/Swab-Fox to be held at 9:00 a.m. local time, on ________, 1995, or any adjournment or postponement thereof, for the purpose of considering and voting on the Merger Agreement.

         "Tribune/Swab-Fox New Senior Preferred Stock" means the new senior preferred stock, par value $10.00 per share, of Tribune/Swab-Fox.

         "Tribune/Swab-Fox 6 1/2% Cumulative Convertible Preferred Stock" means the 6 1/2% cumulative convertible preferred stock, par value $10.00 per share, of Tribune/Swab-Fox.

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS
                           AND FINANCIAL STATEMENTS

                                                                      Page
                                                                      ----
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
  TRIBUNE/SWAB-FOX
    Preliminary statement.........................................     F-3
    Unaudited pro forma consolidated statement of operations for
        the nine months ended September 30, 1994..................     F-4
    Unaudited pro forma consolidated statement of operations for
        the year ended December 31, 1993..........................     F-5
    Unaudited pro forma consolidated balance sheet as of
        September 30, 1994........................................     F-6

  COMMUNICATIONS
    Preliminary statement.........................................     F-7
    Unaudited pro forma consolidated statement of operations for
        the nine months ended September 30, 1994..................     F-8
    Unaudited pro forma consolidated statement of operations for
        the year ended December 31, 1993..........................     F-9
    Unaudited pro forma consolidated balance sheet as of
        September 30, 1994........................................     F-10

  POST-MERGER COMMUNICATIONS
    Preliminary statement.........................................     F-11
    Unaudited pro forma consolidated statement of operations for
        the nine months ended September 30, 1994..................     F-12
    Unaudited pro forma consolidated statement of operations for
        the year ended December 31, 1993..........................     F-13
    Unaudited pro forma consolidated balance sheet as of
        September 30, 1994........................................     F-14

HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS
  TRIBUNE/SWAB-FOX
    Nine months ended September 30, 1994 (unaudited)
      Consolidated balance sheets as of September 30, 1994 and
        December 31, 1993.........................................     F-15
      Consolidated statements of operations for the nine months
        ended September 30, 1994 and 1993.........................     F-17
      Consolidated statements of cash flows for the nine months
        ended September 30, 1994 and 1993.........................     F-18
      Notes to consolidated financial statements for the nine
        months ended September 30, 1994 and 1993..................     F-20
    Years ended December 31, 1993, 1992, and 1991
      Report of independent public accountants....................     F-22
      Consolidated balance sheets as of December 31, 1993 and
        1992......................................................     F-23
      Consolidated statements of operations for the years ended
        December 31, 1993, 1992 and 1991..........................     F-25
      Consolidated statements of changes in stockholders' equity
        for the years ended December 31, 1993, 1992 and 1991......     F-26


                                                                      Page
                                                                      ----
        Consolidated statements of cash flows for the years ended
          December 31, 1993, 1992 and 1991........................    F-28
        Notes to consolidated financial statements for the years
          ended December 31, 1993, 1992 and 1991..................    F-30

COMMUNICATIONS
      Nine months ended September 30, 1994 (unaudited)
        Consolidated balance sheets as of September 30, 1994 and
          December 31, 1993.......................................    F-47
        Consolidated statements of operations for the nine months
          ended September 30, 1994 and 1993.......................    F-49
        Consolidated statements of cash flows for the nine months
          ended September 30, 1994 and 1993.......................    F-50
        Notes to consolidated financial statements for the nine
          months ended September 30, 1994 and 1993................    F-52
      Years ended December 31, 1993, 1992, and 1991
        Report of independent public accountants..................    F-54
        Consolidated balance sheets as of December 31, 1993 and
          1992....................................................    F-55
        Consolidated statements of operations for the years ended
          December 31, 1993, 1992 and 1991........................    F-57
        Consolidated statements of changes in stockholders' equity
          for the years ended December 31, 1993, 1992 and 1991....    F-58
        Consolidated statements of cash flows for the years ended
          December 31, 1993, 1992 and 1991........................    F-59
        Notes to consolidated financial statements for the years
          ended December 31, 1993, 1992 and 1991..................    F-61


                               TRIBUNE/SWAB-FOX

             Unaudited Pro Forma Consolidated Financial Statements

       The Tribune/Swab-Fox Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1994, which includes Communications (a 78% owned subsidiary), presents the results of operations of Tribune/Swab-Fox for such period as if (i) the decision by Communications to sell the three BMT trade journals and (ii) the decision to discontinue the real estate segment, had each been made on January 1, 1994. The pro forma information assumes no gain or loss on the ultimate sale of, and no earnings on the proceeds from the sale of, the three BMT trade journals. The Tribune/Swab-Fox Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1993, presents the results of operations of Tribune/Swab-Fox for such period, including Communications, as if the following had occurred on January 1, 1993: (i) the decision by Communications to sell the three BMT trade journals (with an assumption of no gain or loss on the ultimate sale thereof, and no earnings on the proceeds from such sale), (ii) the decision to discontinue the real estate segment, (iii) the November 1, 1993 sale of the New York Shopper assets by Communications, and (iv) the April 30, 1994 sale of the New Jersey Shopper assets by Communications, which were reflected as assets held for sale at December 31, 1993. The Tribune/Swab-Fox Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1994, presents the financial position of Tribune/Swab-Fox, including Communications, as if (i) the Communications decision to sell the three BMT trade journals, (ii) the decision to discontinue the real estate segment, and (iii) the redemption, conversion and repurchase of various capital stocks by Tribune/Swab-Fox, had each been made on September 30, 1994.

       The Tribune/Swab-Fox Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the results of operations which actually would have occurred had the decisions/transactions described above been effected on the dates indicated or which may be expected to occur in the future. The Tribune/Swab-Fox Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Tribune/Swab-Fox December 31, 1993, and September 30, 1994, financial statements included elsewhere in this Proxy Statement/Prospectus.

                               Tribune/Swab-Fox
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                   (in thousands, except per share amounts)

                                                                           For the Nine Months Ended
                                                                               September 30, 1994
                                                ---------------------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                              ---------------------
                                                Historical              Real Estate             Communications          Pro Forma
                                                ----------              -----------             --------------          ---------
                                                                                    (Unaudited)
Revenues                                      $   42,575               $    (557)(1)          $   (8,491)(2)            $  33,527
                                                --------                --------                --------                 --------



Operating costs and expenses                      28,391                  (2,963)(1)              (5,917)(2)               19,511

General and administrative                         8,511                     (48)(1)              (1,222)(2)                7,241

Interest expense                                     780                    (211)(1)                  --                      569

Depreciation and amortization                      2,192                     (32)(1)                (560)(2)                1,600


  Total costs and expenses                        39,874                  (3,254)                 (7,699)                  28,921
                                                --------                --------                --------                 --------


Income (loss) before benefit from
  (provision for) income taxes                     2,701                   2,697 (1)                (792)(2)                4,606

Equity earnings (loss)                               (18)                     18 (1)                  --                       --

Benefit from (provision for) income taxes         (2,266)                     --                     372 (2)               (1,894)

Minority interest in (earnings) losses
  of Communications                                 (874)                     --                     116 (2)                 (758)
                                                --------                --------                --------                 --------


Income (loss) from continuing operations      $     (457)              $   2,715              $     (304)               $   1,954
                                                ========                ========                ========                 ========


Per share amounts:
  Earnings (loss) from continuing operations
    per common and common equivalent share    $    (0.02)                                                               $    0.06
                                                ========                                                                 ========

Weighted average number of common and
  common equivalents share outstanding            31,138                                                                   31,138
                                                ========                                                                 ========

- ------------------------
(1) Reclassification of the results of operations of the real estate segment to discontinued operations based on the December, 1994, approval by the Board of Directors of Tribune/Swab-Fox of a plan to dispose of the remaining real estate segment assets.

(2) Elimination of operations for the period of the three BMT trade journals held for sale, including the related income tax effect and minority interest effect. No gain or loss on sale or earnings on proceeds from such sale are assumed. (See Communications September 30, 1994, Unaudited Pro Forma Consolidated Statement of Operations included elsewhere in this Proxy Statement/Prospectus.)

                               Tribune/Swab-Fox
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                   (in thousands, except per share amounts)

                                                                   For the Year Ended
                                                                    December 31, 1993
                                                ----------------------------------------------------------
                                                                  Pro Forma Adjustments
                                                Historical    Real Estate     Communications     Pro Forma
                                                ----------    -----------     --------------     ---------
                                                                      (Unaudited)
Revenues                                        $   68,540    $     (365)(1)  $  (36,868)(2)    $   31,307
                                                  --------      --------        --------          --------

Operating costs and expenses                        54,613        (4,594)(1)     (29,151)(2)        20,868

General and administrative                          15,060           (60)(1)      (7,150)(2)         7,850

Interest expense                                     2,257          (336)(1)        (595)(2)         1,326

Depreciation and amortization                        3,928          (149)(1)      (2,463)(2)         1,316

Loss on assets held for sale                         9,224            --              --             9,224
                                                  --------      --------        --------          --------
  Total costs and expenses                          85,082        (5,139)        (39,359)           40,584
                                                  --------      --------        --------          --------
Income (loss) before benefit from
  (provision for) income taxes                     (16,542)        4,774(1)        2,491(2)         (9,277)

Equity earnings                                          3            26(1)           --                29

Benefit (provision) for income taxes                 4,097            --            (551)(2)         3,546

Minority interest in (earnings) losses
  of Communications                                  1,929            --            (550)(2)         1,379
                                                  --------      --------        --------          --------
Income (loss) from continuing operations        $  (10,513)   $    4,800      $    1,390        $   (4,323)
                                                  ========      ========        ========          ========
Per share amounts:
  Earnings (loss) from continuing
    operations per common and
    common equivalent share                     $   (0.35)                                      $   (0.14)
                                                  ========                                        ========
Weighted average number of common
  and common equivalent shares
  outstanding                                       30,286                                          30,286
                                                  ========                                        ========

- ------------------------
(1) Reclassification of the results of operations of the real estate segment to discontinued operations based on the December, 1994, approval by the Board of Directors of Tribune/Swab-Fox of a plan to dispose of the remaining real estate segment assets.

(2) These adjustments relate to Communications' consolidation in Tribune/Swab-Fox and consist of: (i) the elimination of the New Jersey Shopper and New York Shopper operations for the period, (ii) the recognition of income for the period from the covenant-not-to-compete entered into with the buyer of the shopper-newspapers, (iii) the elimination of operations for the period of the three BMT trade journals held for sale (no gain or loss on sale or earnings on proceeds from such sale are assumed), (iv) the reduction in interest expense based on the assumed utilization of proceeds from the sale of assets and covenant-not-to-compete to retire the 10.32% Senior Notes as required in connection with the November 1, 1993, sale of the New York Shopper assets, and (v) the recognition of the income tax effect resulting from the adjustments described in (i)-(iv) above. (See Communications December 31, 1993, Unaudited Pro Forma Consolidated Statement of Operations included elsewhere in this Proxy Statement/Prospectus.)

                               Tribune/Swab-Fox
                       Unaudited Pro Forma Consolidated
                                 Balance Sheet
                              September 30, 1994
                                (in thousands)

                                                                Pro Forma Adjustments
                                              Historical    Real Estate      Communications      Pro Forma
                                              ----------    -----------      --------------      ---------
                                                                    (Unaudited)
ASSETS
- ------
Current Assets                                $   26,001    $      884(1)(2)   $    6,493(3)      $  33,378
Contract Receivable and Investments                4,743          (175)(1)             --             4,568
Property, Plant and Equipment, net                 9,735         (4977)(1)           (568)(3)         4,190
Intangibles and Other Assets, net                 17,676         1,291(1)          (6,026)(3)        12,941
                                               ---------     ---------          ---------          --------
                                              $   58,155    $   (2,977)        $     (101)        $  55,077
                                               =========     =========          =========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                           $   16,784    $     (538)(1)      $    (101)(3)     $  16,145
Long-Term Debt                                     6,259          (868)(1)             --             5,391
Deferred Contract Liabilities                      2,344           (51)(1)             --             2,293
Deferred Income Taxes                                326            --                 --               326
Minority Interest                                  6,547            --                 --             6,547
Stockholders' Equity                              25,895        (1,520)(2)             --            24,375
                                               ---------     ---------           --------          --------
                                              $   58,155    $   (2,977)         $    (101)        $  55,077
                                               =========     =========           ========          ========

- ------------------------
(1) Reclassification of the net assets of the discontinued real estate segment.

(2) Redemption of Class A Preferred Stock and New Senior Preferred Stock, conversion of 6 1/2% Cumulative Convertible Preferred Stock, and repurchase and retirement of 200,000 shares of Class A Common Stock for $0.80 per share on December 19, 1994.

(3) Reclassification to assets held for sale of the Communications net assets of the three BMT trade journals held for sale. (See Communications
    September 30, 1994, Unaudited Pro Forma Consolidated Balance Sheet included elsewhere in this Proxy Statement/Prospectus.)

                                COMMUNICATIONS

             Unaudited Pro Forma Consolidated Financial Statements

       The Communications Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1994, presents the results of operations of Communications for such period as if the decision to sell the three BMT trade journals had been made on January 1, 1994. The pro forma information assumes no gain or loss on the ultimate sale of, and no earnings on the proceeds from the sale of, the three BMT trade journals. The Communications Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1993, presents the results of operations of Communications for such period as if the following had occurred on January 1, 1993: (i) the decision to sell the three BMT trade journals (with an assumption of no gain or loss on the ultimate sale thereof and no earnings on the proceeds from such sale), (ii) the November 1, 1993, sale of the New York Shopper assets, and (iii) the April 30, 1994, sale of the New Jersey Shopper assets, which were reflected as assets held for sale at December 31, 1993. The Communications Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1994, presents the financial position of Communications as if the decision to sell the three BMT trade journals had been made on September 30, 1994.

       The Communications Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the results of operations which actually would have occurred had the decisions/transactions described above been effected on the dates indicated or which may be expected to occur in the future. The Communications Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Communications December 31, 1993, and September 30, 1994, financial statements included elsewhere in this Proxy Statement/Prospectus.

                                Communications
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                   (in thousands, except per share amounts)


                                                         For the Nine Months Ended
                                                             September 30, 1994
                                                -------------------------------------------
                                                                  Pro Forma
                                                                 Adjustments
                                                                 -----------
                                                                  BMT Trade
                                                Historical        Journals         Pro Forma
                                                ----------       ------------      ---------
                                                                  (Unaudited)
Revenues                                       $  41,432         $  (8,491)(1)(2) $   32,941
                                                --------          --------         ---------

Operating costs and expenses                      25,428            (5,917)(1)        19,511

General and administrative                         7,751            (1,222)(1)         6,529

Interest expense                                     424                --               424

Depreciation and amortization                      2,191              (560)(1)         1,631
                                                --------          --------         ---------

  Total costs and expenses                        35,794             7,699            28,095
                                                --------          --------         ---------
Income before provision for
  income taxes                                     5,638              (792)            4,846

Provision for income taxes                        (2,266)              372(1)         (1,894)
                                                --------          --------         ---------

Net income                                     $   3,372         $    (420)       $    2,952
                                                ========          =========        =========

Per share amounts:
  Earnings per common and
    common equivalent share                    $    0.64                          $     0.57
                                                ========                           =========

Weighted average number of common and
  common equivalent shares outstanding             5,224                               5,224
                                                ========                           =========

- ------------------------

(1) Elimination of operations for the period for the three BMT trade journals held for sale including the related income tax effect. No gain or loss on the sale or earnings from proceeds from such sale are assumed.

(2) Recognition of interest income on the assumed investment of the proceeds from the sale of the New Jersey Shopper assets.

                                Communications
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                   (in thousands, except per share amounts)

                                                                          For the Year Ended
                                                                          December 31, 1993
                                                ------------------------------------------------------------------
                                                                         Pro Forma Adjustments
                                                                     -----------------------------
                                                                     Shopper-            BMT Trade
                                                Historical           Newspapers          Journals        Pro Forma
                                                ----------           ----------          ---------       ---------
                                                                              (Unaudited)
Revenues                                        $ 67,977            $(25,813)(1)(2)     $(11,055)(2)      $ 31,109
                                                --------            --------            --------          --------
Operating costs and expenses                      49,658             (21,601)(1)          (7,550)(2)        20,507
General and administrative                        14,325              (5,422)(1)          (1,728)(3)         7,175
Interest expense                                   1,620                (595)(1)(4)           --             1,025
Depreciation and amortization                      3,794              (1,680)(1)            (783)(3)         1,331
Loss on assets held for sale                       9,224                  --                  --             9,224
                                                --------            --------            --------          --------
  Total costs and expenses                        78,621             (29,298)            (10,061)          (39,262)
                                                --------            --------            --------          --------
Income (loss) before (provision
  for) benefit from income taxes                 (10,644)              3,485                (994)           (8,153)
Earnings of Equity Investments                        29                  --                  --                29
(Provision for) benefit from
   income taxes                                    4,097              (1,014)(5)             463(5)         (3,546)
                                                --------            --------            --------          --------
Income (loss) before
  extraordinary loss                            $ (6,518)           $  2,471            $   (531)         $ (4,578)
                                                ========            ========            ========          ========
Per share amounts:
  Earnings (loss) per common
    and common equivalent share
    before extraordinary loss                   $  (1.23)                                                 $  (0.87)
                                                ========                                                  ========
Weighted average number of common
  and common equivalent shares
  outstanding                                      5,274                                                     5,274
                                                ========                                                  ========

- ------------------
(1) Elimination of the New Jersey Shopper operations and New York Shopper operations for the period.

(2) Recognition of income for the period from the covenant-not-to-compete entered into with the buyer of the shopper-newspapers and interest income on the assumed investment of the proceeds from the sale of such shopper-newspapers.

(3) Elimination of operations for the period of the three BMT trade journals held for sale. No gain or loss on the sale or earnings from proceeds from such sale are assumed.

(4) Reduction in interest expense based on the assumed utilization of proceeds from the sale of assets and covenant-not-to-compete to retire the 10.32% Senior Notes, as required in connection with the November 1, 1993, sale of the New York Shopper assets.

(5) Recognition of the income tax effect resulting from the adjustments described in notes (1) through (4) above.

                                Communications
                       Unaudited Pro Forma Consolidated
                                 Balance Sheet
                              September 30, 1994
                                (in thousands)

                                                               Pro Forma
                                                               Adjustments
                                                               -----------
                                                               BMT Trade
                                              Historical       Journals        Pro Forma
                                              ----------       -----------     ---------
                                                              (Unaudited)
ASSETS
- ------

Current Assets                                $   25,274      $   6,493 (1)   $   31,767
Contract Receivable and Investments                3,566             --            3,566
Property, Plant and Equipment, net                 4,758           (568)(1)        4,190
Intangibles and Other Assets, net                 17,725         (6,026)(1)       11,699
                                                --------       --------         --------
                                              $   51,323      $    (101)      $   51,222
                                                ========       ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Current Liabilities                           $   15,443      $    (101)(1)   $   15,342
Long-Term Debt                                     3,960             --            3,960
Deferred Contract Liabilities                      2,293             --            2,293
Deferred Income Taxes                                326             --              326
Stockholders' Equity                              29,301             --           29,301
                                                --------       --------         --------
                                              $   51,323      $    (101)      $   51,222
                                                ========       ========         ========

- --------------------------------
(1) Reclassifcation to assets held for sale of the net assets of the three BMT trade journals held for sale.

                          POST-MERGER COMMUNICATIONS

             Unaudited Pro Forma Consolidated Financial Statements

       The Merger of Tribune/Swab-Fox and Communications will be accounted for as a reverse acquisition of Communications by Tribune/Swab-Fox. Accordingly, the financial history of Communications will be that of Tribune/Swab-Fox. Therefore, the Post-Merger Communications Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1994, and the year ended December 31, 1993, present the respective Tribune/Swab-Fox Unaudited Pro Forma Consolidated Statements of Operations adjusted for the following effects of the Merger: (i) increased interest expense related to the assumed borrowing of a portion of the $8 million used to buy back 10 million shares of Tribune/Swab-Fox in the Cash Alternative (the maximum number of shares to be bought), (ii) increased amortization resulting from goodwill generated in the purchase accounting treatment of the Merger, (iii) elimination of minority interest, and (iv) the related tax effect of the Merger, as if the Merger had occurred on January 1, 1994, with respect to the operations for the nine month period ended September 30, 1994, and January 1, 1993, with respect to the operations for the year ended December 31, 1993. The Post-Merger Communications Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1994, presents the September 30, 1994, Tribune/Swab-Fox Unaudited Pro Forma Consolidated Balance Sheet adjusted for the following effects of the Merger:
(i) the borrowing of a portion of the $8 million necessary to buy back 10 million shares (the maximum number of shares to be bought in the Cash Alternative) of Tribune/Swab-Fox, (ii) the purchase adjustment, including goodwill generated in the purchase accounting treatment of the Merger, (iii) the elimination of minority interest, and (iv) the accrual of estimated costs of the Merger.

       The Post-Merger Communications Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the results of operations which actually would have occurred had the Merger taken place on the dates indicated or which may be expected to occur in the future. The Post-Merger Communications Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Tribune/Swab-Fox December 31, 1993, and September 30, 1994, financial statements included elsewhere in this Proxy Statement/Prospectus.

                          Post-Merger Communications
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                   (in thousands, except per share amounts)

                                                         For the Nine Months Ended
                                                            September 30, 1994
                                               --------------------------------------------
                                               Tribune                            Pro Forma
                                               Swab-Fox       Adjustments         Assuming
                                               Pro Forma      for Merger           Merger
                                               ---------      -----------         ---------
Revenues                                      $   33,527      $     (170)(1)     $  33,357
                                               ---------       ---------          --------

Operating costs and expenses                      19,511              --            19,511

General and administrative                         7,241              --             7,241

Interest expense                                     569             435(1)          1,004

Depreciation and amortization                      1,600              36(2)          1,636
                                               ---------       ---------          --------

  Total costs and expenses                        28,921             471            29,392
                                               ---------       ---------          --------

Income (loss) before income taxes                  4,606            (641)            3,965


Benefit from (provision for) income taxes         (1,894)          1,627(3)           (267)
                                                                      --
Minority interest in earnings (losses)              (758)            758(4)             --
                                               ---------       ---------          --------

Income (loss) from continuing operations      $    1,954      $    1,744         $   3,698
                                               =========       =========          ========

Per share amounts:
  Earnings (loss) from continuing
    operations per common
    and common equivalent shares                                                 $    1.00
                                                                                  ========
Weighted average number of common
  and common equivalent shares
  outstanding                                                                        3,715 (5)
                                                                                  ========

- ------------------------
(1) Elimination of investment income on cash used for the purchase of minority interest and reflects interest expense on borrowings under lines of credit used to complete the minority interest purchase, including payment of the Special Dividend and acquiring 10,000,000 shares of Tribune/Swab-Fox stock in the Cash Alternative.

(2) Reflects amortization of goodwill for the period resulting from the purchase of the minority interest.

(3) Adjust tax provision for effect of pro forma adjustments and the effect of filing a consolidated federal income tax return rather than separate income tax returns including utilization of net operating loss carryforward for federal income tax purposes not previously recognized as deferred tax assets.

(4) Reflects elimination of minority interest through purchase by Tribune/Swab-Fox.

(5) Reflects common shares outstanding after the Merger assuming that the maximum number of shares were acquired in the Cash Alternative.

                          Post-Merger Communications
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                   (in thousands, except per share amounts)


                                                                  For the Year Ended
                                                                  December 31, 1993
                                                  ------------------------------------------------
                                                  Tribune                                Pro Forma
                                                  Swab-Fox         Adjustments            Assuming
                                                  Pro Forma        for Merger              Merger
                                                  ---------        -----------           ---------

Revenues                                        $   31,307      $     (228)(1)          $   31,079
                                                  --------        --------                --------

Operating costs and expenses                        20,868              --                  20,868

General and administrative                           7,850              --                   7,850

Interest expense                                     1,326             660 (1)               1,986

Depreciation and amortization                        1,316              48 (2)               1,364

Loss on assets held for sale                         9,224              --                   9,224
                                                  --------        --------                --------

  Total costs and expenses                          40,584             708                  41,292
                                                  --------        --------                --------


Income (loss) before income taxes                   (9,277)           (936)                (10,213)

Equity earnings                                         29              --                      29

Benefit from (provision for) income taxes            3,546             335 (3)               3,881

Minority interest in earnings (losses)               1,379          (1,379)(4)                  --
                                                  --------        --------                --------


Income (loss) from continuing operations        $   (4,323)     $   (1,980)             $   (6,303)
                                                  ========        ========                ========

Per share amounts :
  Earnings (loss) from continuing operations
    per common and and common equivalent shares                                         $    (1.70)
                                                                                          ========

Weighted average number of common and common
  equivalent shares outstanding                                                              3,715 (5)
                                                                                          ========


- --------------------------------
(1) Elimination of investment income on cash used for the purchase of minority interest and reflects interest expense on borrowings under lines of credit used to complete the minority interest purchase, including payment of the Special Dividend and acquiring 10,000,000 shares of Tribune/Swab-Fox stock in the Cash Alternative.

(2) Reflects amortization of goodwill for the period resulting from the purchase of the minority interest.

(3) Adjust tax provision for effect of pro forma adjustments and the effect of filing a consolidated federal income tax return rather than separate income tax returns.

(4) Reflects elimination of minority interest through purchase by Tribune/Swab-Fox.

(5) Reflects common shares outstanding after the Merger assuming that the maximum number of shares were acquired in the Cash Alternative.

                          Post-Merger Communications
                       Unaudited Pro Forma Consolidated
                                 Balance Sheet
                              September 30, 1994
                                (in thousands)

                                               Tribune/                            Pro Forma
                                               Swab-Fox        Adjustments         Assuming
                                               Pro Forma       for Merger           Merger
                                               ---------       ---------           ---------
ASSETS
- ------
Current Assets                                $   33,378      $   (7,564)(1)(2)   $   25,814
Contract Receivable and Investments                4,568              --               4,568
Property, Plant and Equipment, net                 4,190              --               4,190
Intangibles and Other Assets, net                 12,941             477 (2)          13,418
                                               ---------       ---------           ---------
                                              $   55,077      $   (7,087)         $   47,990
                                               =========       =========           =========
LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Current Liabilities                           $   16,145      $    2,000(2)       $   18,145
Long-Term Debt                                     5,391              --               5,391
Deferred Contract Liabilities                      2,293              --               2,293
Deferred Income Taxes                                326              --                 326
Minority Interest                                  6,547          (6,547)(2)              --
Stockholders' Equity                              24,375          (2,540)(1)(2)       21,835
                                               ---------       ---------           ---------
                                              $   55,077      $   (7,087)         $   47,990
                                               =========       =========           =========


- ------------------------

(1) Reflects payment of the Special Dividend of $0.0344 per share by Tribune/Swab-Fox to Tribune/Swab-Fox stockholders prior to the effective time of the Merger (excluding shares owned by Communications and assumed retired).

(2) Reflects purchase of minority interest in Communications by Tribune/Swab-Fox accounted for as an asset purchase, the purchase of 10,000,000 shares of Tribune/Swab-Fox at $0.80 per share in the Cash Alternative, borrowings under the lines of credit of $1,500,000 used to partially fund the purchase of shares in the Cash Alternative, issuance of Communications shares to Tribune/Swab-Fox stockholders based on 0.1255 shares of Communications for each Tribune/Swab-Fox share not purchased in the Cash Alternative, and accrual of the estimated costs of the Merger.

                               TRIBUNE/SWAB-FOX
                          CONSOLIDATED BALANCE SHEETS
                     (In thousands, except share amounts)

                                                                        September 30, December 31,
                                                                             1994           1993
                                                                           --------       --------
                                                                          (Unaudited)
    ASSETS
    ------
Current Assets:
  Cash and cash equivalents                                               $  7,719       $  2,808
  Short-term investments                                                     2,000             --
  Accounts receivable, less reserve for doubtful accounts
    of $612 in 1994 and $465 in 1993                                         8,707          6,541
  Inventories                                                                  395            188
  Deferred tax asset                                                           152          1,444
  Current contract receivable and other current assets                       6,779          5,661
  Refundable income taxes                                                      249            404
  Assets held for sale                                                          --          4,350
                                                                           --------       --------

     Total current assets                                                   26,001         21,396
                                                                           --------       --------

Investments                                                                     93            366
                                                                           --------       --------

Contract and notes receivable                                                4,650          7,090
                                                                           --------       --------

Property, plant and equipment, at cost                                      12,849         17,616
  Less accumulated depreciation                                              3,114          3,650
                                                                           --------       --------

                                                                             9,735         13,966
                                                                           --------       --------

Intangibles and other assets, net of amortization                           17,676         17,241
                                                                           --------       --------

                                                                          $ 58,155       $ 60,059
                                                                           ========       ========

          See accompanying notes to consolidated financial statements

                               TRIBUNE/SWAB-FOX
                    CONSOLIDATED BALANCE SHEETS - Continued
                     (In thousands, except share amounts)


                                                                       September 30, December 31,
                                                                            1994          1993
                                                                          --------      --------
    LIABILITIES AND STOCKHOLDERS' EQUITY                                 (Unaudited)
    ------------------------------------
Current Liabilities:
  Accounts payable                                                       $  5,592       $  3,635
  Accrued liabilities                                                       9,503          6,867
  Current portion of long-term debt                                         1,689          1,880
                                                                          --------       --------

     Total current liabilities                                             16,784         12,382
                                                                          --------       --------

Long-term debt, net of current portion                                      6,259          9,273
                                                                          --------       --------

Deferred contract liabilities                                               2,344          2,424
                                                                          --------       --------

Deferred tax liability                                                        326          1,531
                                                                          --------       --------

Minority interests in consolidated subsidiaries                             6,547          7,999
                                                                          --------       --------

Stockholders' Equity:
  Preferred stock, $10 par value                                              459            459
  Common stock, Class A, $.10 par value, 50,000,000 shares authorized       2,680          2,680
  Common stock, Class B, $.10 par value, 10,000,000 shares authorized         370            370
  Additional paid-in capital                                               19,211         19,211
  Retained earnings                                                         3,740          4,295
                                                                          --------       --------

                                                                           26,460         27,015
  Less stock of parent company held by a subsidiary                           565            565
                                                                          --------       --------

    Total stockholders' equity                                             25,895         26,450
                                                                          --------       --------

                                                                         $ 58,155       $ 60,059
                                                                          ========       ========

          See accompanying notes to consolidated financial statements

                               TRIBUNE/SWAB-FOX
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)


                                                                         Nine Months Ended
                                                                           September 30,
                                                                       --------------------
                                                                       1994            1993
                                                                       ----            ----
                                                                            (Unaudited)
Revenues:
  Publishing                                                         $   10,498  $   36,704
  Information services                                                   11,349      11,012
  Exposition services                                                    15,389       7,206
  Other operating income and interest                                     5,339       3,505
                                                                        --------    --------

    Total revenues                                                       42,575      58,427
                                                                        --------    --------
Costs and Expenses:
  Publishing                                                              8,548      29,446
  Information services                                                    6,714       7,173
  Exposition services                                                    10,166       6,147
  Other operating expenses                                                2,963       4,863
  General and administrative                                              8,511      13,048
  Interest                                                                  780       1,868
  Depreciation and amortization                                           2,192       3,346
  Loss on assets held for sale                                               --       9,224
                                                                        --------    --------

    Total costs and expenses                                             39,874      75,115
                                                                        --------    --------
Income (loss) before income taxes
  and extraordinary loss                                                  2,701    ( 16,688 )
Earnings (losses) from equity investments                              (     18 )         8
Benefit from (provision for) income taxes                              (  2,266 )     4,405
Minority interest in (income) losses
  of consolidated subsidiaries                                         (    874 )     1,969
                                                                        --------    --------
  Income (loss) before extraordinary loss                              (    457 )  ( 10,306 )
Extraordinary loss, net of tax of $340                                 (     -- )  (    560 )
                                                                        --------    --------
Net income (loss)                                                      (    457 )  ( 10,866 )
Dividends on preferred shares                                                98          98
                                                                        --------    --------
Income (loss) applicable to common shares                             $(    555 ) $( 10,964 )
                                                                        ========    ========
Per Share Amounts:

  Primary earnings (loss) per common
    and common equivalent share:
      Before extraordinary loss                                       $(   0.02 ) $(   0.34 )
      Extraordinary loss                                                     --    (   0.02 )
                                                                        --------    --------
                                                                      $(   0.02 ) $(   0.36 )
                                                                        ========    ========
  Fully Diluted earnings (loss) per common
    and common equivalent share:
      Before extraordinary loss                                        $    N/A   $     N/A
      Extraordinary loss                                                    N/A         N/A
                                                                        --------    --------
                                                                       $    N/A   $     N/A
                                                                        ========    ========

  Cash dividends per common share                                      $     --   $      --
                                                                        ========    ========

          See accompanying notes to consolidated financial statements

                               TRIBUNE/SWAB-FOX
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                           Nine Months Ended
                                                                             September 30,
                                                                         -------------------
                                                                          1994         1993
                                                                          ----         ----
                                                                             (Unaudited)
Cash flows from operating activities:
  Net income (loss)                                                  $(    457  ) $( 10,866 )
                                                                        -------     -------
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
       Depreciation and amortization                                     2,192        3,346
       (Earnings) losses from equity investments                            18     (      8 )
       Accretion of interest expense                                        37          200
       Gain on sale of property, plant and equipment                  (    720 )   (     39 )
       Reserves provided on real estate and
         venture capital investments                                     2,812        4,737
       Loss on assets held for sale                                         --        9,224
       Deferred compensation                                                --        1,855
       Changes in assets and liabilities:
         Accounts receivable                                          (  1,405 )   (  2,078 )
         Inventory                                                    (     12 )         15
         Other current assets                                         (    732 )   (    967 )
         Intangibles and other assets                                      152          106
         Accounts payable and accrued liabilities                        4,376        1,950
         Minority interest                                                 874     (  1,969 )
         Deferred taxes                                                 (1,341)    (  5,342 )
                                                                        -------     -------
           Total adjustments                                             6,251       11,030
                                                                        -------     -------
    Net cash provided by operating activities                            5,794          164
                                                                        -------     -------

Cash flows from investing activities:
  Purchase of short-term investments                                  (  2,000 )   (    501 )
  Capital expenditures                                                (  2,170 )   (  1,229 )
  Net collections on notes and
    contract receivables                                                 3,552        2,427
  Payments on deferred contract liabilities                           (    403 )   (    879 )
  Additions to investments                                                  --     (    213 )
  Proceeds from the sale of assets held for sale
    and property, plant and equipment                                     8,323          74
  Payment for acquisition, net of cash acquired                       (  1,114 )         --
  Distributions from equity investments                                     29           51
                                                                        -------     -------

    Net cash provided (used) by investing activities                     6,217     (    270 )
                                                                        -------     -------

          See accompanying notes to consolidated financial statements

                               TRIBUNE/SWAB-FOX
               CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
                                (In thousands)

                                                                         Nine Months Ended
                                                                            September 30,
                                                                       ---------------------
                                                                       1994             1993
                                                                       ----             ----
                                                                             (Unaudited)
Cash flows from financing activities:
  Payments on notes payable                                            (    152 )   (     51 )
  Principal payments of long-term debt                                 (  4,586 )   (  3,787 )
  Issuance of common stock                                                  347           --
  Acquisition of common stock retired                                  (  2,611 )   (    100 )
  Dividends on preferred stock                                         (     98 )   (     98 )
                                                                         -------      -------
    Net cash used in financing activities                              (  7,100 )   (  4,036 )
                                                                         -------      -------
Change in cash and cash equivalents                                       4,911     (  4,142 )

Cash and cash equivalents at beginning of period                          2,808        9,763
                                                                         -------      -------
Cash and cash equivalents at end of period                             $  7,719     $  5,621
                                                                         =======      =======

          See accompanying notes to consolidated financial statements

                               TRIBUNE/SWAB-FOX
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
             For the nine months ended September 30, 1994 and 1993

       1.  Basis of Presentation

       The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Results of operations for the nine months ended September 30, 1994, are not necessarily indicative of the results to be expected for the year ending December 31, 1994. For further information, refer to the consolidated financial statements and related notes thereto included in Tribune/Swab-Fox's annual report on Form 10-K for the year ended December 31, 1993.

       Effective March 1, 1994, Tribune/Swab-Fox acquired 100% of the outstanding common stock of Galaxy Registration, Inc. ("Galaxy"), which has been accounted for as a purchase for financial reporting purposes.

       2.  Common Stock and Earnings Per Share.

       Weighted average shares of common stock issued and outstanding during the nine months ended September 30, 1994 and 1993 were 29,757,000 and 30,440,000, respectively.

       3.  Income Taxes

       Income tax provision or benefit for the nine months ended September 30, 1994 and 1993, does not bear a normal relationship to the statutory federal income tax rate of 34% mainly as a result of amortization of goodwill related to acquisitions, state income taxes and because Tribune/Swab-Fox is a tax filing entity separate and apart from T/SF Communications Corporation, its 78% owned subsidiary ("Communications").

       4.  Assets Held for Sale

       Effective April 30, 1994, Tribune/Swab-Fox completed the sale of its shopper-newspaper and commercial printing operation in southern New Jersey, known as Shopper's Guide, Inc. The assets of this operation were reduced to net realizable value and recognized as "Assets Held for Sale" at September 30, 1993. The sale of these assets did not result in any gain or loss.

       5.  Proposed Merger with Communications

       In September, 1994, Tribune/Swab-Fox announced that a preliminary agreement had been reached to merge with its 78% owned subsidiary, Communications. Final terms are pending valuation of certain of Tribune/Swab-Fox's investment assets. The merger will be structured such that Tribune/Swab-Fox's stockholders, subject to their approval of the transaction, will receive Communications' common stock or cash or a combination of both. Communications will acquire up to 10,000,000 shares, or approximately one-third, of Tribune/Swab-Fox's outstanding common stock for cash at an estimated offer price of $0.80 per share, with the remaining shares of Tribune/Swab-Fox to be exchanged for Communications shares on a to-be determined ratio, which is estimated to be in a range of one share of Communications' stock for every 8.0 to 8.4 shares of Tribune/Swab-Fox's stock. Communications intends to file a registration statement with the Securities and Exchange Commission covering Communications' shares of common stock to be issued in the merger. The transaction will require the approval of Tribune/Swab-Fox's and Communications' stockholders.

       6.  Write-down of Real Estate

       Tribune/Swab-Fox's Board of Directors made the decision to reduce the book value of the Tribune/Swab-Fox's remaining real estate by approximately $2,800,000 as of September 30, 1994, to reflect the value of such assets related to attempting quick sales of these assets such that proceeds can be used to retire debt prior to the merger with Communications as set forth above.

       7.  Reclassifications

       Certain reclassifications have been made in the 1993 financial statements to conform to the 1994 presentation.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Tribune/Swab-Fox Companies, Inc.:

     We have audited the accompanying consolidated balance sheets of Tribune/Swab-Fox Companies, Inc. (a Delaware corporation) and subsidiaries (Tribune/Swab-Fox) as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tribune/Swab-Fox as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.



                                                        ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
March 4, 1994

                               TRIBUNE/SWAB-FOX

                          CONSOLIDATED BALANCE SHEETS
                   (In thousands, except per share amounts)

                                                        December 31,
                                                    1993             1992
                                                    ----             ----
                                    ASSETS
Current Assets:
  Cash and cash equivalents                       $ 2,808          $ 9,763
  Accounts receivable, less reserve for
   doubtful accounts of $465 in 1993 and
   $1,226 in 1992                                   6,541           10,107
  Inventories  (Note 1)                               188            1,025
  Deferred tax assets (Notes 1 and 8)               1,444               --
  Current contract receivable and other
   current assets                                   5,661            4,915
  Refundable income taxes                             404               45
  Assets held for sale (Note 4)                     4,350               --
                                                  -------          -------

    Total current assets                           21,396           25,855
                                                  -------          -------

Investments (Note 5):
  Equity investments                                  325            1,125
  Other investments, at cost                           41              436
                                                  -------          -------

                                                      366            1,561
                                                  -------          -------

Contract and Notes Receivable (Note 2)              7,090           15,140
                                                  -------          -------

Property, Plant and Equipment, at cost
    (Notes 1, 6 and 7):
  Printing equipment                                   --            4,518
  Rental property and other real estate            13,337           10,721
  Computers, leasehold improvements, furniture
    and fixtures and other machinery                4,279            6,572
                                                  -------          -------

                                                   17,616           21,811
  Less - accumulated depreciation                   3,650            7,256
                                                  -------          -------

                                                   13,966           14,555
                                                  -------          -------
Intangibles and Other Assets, net (Notes
  1 and 3)                                         17,241           30,991
                                                  -------          -------

                                                  $60,059          $88,102
                                                  =======          =======


  The accompanying notes are an integral part of these consolidated financial statements.

                               TRIBUNE/SWAB-FOX

                          CONSOLIDATED BALANCE SHEETS
                   (In thousands, except per share amounts)


                                                       December 31,
                                                  1993            1992
                                                  ----            ----

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable                                 $    --         $   349
  Accounts payable                                3,635           4,353
  Accrued liabilities (Note 13)                   6,867           7,513
  Deferred tax liabilities (Notes 1 and 8)           --             989
  Current portion of long-term debt (Note 7)      1,880           4,320
                                                -------         -------

     Total current liabilities                   12,382          17,524
                                                -------         -------

Long-Term Debt (Note 7)                           9,273          16,593
                                                -------         -------

Deferred Contract Liabilities and Credits         2,424           1,834
                                                -------         -------

Deferred Tax Liabilities (Notes 1 and 8)          1,531           3,935
                                                -------         -------

Minority Interests in Consolidated
 Subsidiaries (Note 1)                            7,999           9,928
                                                -------         -------

Commitments and Contingencies (Notes 3 and 10)

Stockholders' Equity, per accompanying statement
     (Notes 1, 7 and 11):
  Preferred stocks, $10 par value                   459             459
  Common stock, Class A, $.10 par value,
     50,000 shares authorized                     2,680           2,690
  Common stock, Class B, $.10 par value,
     10,000 shares authorized                       370             370
  Additional paid-in capital                     19,211          19,262
  Retained earnings                               4,295          15,507
                                                -------         -------

                                                 27,015          38,288
  Less stock of parent company held by
     subsidiary (Note 11)                          (565)             --
                                                -------         -------

     Total stockholders' equity                  26,450          38,288
                                                -------         -------

                                                $60,059         $88,102
                                                =======         =======



  The accompanying notes are an integral part of these consolidated financial statements.

                               TRIBUNE/SWAB-FOX

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)


                                                    Year Ended December31,
                                                   1993      1992      1991
                                                 -------   -------   -------
Revenues  (Notes 1 and 3):
  Publishing                                    $ 49,493  $ 79,017  $ 81,263
  Information services                            14,499    12,673    10,522
  Other operating income and interest              4,548     3,949     3,334
                                                 -------   -------   -------
                                                  68,540    95,639    95,119
                                                 -------   -------   -------

Costs and Expenses  (Notes 1, 3, 4 and 6):
  Publishing                                      40,198    56,070    59,244
  Information services                             9,460     8,214     6,795
  Other operating expenses                         4,955       975       694
  General and administrative                      15,060    21,402    21,820
  Interest                                         2,257     3,007     3,623
  Depreciation and amortization                    3,928     7,516     5,031
  Loss on assets held for sale                     9,224        --        --
                                                 -------   -------   -------
                                                  85,082    97,184    97,207
                                                 -------   -------   -------

Loss before unusual gain, equity earnings and
  income taxes                                   (16,542)  ( 1,545)  ( 2,088)
Unusual gain  (Note 2)                                --    24,412        --
Earnings (losses) of equity investments
  (Note 5)                                             3        37   (     8)
Income tax (provision) benefit
  (Notes 1 and 8)                                  4,097   (10,569)      158
Minority interest in (earnings) losses of
  consolidated subsidiaries (Note 1)               1,929   ( 3,983)      369
                                                 -------   -------   -------
  Income (loss) before extraordinary loss        (10,513)    8,352    (1,569)
Extraordinary loss, net of tax of $340 (Note 7)  (   560)       --        --
                                                 -------   -------   -------
Net income (loss)                                (11,073)    8,352    (1,569)
Dividends on preferred shares (Note 9)           (   139)  (   139)   (  139)
                                                 -------   -------   -------
Income (loss) applicable to common shares       $(11,212) $  8,213  $ (1,708)
                                                 =======   =======   =======

Per Share Amounts  (Note 1):

  Primary earnings (loss) per common
    and common equivalent share:
      Before extraordinary loss                 $(   .35) $    .25  $ (  .06)
      Extraordinary loss                         (   .02)       --        --
                                                 -------   -------   -------
                                                $(   .37) $    .25    (  .06)
                                                 =======   =======   =======
  Fully diluted earnings (loss) per common
    and common equivalent share:
      Before extraordinary loss                 $    N/A  $    .24  $    N/A
      Extraordinary loss                             N/A        --       N/A
                                                 -------   -------   -------
                                                $    N/A  $    .24  $    N/A
                                                 =======   =======   =======
  Cash dividends per common share               $     --        --        --
                                                 =======   =======   =======



  The accompanying notes are an integral part of these consolidated financial statements.

                               TRIBUNE/SWAB-FOX

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                (In thousands)

                                                                  Year Ended December 31,
                                                             1993           1992           1991
                                                           --------       --------       --------
 Preferred Stock:
   Balance at end of year                                 $     459      $     459      $     459
                                                           --------       --------       --------

 Common Stock, Class A:
   Beginning balance                                          2,690          2,722          2,762
   Purchase and retirement                                 (     10)      (     32)      (     40)
                                                           --------       --------       --------

   Balance at end of year                                     2,680          2,690          2,722
                                                           --------       --------       --------

 Common Stock, Class B:
   Balance at end of year                                       370            370            370
                                                           --------       --------       --------

 Additional Paid-in Capital:
   Beginning balance                                         19,262         19,390         19,550
   Purchase and retirement                                 (     51)      (    128)      (    160)
                                                           --------       --------       --------

   Balance at end of year                                    19,211         19,262         19,390
                                                           --------       --------       --------

 Retained Earnings:
   Beginning balance                                         15,507          7,294          9,002
   Net income (loss)                                       ( 11,073)         8,352       (  1,569)
   Cash dividends on preferred shares                      (    139)      (    139)      (    139)
                                                           --------       --------       --------

   Balance at end of year                                     4,295         15,507          7,294
                                                           --------       --------       --------

 Less stock of parent company held by a subsidiary         (    565)            --             --
                                                           --------       --------       --------

                                                          $  26,450      $  38,288      $  30,235
                                                           ========       ========       ========





The accompanying notes are an integral part of these consolidated financial statements.

                               TRIBUNE/SWAB-FOX

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   Continued
                                (In thousands)

                                                              Year Ended December 31,
                                                          1993         1992          1991
                                                        --------     --------      --------
Preferred Shares:
  Balance at end of year                                      46           46            46
                                                        ========     ========      ========

Common Shares, Class A:
  Beginning balance                                       26,903       27,223        27,623
  Purchase and retirement                               (    101)    (    320)    (     400)
                                                         --------     --------     --------

  Balance at end of year                                  26,802       26,903        27,223
                                                        ========     ========      ========

Common Shares, Class B:
  Balance at end of year                                   3,704        3,704         3,704
                                                        ========     ========      ========








  The accompanying notes are an integral part of these consolidated financial statements.

                               TRIBUNE/SWAB-FOX

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                Year Ended December 31,
                                                                       1993              1992              1991
                                                                     --------          ---------         ---------
Cash flows from operating activities:
  Net income (loss)                                                $(  11,073 )       $    8,352       $(   1,569 )
                                                                     --------          ---------         ---------
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation and amortization                                   3,928              7,516            5,031
        (Earnings) losses of equity investments                     (       3 )        (      37 )              8
        Accretion of interest expense                                     228                270              410
        Unusual gain                                                       --          (  24,412 )             --
        Gain on sale of property,
          plant and equipment, investments
          and marketable securities                                 (      41 )        (     231 )      (     340 )
        Loss on assets held for sale                                    9,224                 --               --
        Reserves provided on venture capital
          and real estate investments                                   4,815                691              165
        Deferred compensation                                           1,856                 37               34
        Changes in assets and liabilities:
          Accounts receivable and refundable
           income taxes                                             (     744 )            3,189              375
          Inventories                                                     184                535            1,112
          Current contract receivable and
           other current assets                                     (     314 )               53              131
          Intangibles and other assets                              (     103 )        (      33 )      (     161 )
          Accounts payable and accrued liabilities                  (     257 )        (     797 )      (   1,681 )
          Deferred income taxes                                     (   4,837 )            4,809        (      56 )
          Minority interests                                        (   1,929 )            3,983        (     369 )
                                                                     --------           --------         --------

            Total adjustments                                          12,007          (   4,427 )          4,659
                                                                     --------           --------         --------

     Net cash provided by operating activities                           934               3,925            3,090
                                                                     --------           --------         --------


 The accompanying notes are an integral part of these consolidated financial statements.

                               TRIBUNE/SWAB-FOX

                                (In thousands)

                                                                                               Year Ended December 31,
                                                                                  1993                  1992                 1991
                                                                                 ------                ------               ------
Cash flows from investing activities:
  Net sales (purchases) of short-term investments                                    --                   905              (   905)
  Net advances on notes receivable                                              (   455)              (   558)             (   994)
  Investments - venture capital and equity                                      (   215)              (    46)             (   611)
  Distributions from equity investees                                                51                    40                   39
  Capital expenditures                                                          ( 1,618)              ( 1,402)             ( 1,832)
  Net proceeds from early termination of
    Joint Operating Agreement                                                        --                 9,720                   --
  Proceeds from the sale of property,
    plant and equipment, investments
    and marketable securities                                                     4,616                 1,921                  647
  Collections on contract receivable                                              4,354                 1,039                   --
  Payments on deferred contract liabilities                                     ( 1,013)              ( 1,304)             ( 1,523)
                                                                                 ------                ------               ------


    Net cash provided by (used in) investing activities                           5,720                10,315              ( 5,179)
                                                                                 ------                ------               ------


Cash flows from financing activities:
  Payments of notes payable, net                                                (    51)              (   140)             (   105)
  Principal payments of long-term debt                                          (13,319)              ( 6,612)             ( 3,984)
  Borrowings under bank lines-of-credit                                              --                 3,200               15,510
  Payments under bank lines-of-credit                                                --               ( 5,075)             (12,035)
  Repurchase of common stock                                                    (   100)                   --                   --
  Dividends paid                                                                (   139)              (   139)             (   139)
                                                                                 ------                ------               ------


    Net cash used in financing activities                                       (13,609)              ( 8,766)             (   753)
                                                                                 ------                ------               ------


Net increase (decrease) in cash
  and cash equivalents                                                          ( 6,955)                5,474              ( 2,842)

Cash and cash equivalents at beginning of year                                    9,763                 4,289                7,131
                                                                                 ------                ------               ------


Cash and cash equivalents at end of year                                       $  2,808              $  9,763             $  4,289
                                                                                 ======                ======               ======


Supplemental disclosures of cash
  flow information:

  Cash paid for:
    Interest                                                                   $  1,993              $  2,765             $  3,647
    Income taxes                                                                  1,485                 5,344                  263


 The accompanying notes are an integral part of these consolidated financial statements.

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

1.  Summary of Significant Accounting Policies:

Business

     Tribune/Swab-Fox Companies, Inc., and subsidiaries (collectively, "Tribune/Swab-Fox", unless the context indicates otherwise) are engaged in publishing free-distribution weekly shopper-newspapers (see Note 4), several trade journals, newspapers and other publications for conventions and trade shows, providing information services to the insurance and trucking industries, real estate investments and, until October 1, 1992, published a daily newspaper.

     T/SF Communications Corporation, a 72 percent-owned subsidiary (Communications), conducts the publishing and information businesses of Tribune/Swab-Fox.

Principles of Consolidation

     The consolidated financial statements include the accounts of Tribune/Swab-Fox and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest represent the minority stockholders' interest in certain majority-owned subsidiaries.

Interest in Newspaper Printing Corporation (NPC)

     Prior to an agreed-to dissolution and liquidation (see Note 2), NPC, a joint operating agency, was owned 40 percent by Tulsa Tribune Company, a wholly-owned subsidiary of Communications (Tribune), and 60 percent by Tulsa World Company (World). Tribune, World and NPC entered into a Joint Operating Agreement (JOA) in 1941 (amended in 1955 and 1981) which provided among other things, for the following:

     (1) A common plan of operation under which NPC, as agent for Tribune and World, sold advertising, printed, marketed and distributed the newspapers published by Tribune and World, and collected revenues attributable to such operations. However, Tribune and World maintained control of their individual news and editorial departments.

     (2) Revenues and expenses of operating, selling and distributing the two newspapers were shared 40 percent by Tribune and 60 percent by World, without regard to whether generated by or attributable to Tribune or World, except newsroom expenses as to which Tribune paid 100 percent of such expenses incurred on its behalf in excess of 6/14ths of the total newsroom costs of both newspapers.

     Tribune and World reported their share of the revenues over expenses generated through their joint operations managed by NPC in their respective tax returns.

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     Prior to the termination of the JOA, Tribune/Swab-Fox used agency accounting for its 40 percent ownership of NPC, whereby its share of NPC's individual assets, liabilities, revenues and expenses are included in these financial statements. Printing equipment utilized by NPC, as agent, was owned directly by Tribune and World.

Inventories

     Inventories include newsprint and related printing supplies, computers and computer-related equipment and are recorded at the lower of cost or market determined on first-in, first-out and average cost methods. Inventories of newsprint and related printing supplies were $128,000 and $944,000 and inventories of computers and computer-related equipment were $60,000 and $81,000 at December 31, 1993 and 1992, respectively.

Depreciation

     Depreciation of property, plant and equipment is provided using the straight-line method based on estimated useful lives ranging from three to 25 years.

Intangibles and Other Assets

     Intangibles and other assets include advertising lists, covenants-not-to-compete and consulting agreements and goodwill related to acquisitions, deferred finance charges incurred in connection with the issuance of the 10.32 percent Senior Notes (prior to 1993) and credits granted for truck driver employment information files. These assets are being amortized over periods of three to 30 years and consist of the following:

                                Amortization            December 31,
                                   Period            1993         1992
                                   ------            ----         ----
                                                      (In thousands)
Advertising lists              3 1/2-11 years      $ 3,941      $ 8,679
Covenants-not-to-compete
  and consulting agreement         3-10 years        2,190        6,860
Goodwill                             30 years       17,963       29,700
Other                               4-9 years        1,754        2,167

                                                    25,848       47,406
Accumulated amortization                            (8,607)     (16,415)
                                                   -------      -------

                                                   $17,241      $30,991
                                                   =======      =======

     Goodwill impairment is assessed at each balance sheet date based upon a review of the acquired entity's operations as to income, growth of income in relation to the expected growth of income when acquired and, if the entity is considered for sale, estimated realizable value.

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

Valuation reserves are provided if the carrying value of acquired goodwill is determined to be permanently impaired.

Change in Accounting Estimates

     During the third quarter of 1992, Tribune/Swab-Fox revised the estimated lives used to depreciate or amortize certain machinery and equipment, advertising lists and covenants of Shopper's Guide, Inc. (Shopper's Guide), Tribune/Swab-Fox's New Jersey free-distribution shopper-newspaper, and equipment and advertising lists of Marks-Roiland Communications, Inc. (Marks-Roiland), Tribune/Swab-Fox's Long Island free-distribution shopper-newspaper. Management of Tribune/Swab-Fox made the change in estimates to reflect the effect of the local economies of each operation on the useful lives of these assets. The effect of this change in accounting estimates was to increase 1992 depreciation and amortization by approximately $2,400,000 and to decrease 1992 net income by approximately $1,540,000 or $0.05 per share.

Revenue Recognition

     Revenues from information services are net of the cost of charges from state motor vehicle record departments which are incurred by Tribune/Swab-Fox as an agent for its customers. As provided in the agreements with customers, Tribune/Swab-Fox charges a fee for its service and is also reimbursed for state charges.

     Advertising revenues from Tribune/Swab-Fox's publishing businesses are recognized when each publication is published and distributed.

     Commercial printing revenues are recognized when the material is printed since the customer is generally obligated to accept printed matter when the printing is complete. Commercial printing customers must exercise their right of inspection, when such inspection right exists, while the printing is in process.

Income Taxes

     Effective January 1, 1993, Tribune/Swab-Fox adopted SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income.

     The effect of adopting SFAS No. 109 was not material to Tribune/Swab-Fox's financial position or its results of operations.

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

Postretirement Benefits

     SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, was adopted by Tribune/Swab-Fox in 1992; however, Tribune/Swab-Fox does not offer any postretirement medical or insurance benefits for any employees, thus this statement had no effect on Tribune/Swab-Fox's financial position or its results of operations.

Statements of Cash Flows

     For purposes of the statements of cash flows, Tribune/Swab-Fox considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings (loss) per Common Share

     Earnings (loss) per common and common equivalent share are computed by dividing net income (loss), adjusted for dividends on preferred stock and before deduction of interest expense (net of tax) on certain subordinated convertible debentures, by the weighted average number of common and common equivalent shares, when dilutive, outstanding during the year. Outstanding incentive stock options, warrants and common shares that would be issued assuming the 6 1/2 percent convertible preferred shares and the 11 percent subordinated convertible debentures due in 1997 were converted into common stock are considered common stock equivalents and, when dilutive, are included in the calculation of earnings (loss) per common share.

     The weighted average number of common and common equivalent shares outstanding was 30,286,000 in 1993, 33,531,000 in 1992 and 30,960,000 in 1991.
Common shares that would be issued assuming conversion of the new senior preferred shares and the 11 percent subordinated convertible debentures due in 1998 were not included in the 1993 and 1991 calculations since the effect would have been antidilutive.

2.  Termination of Joint Operating Agreement:

     On September 30, 1992, pursuant to the terms of an Amendment and Termination Agreement, by and among Tribune, World and NPC, the following occurred:

     (1) The JOA among Tribune, World and NPC which otherwise would not have terminated prior to March 31, 1996, was terminated.

     (2) Tribune ceased publication of The Tulsa Tribune effective with the September 30, 1992 edition.

     (3) At closing, World paid Tribune $1,000,000 for certain newspaper related assets of Tribune and paid an additional $10,500,000 in partial consideration for the early termination of the JOA. World also executed and delivered to Tribune a Covenant for Continued Payment pursuant to which World agreed to pay to Tribune 41

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991


         consecutive monthly payments of $450,000 commencing November 1, 1992 (total payments of $18,450,000), in lieu of amounts that Tribune would have otherwise been entitled to receive under the JOA contract. At December 31, 1993, $10,709,000, representing the present value of remaining unpaid monthly payments, is reflected in the accompanying balance sheets as a Contract Receivable.

     (4) The parties agreed to dissolve and liquidate NPC.

     As part of this transaction, Tribune agreed to pay termination costs for Tribune-related newsroom and editorial employees of NPC and certain executives of Tribune, which approximated a present value of $2,200,000. The excess of payments received at September 30, 1992, plus the present value of future payments, over the book basis of assets sold and Tribune's cost of termination, is reflected in the accompanying financial statements as Unusual Gain. The provision for income taxes includes the income taxes related to the Unusual Gain.

     The unaudited pro forma results of operations for the year ended December 31, 1992, which gives effect to the termination of the JOA as if such termination had occurred on January 1, 1992, are revenues of $76,923,000, net income of $6,890,000 and earnings per share of $0.21. This unaudited pro forma information is presented in response to applicable accounting rules relating to disposition transactions. It is not necessarily indicative of the actual results that would have been achieved had the transaction occurred on January 1, 1992, and is not necessarily indicative of future results.

3.  Acquisitions:

Atwood Convention Publishing, Inc.  (Atwood)

     In August, 1990, Tribune/Swab-Fox acquired 100 percent of the outstanding stock of Atwood. Atwood publishes daily newspapers and other publications for conventions and trade shows.

     In addition to the original purchase price, Tribune/Swab-Fox agreed to, and has paid or accrued, additional purchase price adjustments of $1,250,000, based upon Atwood's operating income exceeding certain defined levels for each of the three years in the period ended December 31, 1993. Also, incentive compensation payments to the former owners of $750,000 have been paid or accrued during the same period. The purchase price adjustments are included in the accompanying financial statements as additional goodwill to be amortized over the remaining goodwill life. Incentive compensation payments of $229,000, $317,000 and $204,000 were earned by the former owners and were expensed in 1993, 1992 and 1991, respectively.

Galaxy Registration, Inc. (Galaxy)

     Effective March 1, 1994, Tribune/Swab-Fox completed the acquisition of Galaxy. Galaxy provides, on a national basis, registration, information and marketing services to the convention/trade

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

show industry. Tribune/Swab-Fox acquired Galaxy with the payment of $1,200,000 in cash plus a note payable for $900,000. If certain earnings targets are achieved, the principal owner of Galaxy, who will be employed as President and Chief Operating Officer of Galaxy, may receive additional payments not to exceed $2,900,000 by 1997. In connection with this transaction, the former principal owner of Galaxy purchased 75,000 shares of Communications' Common Stock at $4.625 per share for a total purchase price of $346,875. In addition, a covenant-not-to-compete and an employment agreement were entered into with the former principal owner.

4.  Assets Held for Sale:

     During the third quarter of 1993, Tribune/Swab-Fox's Board of Directors made the decision to offer for sale all of Tribune/Swab-Fox's shopper-newspaper operations. Accordingly, the book value of the shopper-newspapers was reduced to estimated net realizable value and a pre-tax loss of $9,224,000 was recognized. On November 1, 1993, Tribune/Swab-Fox sold all of the operating assets, except cash, of Marks-Roiland, one of the shopper-newspapers. The Company received $4,675,000 in cash, and the buyer assumed certain liabilities totaling approximately $1,560,000. In addition, Tribune/Swab-Fox entered into a three-year covenant-not-to-compete whereby Tribune/Swab-Fox may not compete with the buyer in the geographic area of the operations that were sold. Tribune/Swab-Fox received $1,425,000 in cash for the covenant which will be recognized in income ratably over the term of the covenant.

     Unaudited pro forma results of operations for the year ended December 31, 1993, had the transactions occurred on January 1, 1993, would have been revenues of $55,872,000, loss before extraordinary loss of $9,672,000 and loss per common share before extraordinary loss of $0.32. This unaudited pro forma information is presented in response to applicable accounting rules relating to disposition transactions. It is not necessarily indicative of the actual results that would have been achieved had the transactions occurred on January 1, 1993, and is not necessarily indicative of future results.

     Tribune/Swab-Fox continues to pursue the sale of its other shopper-newspaper, Shopper's Guide. At December 31, 1993, the net assets of Shopper's Guide are reflected as "Assets held for sale" in the accompanying balance sheet.

5.  Investments:

     Real estate subsidiaries of Tribune/Swab-Fox are general partners in several real estate partnerships which own real estate assets. Tribune/Swab-Fox accounts for these investments in real estate partnerships using the equity method (see Note 6).

     A subsidiary of Tribune/Swab-Fox has venture capital investments in several corporations in the form of common stocks, preferred stocks, subordinated debentures and other debt instruments and as a partner in businesses operating as partnerships. Management of Tribune/Swab-Fox is represented on the Boards of Directors of certain of these investments. These investments are accounted for at cost until Tribune/Swab-Fox's ownership reaches 20

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

percent or Tribune/Swab-Fox can exercise significant influence, at which time Tribune/Swab-Fox accounts for the investment on the equity method. To the extent such investments include goodwill, such goodwill is being amortized over periods up to 30 years. The carrying value of such investments is reduced by a charge to income when, in the opinion of management, a permanent impairment in value has occurred.

6.  Real Estate:

     During the third quarter of 1993, Tribune/Swab-Fox's Board of Directors made the decision to accelerate the liquidation of real estate. The plan for liquidation will be implemented by offering the real estate assets for sale at discounts from retail values that might otherwise be achieved if the assets were held for sale in the normal course of business. As part of this plan, Tribune/Swab-Fox acquired the interests of several partners in certain real estate partnerships in exchange for notes receivable from such partners of approximately $3,400,000, assumed partnership bank debt of approximately $1,700,000 and made cash payments of $335,000. After these interests were acquired, Tribune/Swab-Fox generally owned 100 percent of these partnerships and properties. As a part of the liquidation plan, a review of the current market for each property was made and a write-down of the real estate assets of approximately $4,400,000 was recognized. This write-down is reflected in "other operating expenses" in the accompanying statements of operations.

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

7. Long-Term Debt:

     Long-term debt outstanding consists of the following:

                                                                                    December 31,
                                                                                 1993         1992
                                                                                 ----         ----
                                                                                  (In thousands)
10.32% Senior Notes paid in November, 1993.                                     $ ---      $ 11,111

Promissory notes secured by stock of a subsidiary, payable $152,000 quarterly, plus interest, through December, 2000, interest rate adjusts semi-annually to the base rate of Chase Manhattan Bank (6.0% at
December 31, 1993).                                                             4,247         4,854

7.5% Promissory note, unsecured, with annual principal payments of
$100,000 plus accrued interest, payable each August with remaining
principal and accrued interest payable August, 1998.                              465           ---

11% convertible subordinated debenture due August, 1998, interest
payable quarterly.                                                                831           831

11% convertible subordinated debentures due in 1997, interest payable
quarterly, reduced 10% annually, if requested by debenture holders.             1,265         1,743

Subordinated debenture, extended in 1993, with annual principal payments of $200,000 through 1997, interest payable quarterly based upon Chase
Manhattan base rate plus 1% (7% at December 31, 1993).                            800           897

Real estate term notes, payable $125,000 quarterly, plus interest at Chase
Manhattan base rate plus 2% (8% at December 31, 1993), with unpaid
principal due at maturity on June 30, 1995.                                     3,250           633

Other                                                                             295           844
                                                                             --------      --------

                                                                               11,153        20,913
     Less portion due within one year                                          (1,880)       (4,320)
                                                                             --------      --------

                                                                             $  9,273      $ 16,593
                                                                             ========      ========

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     Installments due on long-term debt during each of the five years subsequent to December 31, 1993, are as follows:

                                  (In thousands)
                    1994                $ 1,880
                    1995                  3,835
                    1996                  1,084
                    1997                  1,639
                    1998                  1,503
                    Thereafter            1,212
                                        -------

                                        $11,153
                                        =======

     The 11 percent convertible subordinated debenture due 1998 is convertible into Common Stock of Tribune/Swab-Fox at any time prior to maturity at a rate of $2.39 per share.

     The 11 percent convertible subordinated debentures due 1997 include $760,000 owned by directors and officers of Tribune/Swab-Fox. These debentures have a demand right for repayment of ten percent of each debenture annually, if requested by the debenture holder. Prior to maturity, holders may request conversion of the debentures into Common Stock of Tribune/Swab-Fox at a rate of $1.50 per share.

     At December 31, 1993, assets with a net book value of approximately $12,650,000 are pledged as collateral on long-term debt.

     In connection with the sale of the Marks-Roiland assets (see Note 4), Tribune/Swab-Fox agreed to a prepayment of the $8,889,000 remaining principal of the Senior Notes held by Prudential Insurance Company of America (Prudential). As provided by the Senior Notes, a yield maintenance premium was required to be paid as part of the prepayment. Through negotiations with Prudential, Tribune/Swab-Fox obtained a reduction in the yield maintenance premium to $802,000 which, along with the remaining unamortized loan fees related to the Senior Notes, is reflected as an extraordinary loss in the accompanying statements of operations.

     At December 31, 1993, Tribune/Swab-Fox has four separate revolving credit arrangements with a bank which together allow Tribune/Swab-Fox to borrow up to $6,000,000. Interest on amounts borrowed is payable monthly at a rate of 1 1/2 percent above the Chase Manhattan base rate (7 1/2 percent at December 31, 1993). Certain of the facilities are secured by accounts and contract receivables. At December 31, 1993, no balance was outstanding under these arrangements, which require payment of a 3/8 percent per annum fee on the unused portion of the credit facilities.

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

8.  Income Taxes:

     The provision for (benefit from) income taxes is comprised of the following:

                                                             Year Ended December 31,
                                                           1993       1992       1991
                                                           ----       ----       ----
                                                                 (In thousands)
                     Current:
                      Federal                            $   352    $ 4,948    $( 179)
                      State                                   48      1,003        77
                                                         -------    -------    ------

                                                             400      5,951       102
                                                         -------    -------    ------
                     Deferred:
                      Federal                             (4,137)     3,944    (   47)
                      State                               (  700)       674    (    9)
                                                         -------    -------    ------

                                                          (4,837)     4,618    (   56)
                                                         -------    -------    ------

                                                         $(4,437)   $10,569    $( 158)
                                                         =======    =======    ======

          The reconciliation of income tax computed at the federal statutory rate (34%) to income tax (benefit) expense is as follows:

                                                             Year Ended December 31,
                                                           1993       1992       1991
                                                           ----       ----       ----
                                                                 (In thousands)
Income tax provision (benefit) at statutory rates        $(5,956)   $ 7,787    $( 713)
Amortization of acquired assets not deductible for
   income tax purposes                                       302      1,092       482
Losses without tax benefit                                 2,042        594       ---
Excess of tax basis of assets sold over book basis
   which was not previously tax effected                  (  369)       ---       ---
State income taxes                                        (  444)     1,107       ---
Other                                                     (   12)    (   11)       73
                                                         -------    -------     -----

                                                         $(4,437)   $10,569    $( 158)
                                                         =======    =======     =====

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     Significant components of Tribune/Swab-Fox's deferred tax liabilities and assets are as follows:

                                                                     December 31,
                                                                1993              1992
                                                                ----              ----
                                                                    (In thousands)
Deferred tax liabilities:
Fixed asset basis differences                                 $(  654)          $(  705)
    Unusual gain recognized in different accounting period
       for income tax reporting purposes                       (4,136)           (5,874)
    Assigned acquisition basis                                 (  472)           (  814)
    Other, net                                                 (   66)           (  166)
                                                              -------           -------

           Deferred tax liabilities                            (5,328)           (7,559)
                                                              -------           -------

Deferred tax assets:
    Income from covenant-not-to compete recognized in
       different accounting period for income tax purposes        508               ---
    Deferred severance benefits payable                           993               346
    Reserves on assets held for sale                            5,338             2,785
    Accrued expenses deductible when paid                         553               441
    Tax loss carryforwards                                      1,926               752
    Other, net                                                    188               295
                                                              -------           -------

       Total deferred tax assets                                9,506               295
       Valuation allowance for deferred tax assets             (4,265)           (1,984)
                                                              -------           -------

         Net deferred tax assets                                5,241             2,635
                                                              -------           -------

       Net deferred tax liabilities                           $(   87)          $(4,924)
                                                              =======           =======

     Net deferred tax liabilities are reflected on the accompanying balance sheets as follows:

                                                                     December 31,
                                                                1993              1992
                                                                ----              ----
                                                                    (In thousands)
Long-term - Deferred tax  liabilities                         $(1,531)          $(3,935)
Current liabilities - Deferred tax  liabilities                   ---            (  989)
Current assets - Deferred tax  assets                           1,444               ---
                                                              -------           -------

                                                              $(   87)          $(4,924)
                                                              =======           =======

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     At December 31, 1993, Tribune/Swab-Fox has net operating loss carryforwards of approximately $3,700,000 for income tax reporting purposes. If not offset against future taxable income, the carryforwards will begin to expire in the year 2006. In addition, Tribune/Swab-Fox has a capital loss carryforward of approximately $1,394,000 which, if not offset against future capital gain income, will expire in 1998.

9.  Capital Stock:

     Tribune/Swab-Fox has three classes of preferred stock outstanding:

     6 1/2 percent Cumulative Convertible Preferred Stock, $10.00 par value per share, 60,000 shares authorized, 30,815 shares issued and outstanding at December 31, 1993. This stock is redeemable from holders at a price of $10.50 per share plus accumulated and unpaid dividends. In the event of liquidation, holders are entitled to cash equal to $10.50 per share plus accumulated and unpaid dividends. Liquidation rights are subordinated to those of the New Senior Preferred Stock. Each preferred share is entitled to 30 votes and may be converted into 45 shares of common stock at any time.

     Class A Preferred Stock, Series 1, $10.00 par value per share, 1,400 shares authorized and outstanding at December 31, 1993, held by Tribune/Swab-Fox's Profit Sharing Plan and Trust. Holders are entitled to one vote per share and to receive cash dividends of $11.00 per share annually. The stock may be redeemed by Tribune/Swab-Fox at a price of $110 per share plus dividends accrued and unpaid. In the event of liquidation, holders are entitled to cash equal to $110 per share plus accumulated and unpaid dividends. Redemption rights are subordinate to those of the 6 1/2 percent Cumulative Convertible Preferred Stock.

     New Senior Preferred Stock, $10.00 par value per share, 20,000 shares authorized, 13,657 shares issued and outstanding at December 31, 1993. Holders are entitled to receive cash dividends of $7.50 per share annually. The shares may be redeemed by Tribune/Swab-Fox at $100 per share. The shares may be converted into common stock, at the option of the holder, at a conversion rate of 71.43 shares of common stock per share of New Senior Preferred Stock.

     In December 1993, June 1992 and February 1991 Tribune/Swab-Fox purchased and retired 101,073 shares, 320,000 shares and 400,000 shares, respectively, of its Class A Common Stock owned by certain officers and directors of Tribune/Swab-Fox for a purchase price of $0.60 per share in 1993 and $0.50 per share in 1992 and 1991. As part of these transactions, Tribune/Swab-Fox received payments on loans of $60,000 in 1993, $224,000 in 1992 and $450,000 in 1991.

     Tribune/Swab-Fox has an incentive stock option plan whereby 747,500 shares of Common Stock are reserved for issuance at December 31, 1993. Options may be granted to key employees and are exercisable up to ten years from date of grant. At December 31, 1993, options for 41,000

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

shares were outstanding and exercisable at $1.60 per share. During 1993, no options were exercised, and options for 160,000 shares were canceled or expired.

     Warrants to purchase 350,000 shares of Tribune/Swab-Fox's Common Stock are outstanding at December 31, 1993 which were issued on August 15, 1988 in connection with the issuance of the 10.32 percent Senior Notes. The warrants are exercisable at $1.25 per share and expire in 1994 if not exercised.

     Class B Common Stock is nonvoting, holders are entitled to dividends on a basis equal to that of Class A Common Stock and is convertible into Class A Common Stock on a share-for-share basis at the option of the holder.

10.  Commitments and Contingencies:

     Tribune/Swab-Fox has operating lease agreements, principally for office facilities and equipment, expiring at various dates through 2000. Rent expense in 1993, 1992 and 1991 under operating leases was approximately $1,317,000, $1,995,000 and $2,083,000, respectively.

     As of December 31, 1993, Tribune/Swab-Fox's future minimum lease payments are as follows:

                                                Minimum Lease
                Year Ending December 31            Payments
                -----------------------         -------------
                                                (In thousands)
                      1994                         $  852
                      1995                            693
                      1996                            638
                      1997                            527
                      1998                            299
                   Thereafter                         245
                                                   ------

                                                   $3,254
                                                   ======

     Tribune/Swab-Fox has employment agreements with five executives of Tribune/Swab-Fox and its subsidiaries. The agreements provide for individual compensation ranging from $72,000 to $248,000 annually ($704,000 annually in the aggregate) and expire at various dates through 1997.

     Tribune/Swab-Fox is a defendant in certain litigation arising out of operations in the normal course of business. However, it is the opinion of management that the ultimate liabilities relating thereto, if any, will not have a material adverse effect on the financial position or results of operations of Tribune/Swab-Fox.

     In February, 1993, Tribune/Swab-Fox received notice of assessments of Federal income tax for the years 1989 through 1991 of approximately $955,000, due principally to the

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

disallowance of certain deductions related to amortization of intangible assets, specifically advertising lists and covenants-not-to-compete. Tribune/Swab-Fox does not agree with the Internal Revenue Service's position and filed a protest of the assessments with the Internal Revenue Service. No date has been set for a protest hearing. If the assessment is upheld, the deductibility of these same costs in future years will also be affected. Management of Tribune/Swab-Fox believes that any tax liability which ultimately may result will not have a material adverse effect on the financial position or results of operations of Tribune/Swab-Fox.

11.  Related Party Transactions:

     Effective August 1, 1993, the Chairman and Chief Executive Officer of Tribune/Swab-Fox resigned. Included in general and administrative expenses for 1993 in the accompanying consolidated statements of operations are retirement and deferred compensation expense of approximately $1,800,000 related to this resignation. In addition, Communications acquired 748,734 shares of Tribune/Swab-Fox's Common Stock and 111 shares of Tribune/Swab-Fox's 6 1/2 percent Cumulative Convertible Preferred Stock for $565,000, with a cash payment of $100,000 and the issuance of a promissory note for the balance providing for payments over the period 1994 through 1998. These Communications acquisitions of Company Stock are reflected as a reduction in stockholders' equity in the accompanying balance sheets. Communications also acquired an 11 percent Convertible Subordinated Debenture due 1997 in the principal amount of $141,000 held by the former Chairman and Chief Executive Officer which is shown as a reduction of long-term debt in the accompanying balance sheets.

     NPC paid approximately $170,000 and $222,000 to Green Country Distributors,
Inc. (Green   Country), an affiliated company of Tribune, for transportation services in 1992 and 1991, respectively.

     NPC paid approximately $198,000 and $230,000 to a leasing company owned by certain stockholders of Tribune/Swab-Fox, World and the General Manager of NPC for vehicle leases in 1992 and 1991, respectively. Green Country paid approximately $79,000 and $108,000 to this leasing company for vehicle leases in 1992 and 1991, respectively. In a separate but related transaction, concurrent with the termination of the JOA, World acquired the interests of such Tribune/Swab-Fox stockholders in this leasing company for approximately $70,000.

     Under the terms of a loan agreement, amended in June, 1992, a former Tribune stockholder and current officer and director of Tribune/Swab-Fox has borrowed approximately $235,000 from Tribune/Swab-Fox at an interest rate of 7.5 percent. The loan is secured by 695,000 shares of Common Stock of Tribune/Swab-Fox. The borrower is required to make semi-annual interest payments through April, 1995 at which time the principal and accrued interest then outstanding on the loan will be payable in semi-annual installments equal to one-fifteenth of the outstanding principal with all of the balance due on October 1, 1999.

     Under the terms of a promissory note, a director of Tribune/Swab-Fox has the right to borrow up to $350,000 from Tribune/Swab-Fox at an interest rate of 11 percent. At

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

December 31, 1993, $349,000 was outstanding under this note. The borrower is required to make annual interest payments. The unpaid principal balance of the promissory note plus any accrued interest is due on July 1, 1994. A security interest in favor of Tribune/Swab-Fox covering 6,435 shares of 6 1/2 percent Cumulative Convertible Preferred Stock and 110,000 shares of Class A Common Stock of Tribune/Swab-Fox secures this note.

12.  Business Segment Information:

     Tribune/Swab-Fox's operations are conducted primarily through three business segments entirely within the continental United States. These segments and the primary operations of each are as follows:

      Business Segment                           Operations
      ----------------                           ----------

      Publishing          Publication through September 30, 1992, of The Tulsa
                          Tribune, an evening newspaper published six days per week in Tulsa, Oklahoma, publication of weekly free-distribution shopper-newspapers by Shopper's
                          Guide and Marks-Roiland (through October 31, 1993), publication of five trade journals by BMT
                          Publications, Inc. and publication of convention newspapers and one trade journal by Atwood.

      Information         Provider of motor vehicle reports, truck driver
      Services            employment information, worker's compensation
                          information, credit reports, criminal record reports and reseller of long-distance telephone service to the insurance and trucking industries.

      Real Estate         Ownership and management of various rental properties,
                          including commercial buildings, motels, residential units and warehouses and investment in undeveloped real estate.

     Summarized financial information by industry segment is as follows:

                                                    Year Ended December 31,
                                                1993        1992        1991
                                                ----        ----        ----
                                                        (In thousands)
Net revenues from sales to
 unaffiliated customers:
   Publishing                                 $ 52,135    $ 80,643    $ 82,558
   Information services                         14,499      13,643      10,522
   Real estate                                     313         347         364
   Corporate and other                           1,593       1,006       1,675
                                              --------    --------    --------

                                              $ 68,540    $ 95,639    $ 95,119
                                              ========    ========    ========

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

Summarized financial information by industry segment - Continued:


                                                        Year Ended December 31,
                                                    1993            1992          1991
                                                    ----            ----          ----
                                                            (In thousands)
Operating profit (loss):
   Publishing                                     $( 9,212)       $  1,307      $  1,400
   Information services                              2,505           2,708         1,232
   Real estate                                     ( 4,515)        (   535)      (   447)
                                                  ---------       ---------     ---------

   Operating profit (loss) from segments           (11,222)          3,480         2,185
   Corporate expenses, net                         ( 3,060)        ( 1,981)      (   658)
   Interest expense                                ( 2,257)        ( 3,007)      ( 3,623)
                                                  ---------       ---------     ---------

   Loss from operations before unusual gain,
      income taxes and extraordinary loss         $(16,539)       $( 1,508)     $( 2,096)
                                                  =========       =========     =========

Identifiable assets:
   Publishing                                     $ 29,136        $ 51,048      $ 45,049
   Information services                             12,387          11,460        11,230
   Real estate                                      12,431          13,477        13,594
   Corporate                                         6,105          12,117         8,887
                                                  --------        --------      --------

                                                  $ 60,059        $ 88,102      $ 78,760
                                                  ========        ========      ========

Depreciation and amortization:
   Publishing                                     $  2,854        $  6,215      $  3,961
   Information services                                898           1,100           854
   Real estate                                         149             138           140
   Corporate                                            27              63            76
                                                  --------        --------      --------

                                                  $  3,928        $  7,516      $  5,031
                                                  ========        ========      ========

Capital expenditures:
   Publishing                                     $    758        $    619      $  1,164
   Information services                                800             702           504
   Real estate                                       3,994              79           130
   Corporate                                            12               2            34
                                                  --------        --------      --------

                                                  $  5,564        $  1,402      $  1,832
                                                  ========        ========      ========

                               TRIBUNE/SWAB-FOX

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     Corporate revenues consist principally of revenues from dividends, interest and miscellaneous nonoperating income. Operating profit (loss) is net revenues, less applicable operating expenses. Corporate general and administrative
expenses are allocated to each of the industry segments and   to general
corporate expenses based on management's estimate of time devoted to each segment and general corporate matters. Included in 1993 corporate general and administrative expenses is the retirement expense related to the former Chairman of the Board.

     Included in the information services division 1992 operating profits is the settlement of a major lawsuit with MCI that had been in process since late 1989. Costs and expenses related to the lawsuit have been expensed by Tribune/Swab-Fox as incurred.

     Identifiable assets by segment are those assets that are used in the operations of each segment. Included in identifiable assets of the real estate segment are Tribune/Swab-Fox's investments in the net equity of certain real estate partnerships and joint ventures. Corporate assets consist principally of cash and cash equivalents, notes receivable, prepaid expenses, furniture, fixtures and equipment and deferred finance charges. Capital expenditures include additions to property, plant and equipment, investments in real estate partnerships and joint ventures and additions to goodwill and advertising lists.

     During 1993, 1992 and 1991, no customer represented ten percent or more of Tribune/Swab-Fox's revenues.

     During 1993, 1992 and 1991, Tribune/Swab-Fox incurred maintenance and repair expenses of $703,000, $1,371,000 and $1,497,000, respectively, and amortization expenses of its intangible assets of $2,025,000, $4,605,000 and $2,795,000, respectively.


13.  Accrued Liabilities:


    Accrued liabilities consist of the following:

                                                           December 31,
                                                        1993         1992
                                                        ----         ----
                                                         (In thousands)

        Current portion of deferred contract liabilities  $  432   $1,014
        Accrued interest                                     204      168
        Accrued vacation                                     413      598
        Accrued payroll                                      767    1,079
        Deferred revenue                                   2,607      904
        Accrued income taxes                                  72      729
        Accrued other liabilities                          2,372    3,021
                                                          ------   ------

                                                          $6,867   $7,513
                                                          ======   ======


                                COMMUNICATIONS
                          CONSOLIDATED BALANCE SHEETS
                     (In thousands, except share amounts)

                                                                         September 30, December 31,
                                                                            1994          1993
                                                                          --------      --------
                                                                         (Unaudited)
                 ASSETS
                 ------
Current Assets:
  Cash and cash equivalents                                              $   7,386     $   2,633
  Short-term investments                                                     2,000            --
  Accounts receivable, less reserve for doubtful accounts
    of $612 in 1994 and $465 in 1993                                         8,550         6,300
  Inventories                                                                  395           188
  Deferred tax asset                                                           152         1,444
  Current contract receivable and other current assets                       6,542         5,621
  Refundable income taxes                                                      249           404
  Assets held for sale                                                          --         4,350
                                                                          --------      --------

    Total current assets                                                    25,274        20,940
                                                                          --------      --------

Contract receivable and investments                                          3,566         6,702
                                                                          --------      --------

Property, plant and equipment, at cost                                       7,712         4,524
  Less accumulated depreciation                                              2,954         2,378
                                                                          --------      --------

                                                                             4,758         2,146
                                                                          --------      --------

Intangibles and other assets, net of amortization                           17,725        17,273
                                                                          --------      --------

                                                                         $  51,323     $  47,061
                                                                          ========      ========




          See accompanying notes to consolidated financial statements

                                COMMUNICATIONS
                    CONSOLIDATED BALANCE SHEETS - Continued
                     (In thousands, except share amounts)

                                                                                   September 30,    December 31,
                                                                                       1994             1993
                                                                                     --------          --------
                                                                                    (Unaudited)
     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------
Current Liabilities:
   Accounts payable                                                                $   5,444         $   3,451
   Accrued liabilities                                                                 8,992             6,736
   Current portion of long-term debt                                                   1,007               785
                                                                                     --------          --------

      Total current liabilities                                                       15,443            10,972
                                                                                     --------          --------

Long-term debt, net of current portion                                                 3,960             4,005
                                                                                     --------          --------

Deferred contract liabilities                                                          2,293             2,360
                                                                                     --------          --------

Deferred tax liability                                                                   326              1531
                                                                                     --------          --------

Stockholders' Equity:
  Preferred stock, $10 par value, authorized 1,000,000 shares                             --                --
  Common stock, $.10 par value, authorized 10,000,000 shares                             486               527
  Additional paid-in capital                                                          20,054            22,277
  Retained earnings                                                                    8,761             5,389
                                                                                     --------          --------

    Total stockholders' equity                                                        29,301            28,193
                                                                                     --------          --------

                                                                                   $  51,323         $  47,061
                                                                                     ========          ========

          See accompanying notes to consolidated financial statements

                                COMMUNICATIONS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)

                                                                                                  Nine Months Ended
                                                                                                     September 30,
                                                                                           ---------------------------------
                                                                                           1994                         1993
                                                                                           ----                         ----
                                                                                                       (Unaudited)
Revenues:
  Publishing                                                                              $  10,498                $  36,704
  Information services                                                                       11,349                   11,012
  Exposition services                                                                        15,389                    7,206
  Other operating income and interest                                                         4,196                    3,124
                                                                                           --------                 --------

    Total revenues                                                                           41,432                   58,046
                                                                                           --------                 --------

Costs and Expenses:
  Publishing                                                                                  8,548                   29,446
  Information services                                                                        6,714                    7,173
  Exposition services                                                                        10,166                    6,147
  General and administrative                                                                  7,751                   12,406
  Interest                                                                                      424                    1,398
  Depreciation and amortization                                                               2,191                    3,246
  Loss on assets held for sale                                                                   --                    9,224
                                                                                           --------                 --------

    Total costs and expenses                                                                 35,794                   69,040
                                                                                           --------                 --------

Income (loss) before income taxes
  and extraordinary loss                                                                      5,638                  (10,994)
Benefit from (provision for) income taxes                                                    (2,266)                   4,405
                                                                                           --------                 --------

  Income (loss) before extraordinary loss                                                     3,372                  ( 6,589)
Extraordinary loss, net of tax of $340                                                           --                  (   560)
                                                                                           --------                 --------

Net income (loss)                                                                         $   3,372                $ ( 7,149)
                                                                                           ========                  ========

Per Share Amounts:
  Earnings (loss) per common and
    common equivalent share:
      Before extraordinary loss                                                           $    0.64                $ (  1.25)
      Extraordinary loss                                                                         --                  (  0.11)
                                                                                           --------                 --------

    Earnings (loss) per common share                                                      $    0.64                $ (  1.36)
                                                                                           ========                 ========

  Cash dividends per common share                                                         $      --                $      --
                                                                                           ========                 ========



          See accompanying notes to consolidated financial statements

                                COMMUNICATIONS
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                   Nine Months Ended
                                                                                      September 30,
                                                                                  --------------------
                                                                                  1994            1993
                                                                                  ----            ----
                                                                                      (Unaudited)
Cash flows from operating activities:
  Net income (loss)                                                             $  3,372        $ (7,149)
                                                                                 -------         -------
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation and amortization                                                2,191           3,246
      Accretion of interest expense                                                   37             158
      (Gain) loss on sale of property, plant and equipment                           204          (   23)
      Loss on assets held for sale                                                    --           9,224
      Deferred compensation                                                           --           1,855
      Changes in assets and liabilities:
        Accounts receivable                                                       (1,401)         (2,101)
        Inventory                                                                 (   12)             15
        Other current assets                                                      (  618)         (  973)
        Other assets                                                                 156          (  282)
        Accounts payable and accrued liabilities                                   4,016           1,952
        Deferred taxes                                                            (1,341)         (5,342)
                                                                                 -------         -------

          Total adjustments                                                        3,232           7,729
                                                                                 -------         -------

    Net cash provided by operating activities                                      6,604             580
                                                                                 -------         -------

Cash flows from investing activities:
  Purchase of short-term investments                                              (2,000)         (  501)
  Capital expenditures                                                            (2,168)         (1,221)
  Payments on contract receivable                                                  3,500           2,865
  Payments on deferred contract liabilities                                       (  403)         (  879)
  Additions to investments                                                            --          (  241)
  Proceeds from sale of assets held for sale
    and property, plant and equipment                                              3,955              25
  Payment for acquisition, net of cash acquired                                   (1,114)             --
                                                                                 -------         -------

    Net cash provided by investing activities                                      1,770              48
                                                                                 -------         -------

          See accompanying notes to consolidated financial statements

                                COMMUNICATIONS
               CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
                                (In thousands)

                                                                                            Nine Months Ended
                                                                                               September 30,
                                                                                            ------------------
                                                                                         1994                1993
                                                                                        ------              ------
                                                                                                (Unaudited)
Cash flows from financing activities:
  Principal payments of long-term debt                                                  (1,357)             (3,144)
  Issuance of common stock                                                                 347                  --
  Acquisition of common stock retired                                                   (2,611)                 --
                                                                                        ------              ------

    Net cash used in financing activities                                               (3,621)             (3,144)
                                                                                        ------              ------

Change in cash and cash equivalents                                                      4,753              (2,516)

Cash and cash equivalents at beginning of period                                         2,633               7,059
                                                                                        ------              ------

Cash and cash equivalents at end of period                                             $ 7,386             $ 4,543
                                                                                        ======              ======


          See accompanying notes to consolidated financial statements

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
             For the Nine Months Ended September 30, 1994 and 1993

       1.  Basis of Presentation

       The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the nine months ended September 30, 1994, are not necessarily indicative of the results to be expected for the year ending December 31, 1994. For further information, refer to the consolidated financial statements and related notes thereto included in Communications' annual report on Form 10-K for the year ended December 31, 1993.

       Effective March 1, 1994, Communications acquired 100% of the outstanding common stock of Galaxy Registration, Inc. ("Galaxy"), which has been accounted for as a purchase for financial reporting purposes.

       2.  Common Stock and Earnings Per Share

       There were 5,224,518 and 5,273,718 weighted average shares of common stock issued and outstanding during the nine months ended September 30, 1994 and 1993, respectively. In March, 1994, Communications sold 75,000 shares of Communications' common stock to the former majority stockholder of Galaxy for $4.625 per share. In August, 1994, Communications purchased and retired 483,900 shares of Communications' common stock from one stockholder for $5.375 per share.

       3.  Income Taxes

       Income tax provision or benefit for the nine months ended September 30, 1994 and 1993, does not bear a normal relationship to the statutory federal income tax rate of 34% mainly as a result of amortization of goodwill related to acquisitions which is not deductible for income tax purposes, except as related to assets held for sale.

       4.  Related Party Transactions

       Management and administrative services are provided by Communications' corporate staff to Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") which, at September 30, 1994, owned 78% of Communications' outstanding common stock. The monthly charge of $23,333 to Tribune/Swab-Fox in 1994 and $38,333 per month in 1993 for these services is based on an agreement between Tribune/Swab-Fox and Communications (which is subject to review again at December 31, 1994), and is reflected in the accompanying statements of operations as a reduction of general and administrative expenses.

       5.  Assets Held for Sale

       Effective April 30, 1994, Communications completed the sale of its shopper-newspaper and commercial printing operation in southern New Jersey, known as Shopper's Guide, Inc. The assets of this operation were reduced to estimated net realizable value and recognized as assets held for sale at September 30, 1993. The sale of these assets did not result in any gain or loss.

       6.  Proposed Merger with Parent Company

       In September, 1994, Communications announced that a preliminary agreement had been reached to acquire its parent company, Tribune/Swab-Fox, by merger. Final terms are pending valuation of certain Tribune/Swab-Fox investment assets. The merger will be structured such that Tribune/Swab-Fox stockholders, subject to their approval of the transaction, will receive Communications' common stock or cash or a combination of both. Communications will acquire up to 10,000,000 shares, or approximately one-third of Tribune/Swab-Fox outstanding common stock, for cash at an estimated offer price of $0.80 per share, with the remaining shares of Tribune/Swab-Fox to be exchanged for Communications' shares on a to-be determined ratio, which is estimated to be in a range of one share of Communications' stock for every 8.0 to 8.4 shares of Tribune/Swab-Fox. Communications intends to file a registration statement with the Securities and Exchange Commission covering Communications' shares of common stock to be issued in the merger. The transaction will require the approval of the stockholders of Tribune/Swab-Fox and Communications.

       7.  Reclassifications

       Certain reclassifications have been made in the 1993 financial statements to conform to the 1994 presentation.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of T/SF Communications Corporation:

     We have audited the accompanying consolidated balance sheets of T/SF Communications Corporation (a Delaware corporation) and subsidiaries (Communications) as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of Communication's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Communications as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.



                                       ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
March 4, 1994

                                COMMUNICATIONS

                          CONSOLIDATED BALANCE SHEETS
                   (In thousands, except per share amounts)

                                                             December 31,
                                                        1993              1992
                                                       ------            ------
                                    ASSETS
Current Assets:
  Cash and cash equivalents                            $ 2,633           $ 7,059
  Accounts receivable, less reserve for
    doubtful accounts of $465 in 1993
    and $1,226 in 1992                                   6,300             9,858
  Inventories  (Note 1)                                    188             1,025
  Deferred tax asset (Note 6)                            1,444                --
  Current contract receivable and
    other current assets                                 5,621             4,859
  Refundable income taxes                                  404                --
  Assets held for sale (Note 4)                          4,350                --
                                                        ------            ------

    Total current assets                                20,940            22,801
                                                        ------            ------

Contract Receivable and Investments
  (Notes 2 and 9)                                        6,702            11,181
                                                        ------            ------

Property, Plant and Equipment, at cost
  (Note 1):
  Printing equipment                                       --              4,518
  Other                                                  4,524             6,541
                                                        ------            ------

                                                         4,524            11,059
  Less - accumulated depreciation                        2,378             5,988
                                                        ------            ------

                                                         2,146             5,071
                                                        ------            ------

Intangibles and Other Assets, net
  (Notes 1 and 3)                                       17,273            30,765
                                                        ------            ------

                                                       $47,061           $69,818
                                                        ======            ======




  The accompanying notes are an integral part of these consolidated financial statements.

                                COMMUNICATIONS

                          CONSOLIDATED BALANCE SHEETS
                   (In thousands, except per share amounts)

                                                        December 31,
                                                    1993            1992
                                                    ----            ----
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

  Accounts payable                                 $ 3,451         $ 4,035

  Accrued liabilities (Note 10)                      6,736           7,297

  Deferred tax liability  (Note 6)                      --             989

  Current portion of long-term debt  (Note 5)          785           3,303
                                                    ------          ------

    Total current liabilities                       10,972          15,624
                                                    ------          ------

Long-term Debt  (Note 5)                             4,005          13,233
                                                    ------          ------

Deferred Contract Liabilities                        2,360           1,755
                                                    ------          ------

Deferred Tax Liability  (Note 6)                     1,531           3,935
                                                    ------          ------

Stockholders' Equity, per accompanying statement
    (Notes 1 and 7):

  Preferred stock, $10 par value, 1,000 shares
    authorized, no shares issued and outstanding        --              --

  Common stock, $.10 par value, 10,000 shares
    authorized, 5,274 shares issued and
    outstanding                                        527             527

  Additional paid-in capital                        22,277          22,277

  Retained earnings                                  5,389          12,467
                                                    ------          ------

    Total stockholders' equity                      28,193          35,271
                                                    ------          ------

                                                   $47,061         $69,818
                                                    ======          ======




  The accompanying notes are an integral part of these consolidated financial statements.

                                COMMUNICATIONS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)

                                                            Year Ended December 31,
                                                       1993         1992          1991
                                                    ---------    ---------     ---------
Revenues (Notes 2, 3 and 4):
  Publishing                                       $   49,493   $   79,017    $   81,263
  Information services                                 14,499       12,673        10,522
  Other operating income and interest                   3,985        3,141         1,798
                                                    ---------    ---------     ---------
                                                       67,977       94,831        93,583
                                                    ---------    ---------     ---------
Costs and Expenses (Notes 1, 3, 4 and 9):
  Publishing                                           40,198       56,070        59,244
  Information services                                  9,460        8,214         6,795
  General and administrative                           14,325       20,648        20,922
  Interest                                              1,620        2,388         2,886
  Depreciation and amortization                         3,794        7,387         4,899
  Loss on assets held for sale                          9,224           --            --
                                                    ---------    ---------     ---------
                                                       78,621       94,707        94,746
                                                    ---------    ---------     ---------
Income (loss) before unusual gain,
  equity earnings and income taxes                  (  10,644)         124     (   1,163)
Unusual gain (Note 2)                                      --       24,412            --
Earnings of equity investments                             29           73            66
Benefit from (provision for) income taxes (Note 6)      4,097    (  10,569)    (     222)
                                                    ---------    ---------     ---------
  Income (loss) before extraordinary loss           (   6,518)      14,040     (   1,319)

Extraordinary loss, net of tax of $340 (Note 5)     (     560)          --            --
                                                    ---------    ---------     ---------
Net income (loss)                                  $(   7,078)  $   14,040    $(   1,319)
                                                    =========    =========     =========

Per Share Amounts  (Note 1):
  Earnings (loss) per common and
    common equivalent share:
      Before extraordinary loss                    $(    1.23)  $     2.66    $(     .25)
      Extraordinary loss                            (    0.11)          --            --
                                                    ---------    ---------     ---------
    Earnings (loss) per common share               $(    1.34)  $     2.66    $(     .25)
                                                    =========    =========     =========
  Cash dividends per common share                  $       --   $       --    $       --
                                                    =========    =========     =========

The accompanying notes are an integral part of these consolidated financial statements.

                                COMMUNICATIONS

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                (In thousands)

                                              Year Ended December 31,
                                          1993          1992          1991
                                        -------       -------       -------
Common Stock:
  Balance at end of year              $     527     $     527     $     527
                                        =======       =======       =======

Additional Paid-in Capital:
  Balance at end of year              $  22,277     $  22,277     $  22,277
                                        =======       =======       =======
Retained Earnings (Deficit):
  Beginning balance                   $  12,467     $(  1,573)    $(    254)
  Net income (loss)                    (  7,078)       14,040      (  1,319)
                                        -------       -------       -------
  Balance at end of year              $   5,389     $  12,467     $(  1,573)
                                        =======       =======       =======
Stockholders' Equity:
  Beginning balance                   $  35,271     $  21,231     $  22,550
  Net income (loss)                    (  7,078)       14,040      (  1,319)
                                        -------       -------       -------
  Balance at end of year              $  28,193     $  35,271     $  21,231
                                        ========      ========      ========






The accompanying notes are an integral part of these consolidated financial statements.

                                COMMUNICATIONS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                    Year Ended December 31,
                                                              1993            1992            1991
                                                            --------        --------        --------
Cash flows from operating activities:
  Net income (loss)                                         $ (7,078)       $ 14,040        $ (1,319)
                                                            --------        --------        --------
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                            3,794           7,387           4,899
      Earnings of equity investments                          (   29)        (    73)         (   66)
      Accretion of interest expense                              170             217             362
      Unusual gain                                                --         (24,412)             --
      Loss (gain) on sale of property, plant
        and equipment                                         (   25)        (    22)             45
      Loss on assets held for sale                             9,224              --              --
      Deferred compensation                                    1,856              37              34
      Changes in assets and liabilities:
        Accounts receivable and refundable
          income taxes                                        (  845)          2,800          (   81)
        Inventories                                              184             564           1,112
        Current contract receivable and other
          current assets                                      (  333)             14             279
        Intangibles and other assets                          (  407)        (    34)         (  120)
        Accounts payable and accrued liabilities                 193         (   728)         (1,637)
        Deferred income taxes                                 (4,837)          4,809          (   56)
                                                            --------        --------        --------


          Total adjustments                                    8,945         ( 9,441)          4,771
                                                            --------        --------        --------


  Net cash provided by operating activities                    1,867           4,599           3,452
                                                            --------        --------        --------


Cash flows from investing activities:
  Capital expenditures                                        (1,822)         (1,323)         (1,680)
  Collections on contract receivable                           4,354           1,039              --
  Payments on deferred contract liabilities                   (1,013)         (1,304)         (1,523)
  Additions to investments                                    (  241)             --              --
  Net proceeds from early termination of
    Joint Operating Agreement                                     --           9,720              --
  Proceeds from the sale of property, plant
    and equipment                                              4,560           1,272              41
  Distributions from equity investments                           51              34              33
                                                            --------        --------        --------


    Net cash provided by (used in) investing
      activities                                               5,889           9,438          (3,129)
                                                            --------        --------        --------


The accompanying notes are an integral part of these consolidated financial statements.

                                COMMUNICATIONS

                                (In thousands)

                                                                  Year Ended December 31,
                                                              1993          1992         1991
                                                            --------       -------     --------
Cash flows from financing activities:
   Borrowings under bank lines-of-credit                         --         3,200       15,510
   Payments under bank lines-of-credit                           --       ( 5,075 )   ( 12,035 )
   Principal payments of long-term debt                    ( 12,182 )     ( 6,137 )   (  3,775 )
                                                            --------       -------     --------

      Net cash used in financing activities                ( 12,182 )     ( 8,012 )   (    300 )
                                                            --------       -------     --------

Net increase (decrease) in cash
  and cash equivalents                                     (  4,426 )       6,025           23

Cash and cash equivalents at beginning of year                7,059         1,034        1,011
                                                            --------       -------     --------
Cash and cash equivalents at end of year                 $    2,633     $   7,059   $    1,034
                                                            ========       =======     ========

Supplemental disclosures of cash
  flow information:

      Cash paid for:
        Interest                                         $    1,405     $   2,195    $   2,959
        Income taxes                                          1,485         5,344          252





The accompanying notes are an integral part of these consolidated financial statements.

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

1.  Summary of Significant Accounting Policies:

Relationship with Tribune/Swab-Fox Companies, Inc.

     T/SF Communications Corporation (together with its subsidiaries referred to as "Communications" unless the context indicates otherwise) is a 72 percent-owned subsidiary of Tribune/Swab-Fox Companies, Inc. (Tribune/Swab-Fox). Communications was incorporated on March 17, 1989, as a wholly-owned subsidiary of Tribune/Swab-Fox, and succeeded to the publishing and information businesses of Tribune/Swab-Fox. Through a public stock offering and certain subsequent stock transactions, Tribune/Swab-Fox's ownership interest is presently 72 percent.

     Pursuant to a management agreement between Communications and Tribune/Swab-Fox, Communications provides certain administrative services to Tribune/Swab-Fox and charges a management fee. The management agreement provides that the management fee be reviewed and agreed to annually by both Communications and Tribune/Swab-Fox. Communications also leased office space from Tribune/Swab-Fox and received property management services related to this leased space. (See
Note 9.)

Principles of Consolidation

     The consolidated financial statements include the accounts of Communications and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Interest in Newspaper Printing Corporation (NPC)

     Prior to an agreed-to dissolution and liquidation (see Note 2), NPC, a joint operating agency, was owned 40 percent by Tulsa Tribune Company, a wholly-owned subsidiary of Communications (Tribune), and 60 percent by Tulsa World Company (World). Tribune, World and NPC entered into a Joint Operating Agreement
(JOA) in 1941 (amended in 1955 and 1981) which provided, among other things, for the following:

     (1) A common plan of operation under which NPC, as agent for Tribune and World, sold advertising, printed, marketed and distributed the newspapers published by Tribune and World, and collected revenues attributable to such operations. However, Tribune and World maintained control of their individual news and editorial departments.

     (2) Revenues and expenses of operating, selling and distributing the two newspapers were shared 40 percent by Tribune and 60 percent by World, without regard to whether generated by or attributable to Tribune or World, except newsroom expenses as to which Tribune paid 100 percent of such expenses incurred on its behalf in excess of 6/14ths of the total newsroom costs of both newspapers.

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991


     Tribune and World reported their share of the revenues over expenses generated through their joint operations managed by NPC in their respective tax returns.

     Prior to the termination of the JOA, Communications used agency accounting for its 40 percent ownership of NPC, whereby its share of NPC's individual assets, liabilities, revenues and expenses are included in these financial statements. Printing equipment utilized by NPC, as agent, was owned directly by Tribune and World.

Inventories

     Inventories include newsprint and related printing supplies, computers and computer-related equipment and are recorded at the lower of cost or market determined on first-in, first-out and average cost methods. Inventories of newsprint and related printing supplies were $128,000 and $944,000 and inventories of computers and computer-related equipment were $60,000 and $81,000 at December 31, 1993 and 1992, respectively.

Depreciation

     Depreciation of property, plant and equipment is provided using the straight-line method based on estimated useful lives ranging from three to 25 years.

Intangibles and Other Assets

     Intangibles and other assets include advertising lists, covenants-not-to-compete and consulting agreements and goodwill related to acquisitions, deferred finance charges incurred in connection with the issuance of the 10.32 percent Senior Notes (prior to 1993) and credits granted for truck driver employment information files. These assets are being amortized over periods of three to 30 years and consist of the following:

                                   Amortization            December 31,
                                      Period           1993            1992
                                      ------           ----            ----
                                                          (In thousands)

Advertising lists                 3 1/2-11 years  $    3,941       $   8,679
Covenants-not-to-compete
  and consulting agreements           3-10 years       2,190           6,860
Goodwill                                30 years      17,779          29,516
Other                                  4-9 years       2,110           2,150
                                                     -------          ------

                                                      26,020          47,205
Accumulated amortization                             ( 8,747)         16,440
                                                     -------          ------

                                                  $   17,273       $  30,765
                                                     =======          ======

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991


     Goodwill impairment is assessed at each balance sheet date based upon a review of the acquired entity's operations as to income, growth of income in relation to the expected growth of income when acquired and, if the entity is considered for sale, estimated realizable value. Valuation reserves are provided if the carrying value of acquired goodwill is determined to be permanently impaired.

Change in Accounting Estimates

     During the third quarter of 1992, Communications revised the estimated lives used to depreciate or amortize certain machinery and equipment, advertising lists and covenants of Shopper's Guide, Inc. (Shopper's Guide), Communications' New Jersey free-distribution shopper-newspaper, and equipment and advertising lists of Marks-Roiland Communications, Inc. (Marks-Roiland), Communications' Long Island free-distribution shopper-newspaper. Management of Communications made the change in estimates to reflect the effect of the local economies of each operation on the useful lives of these assets. The effect of this change in accounting estimates was to increase 1992 depreciation and amortization by approximately $2,400,000 and to decrease 1992 net income by approximately $2,150,000 or $0.41 per share.

Revenue Recognition

     Revenues from information services are net of the cost of charges from state motor vehicle record departments which are incurred by Communications as an agent for its customers. As provided in the agreements with customers, Communications charges a fee for its service and is also reimbursed for state charges.

     Advertising revenues from Communications' publishing businesses are recognized when each publication is published and distributed.

     Commercial printing revenues are recognized when the material is printed since the customer is generally obligated to accept printed matter when the printing is complete. Commercial printing customers must exercise their right of inspection, when such inspection right exists, while the printing is in process.

Income Taxes

     Effective January 1, 1993, Communications adopted SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income.

     The effect of adopting SFAS No. 109 was not material to Communications' financial position or its results of operations.

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

Earnings per Common Share

     Earnings per share computations are based upon the weighted average number of shares of Common Stock outstanding during the year.

Postretirement Benefits

     SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, postretirement medical or insurance benefits for any employees, thus this statement had no effect on Communications' financial position or its results of operations.

Statements of Cash Flows

     For purposes of the statements of cash flows, Communications considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.  Termination of Joint Operating Agreement:

     On September 30, 1992, pursuant to the terms of an Amendment and Termination Agreement, by and among Tribune, World and NPC, the following occurred:

     (1) The JOA among Tribune, World and NPC which otherwise would not have terminated prior to March 31, 1996, was terminated.

     (2) Tribune ceased publication of The Tulsa Tribune effective with the September 30, 1992 edition.

     (3) At closing, World paid Tribune $1,000,000 for certain newspaper related assets of Tribune and paid an additional $10,500,000 in partial consideration for the early termination of the JOA. World also executed and delivered to Tribune a Covenant for Continued Payment pursuant to which World agreed to pay to Tribune 41 consecutive monthly payments of $450,000 commencing November 1, 1992 (total payments of $18,450,000), in lieu of amounts that Tribune would have otherwise been entitled to receive under the JOA contract. At December 31, 1993, $10,709,000, representing the present value of remaining unpaid monthly payments, is reflected in the accompanying financial statements as a Contract Receivable.

     (4) The parties agreed to dissolve and liquidate NPC.

     As part of this transaction, Tribune agreed to pay termination costs for Tribune-related newsroom and editorial employees of NPC and certain executives
of Tribune, which approximated  a  present  value of $2,200,000.   The excess of
payments received at September 30, 1992, plus the present value of future payments, over the book basis of assets

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

sold and Tribune's cost of termination, is reflected in the accompanying financial statements as Unusual Gain. The provision for income taxes includes the income taxes related to the Unusual Gain.

     The unaudited pro forma results of operations for the year ended December 31, 1992, which gives effect to the termination of the JOA as if such termination had occurred on January 1, 1992, are revenues of $76,115,000, net income of $11,999,000 and earnings per share of $2.28. This unaudited pro forma information is presented in response to applicable accounting rules relating to disposition transactions. It is not necessarily indicative of the actual results that would have been achieved had the transaction occurred on January 1, 1992, and is not necessarily indicative of future results.

3.  Acquisitions:

Atwood Convention Publishing (Atwood)

     In August, 1990, Communications acquired 100 percent of the outstanding stock of Atwood. Atwood publishes daily newspapers and other publications for conventions and trade shows.

     In addition to the original purchase price, Communications agreed to, and has paid or accrued, additional purchase price adjustments of $1,250,000, based upon Atwood's operating income exceeding certain defined levels for each of the three years in the period ended December 31, 1993. Also, incentive compensation payments to the former owners of $750,000 have been paid or accrued during the same period. The purchase price adjustments are included in the accompanying financial statements as additional goodwill to be amortized over the remaining goodwill life. Incentive compensation payments of $229,000, $317,000 and $204,000 were earned by the former owners and were expensed in 1993, 1992 and 1991, respectively.

Galaxy Registration, Inc. (Galaxy)

     Effective March 1, 1994, Communications completed the acquisition of Galaxy. Galaxy provides on a national basis, registration, information and marketing services to the convention/trade show industry. Communications acquired Galaxy with the payment of $1,200,000 in cash plus a note payable for $900,000. If certain earnings targets are achieved, the principal owner of Galaxy, who will be employed as President and Chief Operating Officer of Galaxy, may receive additional payments not to exceed $2,900,000 by 1997. In connection with this transaction, the former principal owner of Galaxy purchased 75,000 shares of Communications' Common Stock at $4.625 per share for a total purchase price of $346,875. In addition, a covenant-not-to-compete and an employment agreement were entered into with the former principal owner.

4.  Assets Held for Sale:

     During the third quarter of 1993, Communications' Board of Directors made the decision to offer for sale all of Communications' shopper-newspaper operations. Accordingly, the book

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

value of the shopper-newspapers was reduced to estimated net realizable value and a pre-tax loss of $9,224,000 was recognized. On November 1, 1993, Communications sold all of the operating assets, except cash, of Marks-Roiland, one of the shopper-newspapers. Communications received $4,675,000 in cash, and the buyer assumed certain liabilities totaling approximately $1,560,000. In addition, Communications entered into a three-year covenant-not-to-compete whereby Communications may not compete with the buyer in the geographic area of the operations that were sold. Communications received $1,425,000 in cash for the covenant which will be recognized in income ratably over the term of the covenant.

     Unaudited pro forma results of operations for the year ended December 31, 1993, had the transactions occurred on January 1, 1993, would have been revenues of $55,309,000, loss before extraordinary loss of $5,334,000 and loss per common share before extraordinary loss of $1.01. This unaudited pro forma information is presented in response to applicable accounting rules relating to disposition transactions. It is not necessarily indicative of the actual results that would have been achieved had the transactions occurred on January 1, 1993, and is not necessarily indicative of future results.

     Communications continues to pursue the sale of its other shopper-newspaper, Shopper's Guide. At December 31, 1993, the net assets of Shopper's Guide are reflected as "Assets held for sale" in the accompanying balance sheet.

5. Notes Payable and Long-Term Debt:

    Long-term debt outstanding consists of the following:

                                                   December 31,
                                               1993            1992
                                               ----            ----
                                                  (In thousands)
10.32% Senior Notes paid in November,     $       --       $   11,111
 1993.

Promissory notes secured by stock of a
subsidiary, payable $152,000 quarterly,
plus interest, through December, 2000,
interest rate adjusts semi-annually to
the base rate of Chase Manhattan Bank
(6.0% at December 31, 1993).                   4,247            4,854

7.5% Promissory note, unsecured, with
annual principal payments of $100,000
plus accrued interest, payable each
August with remaining principal and
accrued interest payable August, 1998.           465               --

Other                                             78              571
                                               -----          -------

                                               4,790           16,536
  Less portion due within one year              (785)          (3,303)
                                               -----          -------

                                          $    4,005       $   13,233
                                               =====          =======

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     Installments due on long-term debt during each of the five years subsequent to December 31, 1993, are as follows:

                                               (In thousands)

                 1994                             $   785
                 1995                                 707
                 1996                                 707
                 1997                                 707
                 1998                                 672
              Thereafter                            1,212
                                                    -----
                                                  $ 4,790
                                                    =====


     In connection with the sale of the Marks-Roiland assets, (see Note 4), Communications agreed to a prepayment of the $8,889,000 remaining principal of the Senior Notes held by Prudential Insurance Company of America (Prudential). As provided by the Senior Notes, a yield maintenance premium was required to be paid as part of the prepayment. Through negotiations with Prudential, Communications obtained a reduction in the yield maintenance premium to $802,000 which, along with the remaining unamortized loan fees related to the Senior Notes, is reflected as an extraordinary loss in the accompanying statements of operations.

     At December 31, 1993, Communications has four separate revolving credit arrangements with a bank which together allow Communications to borrow up to $6,000,000. Interest on amounts borrowed is payable monthly at a rate of 1 1/2 percent above the Chase Manhattan base rate (7 1/2 percent at December 31, 1993). Certain of the facilities are secured by accounts and contract receivables. At December 31, 1993, no balance was outstanding under these arrangements, which require payment of a 3/8 percent per annum fee on the unused portion of the credit facilities.

6.  Income Taxes:

     The provision for (benefit from) income taxes is comprised of the following:

                               Year Ended December 31,
                           1993          1992          1991
                           ----          ----          ----
                                    (In Thousands)
         Current:
           Federal    $       352   $     4,948  $       136
           State               48         1,003          142
                          -------        ------         ----
                              400         5,951          278
                          -------        ------         ----
         Deferred:
           Federal        ( 4,137)        3,944       (   47)
           State          (   700)          674       (    9)
                          -------        ------         ----
                          ( 4,837)        4,618       (   56)
                          -------        ------         ----
                      $   ( 4,437)  $    10,569  $       222
                          =======        ======         ====

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     The reconciliation of income tax computed at the federal statutory rate (34%) to income tax (benefit) expense is as follows:

                                       Year Ended December 31,
                                  1993         1992          1991
                                  ----         ----          ----
                                          (In Thousands)

Income tax provision
 (benefit at statutory rates   $ ( 3,915)   $  8,367      $ (  373)
Amortization of acquired
 assets not deductible for
 income tax purposes                 313       1,103           492
Excess of tax basis of assets
 sold over book basis which
 was not previously tax
 effected                        (   369)         --            --
State income taxes               (   444)      1,107            71
Other                            (    22)      (   8)           32
                                 -------      -------      -------
                               $ ( 4,437    $ 10,569      $    222
                                 =======      =======      =======


    Significant components of Communications' deferred tax liabilities and assets are as follows:

                                                   December 31,
                                             1993                1992
                                             ----                ----
                                                  (In Thousands)
Deferred tax liabilities:
  Fixed asset basis differences            $(   516)           $(   559)
  Unusual gain recognized in different
   accounting period for income tax
   reporting purposes                       ( 4,136)             (5,874)
  Assigned acquisition basis                     --              (  342)
  Other, net                                     --              (  108)
                                            -------             -------

     Deferred tax liabilities               ( 4,652)             (6,883)
                                            -------             -------

Deferred tax assets:
  Income from covenant-not-to-compete
   recognized in different accounting
   period for income tax purposes               508                  --
  Deferred severance benefits payable           993                 346
  Reserves on assets held for sale            2,330                 878
  Accrued expenses deductible when paid         553                 441
  Other, net                                    181                 294
                                            -------             -------

     Deferred tax assets                      4,565               1,959
                                            -------             -------

     Net deferred tax liabilities          $  (  87)           $ (4,924)
                                            =======             =======

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     Net deferred tax liabilities are reflected on the accompanying balance sheets as follows:

                                                   December 31,
                                               1993            1992
                                               ----            ----
                                                  (In thousands)
Long-term - Deferred tax liability          $ (1,531)         (3,935)
Current liabilities - Deferred tax                --          (  989)
 liability
Current assets - Deferred tax asset            1,444              --
                                             -------          ------

                                            $ (   87)       $ (4,924)
                                             =======          ======

7.  Capital Stock:

     Communications has authorized capital consisting of 10,000,000 shares of $0.10 par value Common Stock and 1,000,000 shares of $10.00 par value Preferred Stock. No shares of Preferred Stock have been issued. Communications has issued warrants to underwriters to purchase 67,500 shares of Common Stock which are exercisable at $15.00 per share through June 8, 1994.

     Communications' incentive stock option plan authorizes an aggregate of 150,000 shares of Communications' Common Stock which may be granted to key employees. Options for 79,164 shares were outstanding and exercisable at December 31, 1993, at option prices of $12.00 and $13.20 per share. No options were granted or exercised during 1993 and options for 29,166 shares were canceled. Options are granted at the discretion of the Board of Directors at a minimum exercise price of 100 percent of the market value of Communications' Common Stock at the date of grant.

     Communications has approved an Employee Stock Purchase Plan and 100,000 shares of Common Stock have been allocated for this plan. No shares have been issued under this plan.

     In January, 1994, Communications' Board of Directors approved the establishment of an incentive stock plan which will permit Communications to grant stock options and awards of restricted stock to executives and key employees. The plan will be submitted for stockholder approval at the next Annual Meeting of Stockholders.

8.  Commitments and Contingencies:

     Communications has operating lease agreements, principally for office facilities and equipment, expiring at various dates through 2000. Rent expense in 1993, 1992 and 1991 under operating leases was approximately $1,420,000, $2,094,000 and $2,178,000, respectively.

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     As of December 31, 1993, Communications' future minimum lease payments are as follows:

                              Minimum Lease
    Year Ending December 31,    Payments
    ------------------------    --------
                              (In thousands)
             1994               $   852
             1995                   693
             1996                   638
             1997                   527
             1998                   299
           Thereafter               245
                                  -----

                                $ 3,254
                                  =====

     Communications has employment agreements with five executives of Communications and its subsidiaries. The agreements provide for individual compensation ranging from $72,000 to $248,000 annually ($704,000 annually in the aggregate) and expire at various dates through 1997.

     Communications is a defendant in certain litigation arising out of operations in the normal course of business. However, it is the opinion of management that the ultimate liabilities relating thereto, if any, will not have a material adverse effect on the financial position or results of operations of Communications.

     In February, 1993, Communications received notice of assessments of Federal income tax for the years 1989 through 1991 of approximately $955,000, due principally to the disallowance of certain deductions related to amortization of intangible assets, specifically advertising lists and covenants-not-to-compete. Communications does not agree with the Internal Revenue Service's position and filed a protest of the assessments with the Internal Revenue Service. No date has been set for a protest hearing. If the assessment is upheld, the deductibility of these same costs in the future years will also be affected. Management of Communications believes that any tax liability which ultimately may result will not have a material adverse effect on the financial position or results of operations of Communications.

9.  Related Party Transactions:

     Effective August 1, 1993, the Chairman and Chief Executive Officer of Communications resigned. Included in general and administrative expenses for 1993 in the accompanying consolidated statements of operations are retirement and deferred compensation expense of approximately $1,800,000 related to this resignation. In addition, Communications acquired 748,734 shares of Tribune/Swab-Fox Common Stock and 111 shares of 6 1/2 percent Cumulative Convertible Preferred Stock of Tribune/Swab-Fox for $565,000, with a cash payment of $100,000 and the issuance of a promissory note for the balance providing for payments over the period 1994 through 1998. Communications also acquired a Tribune/Swab-

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

Fox 11 percent Convertible Subordinated Debenture due 1997 in the principal amount of $141,000 held by the former Chairman and Chief Executive Officer. These security acquisitions are reflected in investments on the accompanying balance sheets.

     NPC paid approximately $170,000 and $222,000 to Green Country Distributors, Inc. (Green Country), an affiliated company of Tribune, for transportation services in 1992 and 1991, respectively.

     NPC paid approximately $198,000 and $230,000 to a leasing company owned by certain stockholders of Tribune/Swab-Fox, World and the General Manager of NPC for vehicle leases in 1992 and 1991, respectively. Green Country paid approximately $79,000 and $108,000 to this leasing company for vehicle leases in 1992 and 1991, respectively. In a separate but related transaction, concurrent with the termination of the JOA, World acquired the interests of such stockholders of Tribune/Swab-Fox in this leasing company for approximately $70,000.

     Under a management agreement with Tribune/Swab-Fox, Communications provides management and administrative services to Tribune/Swab-Fox. During 1993, 1992 and 1991, management fees charged to Tribune/Swab-Fox were $460,000, $520,000 and $580,000, respectively. Pursuant to the management agreement, the management fees are to be reviewed annually and approved by both Communications and Tribune/Swab-Fox. The management fees approved for 1994 are $280,000. Additionally, through December 31, 1993, Communications leased office space from Tribune/Swab-Fox. In December, 1993, Communications acquired from, Tribune/Swab-Fox one of the previously leased office buildings for $255,000 or $47 per square foot, a price comparable to prices paid by independent third parties for similar buildings in the immediate area. The lease on the remaining office building was not renewed.

10.  Accrued Liabilities:

     Accrued liabilities consist of the following:

                                                  December 31,
                                           1993                 1992
                                           -----                -----
                                                 (In thousands)
Current portion of deferred contract
    liabilities                         $    432         $      1,014
Accrued interest                             197                  152
Accrued vacation                             413                  598
Accrued payroll                              763                1,079
Deferred revenue                           2,607                  904
Accrued income taxes                          72                  729
Accrued other liabilities                  2,252                2,821
                                           -----                -----

                                        $  6,736         $      7,297
                                           =====                =====


                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

11.  Business Segment Information:

     Communications' operations are conducted primarily through two business segments entirely within the continental United States. These segments and the primary operations of each are as follows:

     Business Segment                    Operations
     ----------------                    ----------


       Publishing        Publication through September 30, 1992, of The Tulsa
                         Tribune, an evening newspaper published six days per week in Tulsa, Oklahoma, publication of weekly free-distribution shopper-newspapers by Shopper's Guide and Marks-Roiland (through October 31, 1993), publication of five trade journals by BMT Publications, Inc. and publication of convention newspapers and one trade journal by Atwood.

       Information       Provider of motor vehicle reports, truck driver
       Services          employment information, worker's compensation
                         information, credit reports, criminal records reports and reseller of long-distance telephone service to the insurance and trucking industries.

     Summarized financial information by industry segment is as follows:

                                                Year Ended December 31,
                                            1993         1992           1991
                                            ----         ----           ----
                                                    (In thousands)
Net revenues from sales to
  unaffiliated customers:
    Publishing                         $   52,135     $   80,643   $   82,558
    Information services                   14,499         13,643       10,522
    Corporate                               1,343            545          503
                                          -------        -------      -------

                                       $   67,977     $   94,831   $   93,583
                                          =======        =======      =======
Operating profit (loss):
    Publishing                         $  ( 9,212)     $   1,307   $    1,400
    Information services                    2,505          2,708        1,232
                                          -------        -------      -------

    Operating profit (loss)               ( 6,707)         4,015        2,632
     from segments
    Corporate expenses, net               ( 2,288)       ( 1,430)     (   843)
   Interest expense                       ( 1,620)       ( 2,388)     ( 2,886)
                                          -------        -------      -------

    Income (loss) from operations
     before unusual gain, income
     taxes and extraordinary loss      $  (10,615)    $      197   $  ( 1,097)
                                          =======        =======      =======

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

Summarized financial information by industry segment - Continued:

                                           1993          1992          1991
                                           ----          ----          ----
                                                   (In thousands)
Identifiable assets:
    Publishing                         $   29,136     $   51,048   $   45,049
    Information services                   12,387         11,460       11,230
    Corporate                               5,538          7,310        1,591
                                          -------        -------      -------

                                       $   47,061     $   69,818   $   57,870
                                          =======        =======      =======

Depreciation and amortization:
    Publishing                         $    2,854     $    6,215   $    3,961
    Information services                      898          1,100          854
    Corporate                                  42             72           84
                                          -------        -------      -------

                                       $    3,794     $    7,387   $    4,899
                                          -------        -------      -------

Capital expenditures:
    Publishing                         $      758     $      619   $    1,164
    Information services                      800            702          504
    Corporate                                 264              2           12
                                          -------        -------      -------

                                       $    1,822     $    1,323   $    1,680
                                          =======        =======      =======

     Operating profit is net revenues less applicable operating expenses. Corporate general and administrative expenses are allocated to each of the industry segments and to general corporate expenses based on management's estimates of time devoted to each segment and general corporate matters. Included in 1993 corporate general and administrative expenses is the retirement and deferred compensation expenses related to the former Chairman of the Board.

     Included in the information services division operating profit in 1992 is settlement of a major lawsuit with MCI that had been in process since late 1989. Costs and expenses related to the lawsuit were expensed by Communications as incurred.

     Identifiable assets by segment are those assets that are used in the operations of each segment. Corporate assets consist of cash and cash equivalents, prepaid expenses, other equipment, goodwill and deferred finance charges.

                                COMMUNICATIONS
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1993, 1992 and 1991

     Capital expenditures include additions to property, plant and equipment, goodwill and advertising lists.

     During 1993, 1992 and 1991, no customer represented ten percent or more of Communications' revenues.

     During 1993, 1992 and 1991, Communications incurred maintenance and repair expenses of $662,000, $1,331,000 and $1,440,000, respectively, and amortization expenses of its intangible assets of $2,075,000, $4,655,000 and $2,845,000, respectively.

                                                                      APPENDIX A



                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into this 25th day of January, 1995, by and between T/SF Communications Corporation, a Delaware corporation ("Communications"), and Tribune/Swab-Fox Companies, Inc., a Delaware corporation ("Tribune/Swab-Fox").

                                R E C I T A L S
                                - - - - - - - -

     A. The respective Boards of Directors of Communications and Tribune/Swab-Fox have determined that it is in the best interests of their respective stockholders to consummate the Merger (as defined in Section 1.1(a) below).

     B. The respective Boards of Directors of Communications and Tribune/Swab-Fox have determined that this Agreement is in the best interests of Communications or Tribune/Swab-Fox, as the case may be, and its respective stockholders and have duly approved this Agreement and authorized its execution and delivery.

     C. It is the intention of the parties to this Agreement that, for Federal income tax purposes, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, Communications and Tribune/Swab-Fox hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. (a) At the Effective Time (as defined in Section 1.1(b) below), Tribune/Swab-Fox shall be merged with and into Communications in accordance with the General Corporation Law of the State of Delaware (the "DGCL") (the "Merger"), whereupon the separate existence of Tribune/Swab-Fox shall cease, and Communications shall be the surviving corporation (the "Surviving Corporation").

     (b) The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time"); such filing shall be made at the time of Closing (as defined in Section
1.6 below).

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Tribune/Swab-Fox and Communications, all as provided under the DGCL.

     SECTION 1.2.  Conversion of Shares.  At the Effective Time:

     (a) Each share of (i) Class A Common Stock, par value $.10 per share, of Tribune/Swab-Fox ("Tribune/Swab-Fox Class A Common Stock"), and (ii) Class B Common Stock, par value $.10 per share, of Tribune/Swab-Fox ("Tribune/Swab-Fox Class B Common Stock"), then held in the treasury of Tribune/Swab-Fox or then held by any Subsidiary (as defined in Section 3.1 below) of Tribune/Swab-Fox (including without limitation those shares held directly or indirectly by Communications), shall be cancelled and retired without payment of any consideration therefor and without any conversion thereof. The Tribune/Swab-Fox Class A Common Stock and the Tribune/Swab-Fox Class B Common Stock are hereinafter together referred to as the "Tribune/Swab-Fox Common Stock."

     (b) Each share of Tribune/Swab-Fox Common Stock then issued and outstanding, other than (i) those shares referred to in Section 1.2(a) above, and (ii) those shares held by stockholders who have perfected their right to appraisal pursuant to Section 262 of the DGCL and have not withdrawn or otherwise lost such right (the "Dissenting Stockholder(s)"), shall be converted into and represent the right to receive, and shall be exchangeable for, as provided in Section 1.5 below, 0.1255 of a share of Common Stock, par value $.10 per share, of Communications ("Communications Common Stock") (the "Stock Consideration") or, at the election of the holder thereof in the manner provided in Section 1.3 below, $.80 in cash (the "Cash Consideration"); provided, however, that a holder's right to receive the Cash Consideration shall be subject to proration as provided in Section 1.4 below. The Stock Consideration and the Cash Consideration are hereinafter together referred to as the "Merger Consideration."

     (c) Each share of Tribune/Swab-Fox Common Stock then issued and outstanding held by a Dissenting Stockholder shall be converted into the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to Section 262 of the DGCL; provided, however, shares of Tribune/Swab-Fox Common Stock issued and outstanding at the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw or lose his or her appraisal as provided in Section 262 of the DGCL, shall be deemed to be converted, as of the Effective Time, into the right to receive the Stock Consideration (without interest).

     (d) Each share of Communications Common Stock then issued and outstanding held directly by Tribune/Swab-Fox shall be cancelled and retired without payment of any consideration therefor.

     SECTION 1.3. Election Procedure. (a) Each holder of shares of Tribune/Swab-Fox Common Stock (other than holders of Tribune/Swab-Fox Common Stock to be cancelled as set forth in Section 1.2(a) above and Dissenting Stockholders) shall have the right to submit a request in accordance with the provisions of this Section 1.3, to receive the Cash Consideration, specifying in such request the number of shares of Tribune/Swab-Fox Common Stock owned by such holder and the number of such shares which such holder desires to have converted into the right to receive the Cash Consideration in the Merger ("Cash Election").

     (b) Communications shall appoint one or more exchange agents selected jointly by Tribune/Swab-Fox and Communications (the "Exchange Agent") to receive Cash Elections and to act as Exchange Agent hereunder. Tribune/Swab-Fox and Communications shall prepare a form pursuant to which holders of Tribune/Swab-Fox Common Stock may make Cash Elections and a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to shares of Tribune/Swab-Fox Common Stock shall pass, only upon proper delivery of the certificates representing such shares to the Exchange Agent) with instructions for use in effecting the surrender of shares of Tribune/Swab-Fox Common Stock (collectively, the "Forms" and individually, a "Form"). The Forms (accompanied by the Tribune/Swab-Fox Proxy Statement hereinafter referred to) shall be mailed to Tribune/Swab-Fox stockholders of record as of the record date for the Tribune/Swab-Fox stockholder meeting contemplated by Section 5.1 below. Tribune/Swab-Fox will use its best efforts to make the Forms (accompanied by the Tribune/Swab-Fox Proxy Statement) available to all persons who become Tribune/Swab-Fox stockholders of record during the period between such record date and the business day (the "Election Date") immediately prior to the date of the Tribune/Swab-Fox Stockholder Meeting (as defined in Section 5.1 below).


     (c) A Cash Election shall be validly made only if the Exchange Agent receives, at its office designated in the Form, no later than 5:00 p.m. (local time in the city in which such office is located) on the Election Date, a Form properly completed and signed and accompanied by certificates for the shares of Tribune/Swab-Fox Common Stock to which such Form, relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Form, from a member of any registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery), duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Tribune/Swab-Fox.

     (d) Any holder of shares of Tribune/Swab-Fox Common Stock may, at any time prior to the Election Date, revoke or change his or her Cash Election by written notice received by the Exchange Agent, at its office designated in the Form, no later than 5:00 p.m. (local time in the city in which such office is located) on the Election Date, accompanied in the case of a change by a properly completed, revised Form. Cash Elections may also be revoked by written notice received by the Exchange Agent at such designated office no later than 5:00 p.m. (local time in the city in which such office is located) on the last business day prior to the Effective Time. In addition, all Cash Elections shall automatically be revoked if the Exchange Agent is notified in writing by Tribune/Swab-Fox and Communications that this Agreement has been terminated. If a Cash Election is revoked, the certificate or certificates (or guarantee of delivery, as appropriate) for the shares of Tribune/Swab-Fox Common Stock to which such Cash Election relates shall be promptly returned to the person submitting the same to the Exchange Agent.

     (e) Tribune/Swab-Fox and Communications shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Cash Elections, whether any modification or revocation thereof shall be treated as effective, the manner and extent to which Cash Elections are to be taken into account in making the determinations prescribed by Section 1.4 below, and the issuance and delivery upon consummation of the Merger of the Merger Consideration. All such rules and determinations shall be final and binding on all holders of shares of Tribune/Swab-Fox Common Stock.

     SECTION 1.4. Manner of Conversion. The manner in which each share of Tribune/Swab-Fox Common Stock (other than shares of Tribune/Swab-Fox Common Stock to be cancelled as set forth in Section 1.2(a) above and shares held by Dissenting Stockholders), shall be converted at the Effective Time into the right to receive either the Stock Consideration or the Cash Consideration is as follows:

     (a) As is more fully set forth below, the number of shares of Tribune/Swab-Fox Common Stock to be converted into the right to receive the Cash Consideration in the Merger pursuant to this Agreement shall not exceed that number which is equal to 10,000,000 shares of Tribune/Swab-Fox Common Stock less
                                                                            ----
the number of shares of Tribune/Swab-Fox Common Stock held by Dissenting Stockholders (the "Cash Conversion Number") .

     (b) If Cash Elections are received for a number of shares of Tribune/Swab-Fox Common Stock which is greater than the Cash Conversion Number, the shares of Tribune/Swab-Fox Common Stock for which Cash Elections have been received shall be converted into the Merger Consideration in the following manner:

          (i) A cash proration factor (the "Cash Proration Factor") shall be determined by dividing the Cash Conversion Number by the total number of shares of Tribune/Swab-Fox Common Stock with respect to which effective Cash Elections were made.

          (ii) The number of shares of Tribune/Swab-Fox Common Stock covered by each Cash Election to be converted into the right to receive the Cash Consideration shall be determined by multiplying the Cash Proration Factor by the total number of shares of Tribune/Swab-Fox Common Stock covered by such Cash Election, rounded to the next higher integer.

          (iii) Each share of Tribune/Swab-Fox Common Stock covered by a Cash Election and not converted into the right to receive the Cash Consideration as set forth above shall be converted into the right to receive the Stock Consideration.

     (c) If Cash Elections are received for a number of shares of Tribune/Swab-Fox Common Stock which is less than or equal to the Cash Conversion Number, all shares of Tribune/Swab-Fox Common Stock for which effective Cash Elections have been received shall be converted into the right to receive the Cash Consideration.

     (d) Outstanding shares of Tribune/Swab-Fox Common Stock (other than shares to be cancelled pursuant to Section 1.2(a) above and shares held by Dissenting Stockholders) as to which no Cash Election has been made as of the Election Date, or with respect to which a Cash Election has been revoked thereafter, are herein referred to as "Non-Electing Shares." All Non-Electing Shares shall be converted into the right to receive the Stock Consideration. If Tribune/Swab-Fox and Communications shall determine for any reason that any Cash Election was not properly made with respect to shares of Tribune/Swab-Fox Common Stock, the shares of Tribune/Swab-Fox Common Stock covered by such Cash Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

     SECTION 1.5. Payment. (a) As soon as practicable after the Effective Time and surrender to the Exchange Agent of any certificate which immediately prior to the Effective Time represented any shares of Tribune/Swab-Fox Common Stock (other than certificates formerly representing shares of Tribune/Swab-Fox Common Stock cancelled pursuant to Section 1.2(a) above and certificates representing shares of Tribune/Swab-Fox Common Stock held by Dissenting Stockholders) (the "Certificates"), Communications shall cause to be distributed to the person in whose name such Certificate was issued (i) certificates registered in the name of such person representing the shares of Communications Common Stock (if any) into which any shares previously represented by the surrendered Certificate shall have been converted at the Effective Time and/or
(ii) a check payable to such person representing payment of the Cash Consideration (if any) into which any shares previously represented by the surrendered Certificate shall have been converted at the Effective Time, and
(iii) payment (which shall be made by check) of any cash payable as a result of fractional share interests pursuant to Section 1.5(d) below. Any Certificate formerly representing Tribune/Swab-Fox Common Stock which was delivered to the Exchange Agent as contemplated by Section 1.3(c) above and not withdrawn shall be deemed to have been surrendered as of the Effective Time for purposes of this
Section 1.5(a). No interest shall accrue or be paid on any cash payable with respect to shares of Tribune/Swab-Fox Common Stock converted into the right to receive the Cash Consideration or with respect to fractional share interests.

     (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate not previously surrendered to the Exchange Agent pursuant to Section 1.3(a) above a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), with instructions for use in effecting the surrender of the Certificates. Until surrendered as contemplated by the preceding sentence, each such Certificate shall be deemed for all purposes to represent only the right to receive upon such surrender the certificate(s) and/or payment contemplated by Section 1.5(a) above.

     (c) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

     (d) No fractional shares of Communications Common Stock or certificate or scrip representing the same shall be issued in connection with the Merger; no stock split or dividend with respect to shares of Communications Common Stock shall relate to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to have any rights of a stockholder of Communications. In lieu of such fractional shares, any holder of Tribune/Swab-Fox Common Stock who would otherwise be entitled to a fractional share of Communications Common Stock will, upon surrender of his or her Certificate, receive in cash an amount equal to the product obtained by multiplying $0.80 times the number of shares of Tribune/Swab-Fox Common Stock which would otherwise be converted into a fractional share of Communications Common Stock.

     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming such Certificate to be lost, stolen or destroyed, Communications will issue and/or cause to be paid, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I. When authorizing such issuance and/or payment of the Merger Consideration in exchange therefor, the Board of Directors of Communications may, in its sole discretion and as a condition precedent thereto, require the owner of such lost, stolen or destroyed Certificate to give Communications a bond in such sum as it may direct as indemnity against any claim that may be made against Communications with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) At and after the Effective Time, the holder of a Certificate shall cease to have any rights as a stockholder of Tribune/Swab-Fox, and such holder's sole right shall be to surrender his or her Certificates in exchange for payment of the Merger Consideration as provided in this Section 1.5. Each share of Communications Common Stock into which shares of Tribune/Swab-Fox Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. Until the surrender of a Certificate, dividends or other distributions in respect of shares of Communications Common Stock, if any, the ownership of which is evidenced by such Certificate, shall be accumulated and not paid or delivered, but (i) any such dividends or distributions which shall have become payable with respect to such Communications Common Stock between the Effective Time and the time of such surrender, shall be paid upon such surrender (without interest thereon) to the person in whose name the certificates representing such Communications Common Stock shall have been issued, and (ii) any such dividends or distributions which shall have a record date prior to such surrender and a payment date after such surrender, shall be paid (without interest thereon) on such payment date to the person in whose name the certificates representing such Communications Common Stock shall have been issued. Payment of the Merger Consideration and any such accumulated dividends or distributions shall be subject to applicable escheat and other similar laws.

     (g) After the Effective Time, the stock transfer books of Tribune/Swab-Fox shall be closed and there shall be no further registration of transfers on the records of Tribune/Swab-Fox of shares of

Tribune/Swab-Fox Common Stock which shall have been converted into the Merger Consideration as provided in this Article I.

     SECTION 1.6 Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Conner & Winters, A Professional Corporation, 2400 First Place Tower, 15 E. 5th Street, Tulsa, Oklahoma 74103-4391, at 10:00 A.M. local time on the next day after the day on which the last of the conditions set forth in Article VIII (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied, or (ii) at such other place and/or time and/or on such other date as the parties may agree. The date upon which the Closing shall occur is herein called the "Closing Date."


                                   ARTICLE II

                   CERTAIN MATTERS RELATING TO COMMUNICATIONS
                         AND THE SURVIVING CORPORATION

     SECTION 2.1. Certificate of Incorporation and Bylaws of the Surviving Corporation. (a) The Certificate of Incorporation of Communications in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     (b) The Bylaws of Communications in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.2. Directors and Officers of the Surviving Corporation. (a) The directors of Communications immediately prior to the Effective Time shall be and remain (until their respective successors are duly elected and qualify, unless they earlier die, resign or are removed) the directors of the Surviving Corporation.

     (b) The officers of Communications immediately prior to the Effective Time shall be and remain (until their respective successors are duly elected and qualify, unless they earlier die, resign or are removed) the officers of the Surviving Corporation.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF TRIBUNE/SWAB-FOX

     Tribune/Swab-Fox represents and warrants to Communications that:

     SECTION 3.1. Corporate Existence and Power. Tribune/Swab-Fox is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Tribune/Swab-Fox is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Tribune/Swab-Fox. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to any person, a material adverse effect, whether existing or prospective, on the financial condition, business or properties of such person and its Subsidiaries taken as a whole or on the ability of such person to perform its obligations hereunder. For purposes of this Agreement, any reference to any event, change or effect being "material" with respect to any person means an event, change or effect, whether existing or prospective, which is material in relation to the financial condition, business or properties of such person and its Subsidiaries taken as a whole or on the ability of such person to perform its obligations hereunder. For purposes of this Agreement, the word "Subsidiary," when used with respect to any person, means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such person or by any one or more of its Subsidiaries, or (ii) such person or any other Subsidiary of such person is a general partner.

     SECTION 3.2. Corporate Authorization. The execution, delivery and performance by Tribune/Swab-Fox of this Agreement and the consummation by Tribune/Swab-Fox of the transactions contemplated hereby are within the corporate powers of Tribune/Swab-Fox and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Tribune/Swab-Fox Common Stock entitled to vote thereon is the only vote of any class or series of Tribune/Swab-Fox capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Tribune/Swab-Fox, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     SECTION 3.3. Governmental Authorization. The execution, delivery and performance by Tribune/Swab-Fox of this Agreement and the consummation of the Merger by Tribune/Swab-Fox require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"); (iv) compliance with any applicable foreign or state securities or Blue Sky laws; and (v) immaterial actions or filings relating to ordinary operational matters.

     SECTION 3.4. Non-Contravention. The execution, delivery and performance by Tribune/Swab-Fox of this Agreement and the consummation by Tribune/Swab-Fox of the transactions contemplated hereby do not and will not (except, in the case of clauses (ii), (iii) and (iv) of this Section 3.4, for any such matters that singly or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect on Tribune/Swab-Fox) (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Tribune/Swab-Fox; (ii) assuming compliance with the matters referred to in Section 3.3 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Tribune/Swab-Fox; (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Tribune/Swab-Fox or to a loss of any benefit to which Tribune/Swab-Fox is entitled under any provision of any agreement, contract or other instrument or any license, franchise, permit or other similar authorization held by Tribune/Swab-Fox; or (iv) result in the creation or imposition of any Lien on any asset of Tribune/Swab-Fox. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 3.5. Capitalization. (a) The authorized capital stock of Tribune/Swab-Fox consists of fifty million (50,000,000) shares of Tribune/Swab-Fox Class A Common Stock, ten million (10,000,000) shares of Tribune/Swab-Fox Class B Common Stock, sixty thousand (60,000) shares of 6 1/2% Cumulative Convertible Preferred Stock, par value $10.00 per share, two hundred thousand (200,000) shares of Class A Preferred Stock, par value $10.00 per share, and twenty thousand (20,000) shares of New Senior Preferred Stock, par value $10.00 per share (such preferred stock being referred to collectively as the "Tribune/Swab-Fox Preferred Stock"). As of the date hereof, (i)

27,988,593 shares of Tribune/Swab-Fox Class A Common Stock were issued and outstanding, (ii) 3,703,704 shares of Tribune/Swab-Fox Class A Common Stock were reserved for issuance pursuant to the conversion of all outstanding shares of Tribune/Swab-Fox Class B Common Stock, (iii) no shares of Tribune/Swab-Fox Class A Common Stock were held in treasury, (iv) 3,703,704 shares of Tribune/Swab-Fox Class B Common Stock were issued and outstanding, and (v) no shares of Tribune/Swab-Fox Preferred Stock were issued and outstanding. All outstanding shares of capital stock of Tribune/Swab-Fox have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this
Section 3.5(a), there are outstanding (x) no shares of capital stock or other voting securities of Tribune/Swab-Fox, (y) no securities of Tribune/Swab-Fox or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Tribune/Swab-Fox (except for the Tribune/Swab-Fox 11% Convertible Subordinated Debenture held by the Tulsa Tribune Foundation, which is convertible into Tribune/Swab-Fox Class A Common Stock), and (z) no options or other rights to acquire from Tribune/Swab-Fox or any of its Subsidiaries, and no obligation of Tribune/Swab-Fox or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Tribune/Swab-Fox, except that the Tribune/Swab-Fox Class B Common Stock has preemptive rights (the items in clauses (x), (y) and (z) being referred to collectively as the "Tribune/Swab-Fox Securities"). There are no outstanding obligations of Tribune/Swab-Fox or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Tribune/Swab-Fox Securities.

     (b) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of Tribune/Swab-Fox having the right to vote (or convertible into or exercisable for Tribune/Swab-Fox Securities having the right to vote) on any matters upon which holders of Tribune/Swab-Fox Class A Common Stock may vote (except for the Tribune/Swab-Fox 11% Convertible Subordinated Debenture held by the Tulsa Tribune Foundation, which is convertible into Tribune/Swab-Fox Class A Common Stock).

     SECTION 3.6. Disclosure Documents. Each document required to be filed by Tribune/Swab-Fox with the Securities and Exchange Commission (the "SEC") in connection with the transactions contemplated by this Agreement (the "Tribune/Swab-Fox Disclosure Documents"), including without limitation the definitive proxy statement of Tribune/Swab-Fox (the "Tribune/Swab-Fox Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Tribune/Swab-Fox Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Tribune/Swab-Fox and at the time of such stockholders vote on adoption of this Agreement, the Tribune/Swab-Fox Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any Tribune/Swab-Fox Disclosure Document (other than the Tribune/Swab-Fox Proxy Statement) and at the time of any distribution thereof, such Tribune/Swab-Fox Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.6 will not apply to statements or omissions included in Tribune/Swab-Fox Disclosure Documents based upon information furnished to Tribune/Swab-Fox in writing by Communications specifically for use therein.

     SECTION 3.7. Information Supplied. The information supplied or to be supplied by Tribune/Swab-Fox for inclusion or incorporation by reference in (i) the Communications Proxy Statement (as defined in Section 4.6 below) or any amendment or supplement thereto will not, at the time the Communications Proxy Statement is first mailed to stockholders of Communications and at the time such stockholders vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ii) any Communications Disclosure Document (as defined in Section
4.6 below) (other than the Communications Proxy Statement) will not, at the time of effectiveness of such Communications Disclosure Document and at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (iii) the Form S-4 (as defined in Section 6.3 below) will not, at the time the Form S-4 becomes effective under the 1933 Act and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.8. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor known to Tribune/Swab-Fox) pending or, to the knowledge of Tribune/Swab-Fox, threatened against or affecting Tribune/Swab-Fox or any of its respective properties which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the Merger.

     SECTION 3.9. Finders' Fees. Except for Southwest Securities, Inc. ("Southwest Securities"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Tribune/Swab-Fox who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

     SECTION 3.10. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including without limitation Section 203 of the DGCL, applicable to Tribune/Swab-Fox is applicable to the Merger.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF COMMUNICATIONS

     Communications represents and warrants to Tribune/Swab-Fox that:

     SECTION 4.1. Corporate Existence and Power. Communications is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Communications is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Communications.

     SECTION 4.2. Corporate Authorization. The execution, delivery and performance by Communications of this Agreement and the consummation by Communications of the transactions contemplated hereby are within the corporate powers of Communications and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Communications Common Stock entitled to vote thereon is the only vote of any class or series of Communications capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Communications, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     SECTION 4.3. Governmental Authorization. The execution, delivery and performance by Communications of this Agreement and the consummation of the Merger by Communications require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the 1933 Act; (iv) compliance with any applicable foreign or state securities or Blue Sky laws; and (v) immaterial actions or filings relating to ordinary operational matters.

     SECTION 4.4. Non-Contravention. The execution, delivery and performance by Communications of this Agreement and the consummation by Communications of the transactions contemplated hereby do not and will not (except, in the case of clauses (ii), (iii) and (iv) of this Section 4.4, for any such matters that singly or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect on Communications) (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Communications; (ii) assuming compliance with the matters referred to in Section 4.3 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Communications or any Subsidiary of Communications; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Communications or any of its Subsidiaries or to a loss of any benefit to which Communications or any of its Subsidiaries is entitled under any agreement, contract or other instrument or any license, franchise, permit or other similar authorization held by Communications or any of its Subsidiaries; or (iv) result in the creation or imposition of any Lien on any asset of Communications or any Subsidiary of Communications.

     SECTION 4.5. Capitalization. (a) The authorized capital stock of Communications consists of ten million (10,000,000) shares of Communications Common Stock and one million (1,000,000) shares of Preferred Stock, par value $10.00 per share ("Communications Preferred Stock"). As of the date hereof, (i) 4,864,818 shares of Communications Common Stock were issued and outstanding,
(ii) 600,000 shares of Communications Common Stock were reserved for issuance pursuant to employee stock plans, (iii) no shares of Communications Common Stock were held in treasury, (iv) no shares of Communications Preferred Stock were issued and outstanding, and (v) employee stock options to purchase an aggregate of 301,664 shares of Communications Common Stock were issued and outstanding (of which options to purchase an aggregate of 79,164 shares were exercisable). All outstanding shares of capital stock of Communications have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.5(a), there are outstanding (x) no shares of capital stock or other voting securities of Communications, (y) no securities of Communications or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Communications, and (z) no options or other rights to acquire from Communications or any of its Subsidiaries, and no obligation of Communications or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Communications, except pursuant to Communications' executive compensation plan (the items in clauses (x), (y) and (z) being referred to collectively as the "Communications Securities"). There are no outstanding obligations of Communications or any Subsidiary of Communications to repurchase, redeem or otherwise acquire any Communications Securities.

     (b) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of Communications having the right to vote (or convertible into or exercisable for Communications Securities having the right to vote) on any matters on which holders of Communications Common Stock may vote.

     SECTION 4.6. Disclosure Documents. Each document required to be filed by Communications with the SEC in connection with the transactions contemplated by this Agreement (the

"Communications Disclosure Documents"), including without limitation the definitive proxy statement of Communications (the "Communications Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Communications Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Communications and at the time of such stockholders vote on adoption of this Agreement, the Communications Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any Communications Disclosure Document (other than the Communications Proxy Statement) and at the time of any distribution thereof, such Communications Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.6 will not apply to statements or omissions included in the Communications Disclosure Documents based upon information furnished to Communications in writing by Tribune/Swab-Fox specifically for use therein.

     SECTION 4.7. Information Supplied. The information supplied or to be supplied by Communications for inclusion or incorporation by reference in (i) the Tribune/Swab-Fox Proxy Statement or any amendment or supplement thereto will not, at the time the Tribune/Swab-Fox Proxy Statement is first mailed to stockholders of Tribune/Swab-Fox and at the time such stockholders vote on adoption of this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (ii) any Tribune/Swab-Fox Disclosure Document (other than the Tribune/Swab-Fox Proxy Statement) will not, at the time of effectiveness of such Tribune/Swab-Fox Disclosure Document and at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.8. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor known to Communications) pending or, to the knowledge of Communications, threatened against or affecting Communications or any of its Subsidiaries or any of their respective properties which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the Merger.

     SECTION 4.9. Finders' Fees. Except for Oppenheimer & Co., Inc. ("Oppenheimer"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Communications who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

     SECTION 4.10. Takeover Statutes. No Takeover Statute, including without limitation Section 203 of the DGCL, applicable to Communications or any of its Subsidiaries is applicable to the Merger.

     SECTION 4.11. Communications Common Stock. The Communications Common Stock which is part of the Merger Consideration will, upon issuance thereof in connection with the Merger, be duly authorized, validly issued, fully paid and nonassessable.

                                   ARTICLE V

                         COVENANTS OF TRIBUNE/SWAB-FOX

     SECTION 5.1. Stockholder Meeting. Tribune/Swab-Fox shall cause a special meeting of its stockholders (the "Tribune/Swab-Fox Stockholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. Except as required by fiduciary obligations under applicable law (as advised in writing by counsel), the board of directors of Tribune/Swab-Fox shall recommend approval and adoption of this Agreement and the Merger by its stockholders.

     SECTION 5.2. Rule 145 Affiliates. At least 10 days prior to the Closing Date, Tribune/Swab-Fox shall deliver to Communications a letter identifying all persons who will, at the time of the Tribune/Swab-Fox Stockholder Meeting, be deemed to be "affiliates" of Tribune/Swab-Fox for purposes of Rule 145 under the 1933 Act (the "1933 Act Affiliates"). Tribune/Swab-Fox shall use its reasonable best efforts to cause each person who is identified as a possible 1933 Act Affiliate to deliver to Communications, on or prior to the Closing Date, an agreement substantially in the form of Exhibit A to this Agreement.

     SECTION 5.3. Certain Filings; Proxy Materials. Tribune/Swab-Fox (a) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Tribune/Swab-Fox Proxy Statement and all other proxy materials for the Tribune/Swab-Fox Stockholder Meeting, (b) will use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, (c) will otherwise comply with all legal requirements applicable to such meeting and (d) will make all other filings or recordings required under the DGCL in connection with the Merger.

     SECTION 5.4. Conduct of Business Pending Closing. Tribune/Swab-Fox covenants and agrees with Communications that, from the date of this Agreement until the Effective Time, Tribune/Swab-Fox will conduct its business only in the ordinary and usual course consistent with past practices and that, without the prior written consent of Communications:

     (a) Tribune/Swab-Fox will not (i) amend its Certificate of Incorporation or Bylaws, (ii) split, combine or reclassify any of its outstanding capital stock,
(iii) declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock, except Tribune/Swab-Fox may pay dividends to its stockholders in an aggregate amount not in excess of $1,090,200 or such other amount as Tribune/Swab-Fox and Communications shall agree, (iv) issue, sell or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock, (v) purchase, cancel, retire, redeem or otherwise acquire any of Tribune/Swab-Fox Class A Common Stock or the Tribune/Swab-Fox Class B Common Stock, (vi) merge or consolidate with, or transfer all or substantially all of its assets to, another corporation or other business entity, (vii) liquidate, wind-up, or dissolve (or suffer any liquidation or dissolution), or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (b) Tribune/Swab-Fox will (i) pay all taxes, assessments and other governmental charges imposed upon any of its assets or with respect to its business, income or assets before any penalty or interest accrues thereon, and
(ii) comply in all material respects with the requirements of all applicable laws, rules, regulations and other governmental authority; and

     (c) Tribune/Swab-Fox will at all times preserve and keep in full force and effect its corporate existence, rights and franchises material to its performance under this Agreement.

                                   ARTICLE VI

                          COVENANTS OF COMMUNICATIONS

     SECTION 6.1. Stockholder Meeting. Communications shall cause a special meeting of its stockholders (the "Communications Stockholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. Except as required by fiduciary obligations under applicable law (as advised in writing by counsel), the board of directors of Communications shall recommend approval and adoption of this Agreement and the Merger by its stockholders.

     SECTION 6.2. Director and Officer Liability. (a) Communications shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Tribune/Swab-Fox, in respect of acts or omissions occurring prior to the Effective Time (the "Indemnified Parties"), including but not limited to the transactions contemplated by this Agreement, to the extent provided under the Certificate of Incorporation and Bylaws of Tribune/Swab-Fox; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and Communications, retained at Communications' expense.

     (c) This Section 6.2 is intended to benefit the Indemnified Parties, their heirs, executors and personal representatives and shall be binding on successors and assigns of Communications.

     SECTION 6.3. Certain Filings; Proxy Materials. Communications (a) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Communications Proxy Statement and all other proxy materials for the Communications Stockholder Meeting, (b) will use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, (c) will otherwise comply with all legal requirements applicable to such meeting, and (d) will make all other filings or recordings required under the DGCL in connection with the Merger. Communications will prepare and file with the SEC the registration statement on Form S-4 (the "Form S-4") (in which the Communications Proxy Statement will be included as a prospectus) and will take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state Blue Sky law in connection with the issuance of Communications Common Stock.

                                  ARTICLE VII

                COVENANTS OF COMMUNICATIONS AND TRIBUNE/SWAB-FOX

     SECTION 7.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 7.2. Public Announcements. Communications and Tribune/Swab-Fox will consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release prior to such consultation.

     SECTION 7.3. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Tribune/Swab-Fox, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Tribune/Swab-Fox, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Tribune/Swab-Fox acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 7.4. Anti-Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, each of Communications and Tribune/Swab-Fox and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.


                                 ARTICLE VIII

                            CONDITIONS TO THE MERGER

     SECTION 8.1. Conditions to the Obligation of Each Party. The obligations of Tribune/Swab-Fox and Communications to consummate the Merger are subject to the satisfaction (or waiver by both parties) of the following conditions:

          (a) This Agreement shall have been approved and adopted by the stockholders of Tribune/Swab-Fox and Communications in accordance with the DGCL.

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger.

          (c) All actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger shall have been obtained, but excluding any consent, approval, clearance or confirmation the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation after the Effective Time.

          (d) Tribune/Swab-Fox and Communications shall have obtained an opinion of Conner & Winters, A Professional Corporation, to the effect that (1) the Merger will qualify as a "reorganization" under Section 368(a) of the Code and the regulations thereunder, (2) each of Tribune/Swab-Fox and Communications will be a party to such reorganization within the meaning of Section 368(b) of the Code and the regulations thereunder, (3) no gain or loss will be recognized by Tribune/Swab-Fox or Communications as a result of the Merger, and (4) no gain or loss will be recognized by a stockholder of Tribune/Swab-Fox as a result of the Merger with respect to the shares of Tribune/Swab-Fox Common Stock converted solely into shares of Communications Common Stock.

     SECTION 8.2. Conditions to the Obligation of Communications. The obligation of Communications to consummate the Merger is subject to the satisfaction (or waiver by Communications) of the following further conditions:

          (a) Tribune/Swab-Fox shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of Tribune/Swab-Fox shall have been accurate in all material respects both when made and at and as of the Effective Time as if made at and as of such time, except for the representations and warranties of Tribune/Swab-Fox contained in Section 3.5(a) above, which shall be accurate in all respects both when made and at and as of the Effective Time as if made at and as of that time.

          (b) All other statutory requirements for the valid consummation by Communications of the transactions contemplated by this Agreement shall have been fulfilled.

          (c) Communications shall have received from Oppenheimer a written opinion addressed to Communications, for inclusion in the Communications Proxy Statement, that the Merger Consideration is fair, from a financial point of view, to the stockholders of Communications, and such opinion shall not have been withdrawn.

          (d) The holders of not more than 10 percent of the Tribune/Swab-Fox Common Stock shall have exercised their right to appraisal pursuant to Section 262 of the DGCL.

          (e) No material adverse change shall have occurred, in the reasonable opinion of the board of directors of Communications, in the business or financial condition of Tribune/Swab-Fox since the date of this Agreement.

          SECTION 8.3. Conditions to the Obligation of Tribune/Swab-Fox. The obligation of Tribune/Swab-Fox to consummate the Merger is subject to the satisfaction (or waiver by Tribune/Swab-Fox) of the following further conditions:

          (a) Communications shall have performed in all material respect all of its respective obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of Communications shall have been accurate in all material respects both when made and at and as of the Effective Time as if made at and as of such time, except for the representations and warranties of Communications contained in Section 4.5(a) above, which shall be accurate in all respects when made and at and as of the Effective Time as if made at and as of that time;

          (b) The Communications Common Stock required to be issued hereunder shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance;

          (c) All other statutory requirements for the valid consummation by Tribune/Swab-Fox of the transactions contemplated by this Agreement shall have been fulfilled; and

          (d) Tribune/Swab-Fox shall have received from Southwest Securities a written opinion addressed to Tribune/Swab-Fox, for inclusion in the Tribune/Swab-Fox Proxy Statement, that the Merger Consideration is fair, from a financial point of view, to the stockholders of Tribune/Swab-Fox, and such opinion shall not have been withdrawn.

          (e) No material adverse change shall have occurred, in the reasonable opinion of the board of directors of Tribune/Swab-Fox, in the business or financial condition of Communications since the date of this Agreement.

                                   ARTICLE IX

                                  TERMINATION

          SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of Communications and/or Tribune/Swab-Fox):

          (a) By mutual written consent of Communications and Tribune/Swab-Fox.

          (b) By either Communications or Tribune/Swab-Fox, if the Merger has not been consummated by June 30, 1995.

          (c) By either Communications or Tribune/Swab-Fox, if any judgment, injunction, order or decree enjoining Communications or Tribune/Swab-Fox from consummating the Merger is entered and such judgment, injunction, order or decree has become final and nonappealable.

          (d) By either Communications or Tribune/Swab-Fox if the approvals of the stockholders of Communications or Tribune/Swab-Fox contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof.

          (e) By Communications, upon a breach of any representation, warranty, covenant or agreement of Tribune/Swab-Fox, or if any representation or warranty of Tribune/Swab-Fox shall become untrue, in either case such that the condition set forth in Section 8.2(a) above would be incapable of being satisfied by June 30, 1995 (or such later date as the parties may have otherwise agreed).

          (f) By Tribune/Swab-Fox, upon a breach of any representation, warranty, covenant or agreement of Communications, or if any representation or warranty of Communications shall become untrue, in either case such that the condition set forth in Section 8.3(a) above would be incapable of being satisfied by June 30, 1995 (or such later date as the parties may have otherwise agreed).

          SECTION 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1 above, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 9.2 and Section 10.4 below shall survive the termination hereof, and (b) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.1. Notices. All notices, requests and other communications required or permitted to be given to either party hereunder shall be in writing (including facsimile or similar writing) and shall be given to that party at its principal office or at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 10.1.

          SECTION 10.2. Entire Agreement; Survival of Representations and Warranties. (a) This Agreement, together with any other agreements contemplated hereby, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any other agreement contemplated hereby is intended to confer upon any person other than the parties hereto any rights or remedies (except that Section 6.2 above is intended to confer rights and remedies on officers and directors of Tribune/Swab-Fox).

          (b) The representations, warranties and covenants contained herein shall not survive the Effective Time or the termination of this Agreement except for the agreements set forth in this Section 10.2 and Sections 6.2 above and
10.4 below.

          SECTION 10.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Tribune/Swab-Fox and Communications or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the adoption of this Agreement by the stockholders of Tribune/Swab-Fox, no such amendment or waiver shall, without the further approval of such stockholders, alter or change
(i) the amount or kind of consideration to be received in exchange for any shares of capital stock of Tribune/Swab-Fox, (ii) any term of the Certificate of Incorporation of the Surviving Corporation, or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Tribune/Swab-Fox.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.4. Expenses. Except as otherwise agreed in writing by the parties, (a) Tribune/Swab-Fox shall bear the fees and expenses of Southwest Securities and any attorneys (other than Conner & Winters, A Professional Corporation) engaged by Tribune/Swab-Fox, (b) Communications shall bear the fees and expenses of Oppenheimer and any attorneys (other than Conner & Winters, A Professional Corporation) engaged by Communications, and (c) all other expenses, including the fees and expenses of any accountants and other attorneys, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Tribune/Swab-Fox and Communications.

          SECTION 10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

          SECTION 10.6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to principles of conflict of laws).

          SECTION 10.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 T/SF COMMUNICATIONS CORPORATION


                                 By:  /s/  Robert E. Craine, Jr.
                                    ----------------------------
                                    Robert E. Craine, Jr.
                                    Executive Vice President


                                 TRIBUNE/SWAB-FOX COMPANIES, INC.


                                 By:  /s/  Howard G. Barnett, Jr.
                                    -----------------------------
                                    Howard G. Barnett, Jr.
                                    President and Chief Executive Officer

                                                                       Exhibit A

                            FORM OF AFFILIATE LETTER

                             ________________ , 1995


T/SF Communications Corporation
2407 East Skelly Drive
Tulsa, Oklahoma  74105

Ladies and Gentlemen:

          I have been advised that, as of the date of this letter, I may be deemed to be an "affiliate" of Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox"), a Delaware corporation, as that term is defined for purposes of Rule 145(c) and (d) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of that certain Agreement and Plan of Merger dated January 25, 1995, between T/SF Communications Corporation ("Communications"), a Delaware corporation, and Tribune/Swab-Fox, Tribune/Swab-Fox will be merged with and into Communications (such merger being referred to herein as the "Merger" and such agreement being referred to herein as the "Merger Agreement"). As a result of the Merger, I may receive shares of common stock, par value $.10 per share, of Communications (the "Communications Common Stock") in exchange for shares of common stock of Tribune/Swab-Fox.

          I hereby represent and warrant to, and covenant and agree with, Communications that, if I receive any Communications Common Stock as a result of the Merger:

          1. I shall not make any sale, transfer, or other disposition of the Communications Common Stock in violation of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

          2. I have read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations on my ability to sell, transfer or otherwise dispose of my shares of Communications Common Stock, to the extent I believed necessary, with my counsel or counsel for Tribune/Swab-Fox.

          3.     I have been advised that the issuance of Communications
Common Stock pursuant to the Merger has been registered under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that, to the extent I am considered an "affiliate" of Tribune/Swab-Fox at the time the Merger Agreement is submitted for a vote of the stockholders of Tribune/Swab-Fox, any public offering or sale by me of any shares of Communications Common Stock that I receive pursuant to the Merger will, under current law, require either (a) the further registration under the Securities Act of any shares of Communications Common Stock to be sold by me, (b) compliance with Rule 145 under the Securities Act, or (c) the availability of another exemption from such registration under the Securities Act.

          4. I understand that stop transfer instructions will be given to Communications' transfer agent with respect to shares of Communications Common Stock received by me pursuant to the Merger and that a legend substantially as follows will be placed on the certificates for the shares of Communications Common Stock issued to me pursuant to the Merger:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND T/SF COMMUNICATIONS CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF T/SF COMMUNICATIONS CORPORATION.

     I also understand that, unless the transfer by me of my Communications Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Communications reserves the right to put the following legend on the certificates issued to my transferee:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legends if such legends are not required for purposes of the Securities Act or this letter. It is understood and agreed that such legends referred to above will be removed if
(a) two years shall have elapsed from the date the undersigned acquired the Communications Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (b) three years shall have elapsed from the date the undersigned acquired the Communications Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (c) Communications has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Communications, or a "no action" letter obtained from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Tribune/Swab-Fox as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                 Sincerely,


                                 _____________________________________________
                                 Name:________________________________________

Accepted on

_______________, 1995


T/SF COMMUNICATIONS CORPORATION



By:____________________________
   Name:_______________________
   Title:______________________

                                                                      APPENDIX B

                      [Oppenheimer & Co., Inc. Letterhead]


                                January 26, 1995

Confidential
- ------------

Board of Directors
T/SF Communications Corporation
2407 East Skelly Drive
Tulsa, OK 74105

Gentlemen:

     You have asked Oppenheimer & Co., Inc. ("Oppenheimer") to render an opinion (the "Opinion") as to the fairness from a financial point of view to the stockholders of T/SF Communications Corporation ("Communications") of the consideration to be paid to the holders of Class A and B common stock of Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") (collectively "Tribune/Swab-Fox Common Stock") in connection with the proposed merger of Tribune/Swab-Fox with and into Communications (the "Merger") pursuant to the terms and conditions set forth in the Agreement and Plan of Merger between Communications and Tribune/Swab-Fox dated January 25, 1995 (the "Merger Agreement").

     The principal terms and conditions of the Merger Agreement provide that each outstanding share of Tribune/Swab-Fox Common Stock (other than treasury shares or shares held by Communications) will be converted into 0.1255 of a share of the common stock of Communications, or at the election of each Tribune/Swab-Fox stockholder, subject to compliance with the cash election procedures and limitations set forth in the Merger Agreement, $0.80 cash, without interest (subject to appraisal rights for dissenting Tribune/Swab-Fox stockholders). In addition, as disclosed in the draft Joint Proxy/Registration Statement on Form S-4 dated January 26, 1994 (the "Registration Statement"), Tribune/Swab-Fox will pay a cash dividend of approximately $1,090,000 or $0.0344 per share to Tribune/Swab-Fox stockholders. We have not served as financial advisor to Communications in connection with its determination to enter into the Merger.

     In arriving at our Opinion we:

     (i)    reviewed the executed Merger Agreement;

     (ii)   reviewed the Registration Statement;

     (iii) reviewed Communications' and Tribune/Swab-Fox's annual reports and 10-Ks for the five fiscal years ended December 31, 1993 and the 10-Qs for fiscal 1993 and 1994;

     (iv) reviewed Communications' and Tribune/Swab-Fox's proxy statements dated May 23, 1994;

     (v) reviewed and analyzed Communications' and Tribune/Swab-Fox's unaudited financial statements for the 11 month periods ended November 30, 1994 and November 30, 1993;

     (vi) held discussions with Howard G. Barnett, Jr. (Chairman, President and Chief Executive Officer of Communications and President, Chief Executive Officer and Director of Tribune/Swab-Fox) and J. Gary Mourton (Senior Vice President - Finance, Chief

January 26, 1995
Page 2



            Financial Officer and Treasurer of Communications and Tribune/Swab-Fox and Director of Communications);

     (vii) reviewed the financial projections of Communications prepared by Communications' management dated January 9, 1995;

     (viii) reviewed and analyzed information and data regarding assets and liabilities of Tribune/Swab-Fox provided by Tribune/Swab-Fox's management;

     (ix) held discussions with Communications' and Tribune/Swab-Fox's legal counsel and accountants;

     (x) reviewed financial and market data for certain public companies considered comparable to Communications;

     (xi) evaluated the financial impact of the Merger on Communications' financial statements; and

     (xii) performed such other analyses and reviewed such other information as we deemed appropriate.

     In rendering our opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information available to us from public sources and provided to us by Communications and Tribune/Swab-Fox and their respective representatives. We have relied as to all legal, tax and accounting matters on advice of legal counsel and accountants to Communications. In this connection, we have assumed, without independent verification, the accuracy of the advice and the conclusions of Communications' legal counsel and accountants with respect to tax and accounting matters, including without limitation, the treatment of the Merger as a tax free reorganization (other than with respect to the so-called Cash Alternative), the status of the Merger as a "reverse acquisition" for tax and accounting purposes and the effect and accounting treatment of tax loss carryforwards. With respect to forecasts regarding Communications' future financial condition and operating results provided to us as described in clause (vii) above, we assumed, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgment of Communications' management. In addition, we have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of Communications or Tribune/Swab-Fox other than four separate appraisals provided to us by Tribune/Swab-Fox completed in December 1994 and January 1995 pertaining to certain real estate related assets of Tribune/Swab-Fox.

     Our Opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as of the date hereof that can be evaluated by us as of such date.

     Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. Oppenheimer has performed investment banking and other services for Communications and Tribune/Swab-Fox in the past and has been compensated for such services. Oppenheimer served as placement agent in the private placement of debt and equity securities for Tribune/Swab-Fox in 1988 and as lead managing underwriter for Communications' initial public offering of common stock in 1989. In 1994, Oppenheimer was engaged by Communications as financial advisor and exclusive agent to assist Communications in the sale of

January 26, 1995
Page 3


certain assets and operations of Communications. An officer of Oppenheimer is a member of Communications' Board of Directors.

     Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the consideration to be paid to the holders of Tribune/Swab-Fox Common Stock in connection with the Merger is fair, from a financial point of view, to the stockholders of Communications other than Tribune/Swab-Fox and both companies' officers and directors.

     We understand that this Opinion may be reproduced in full in the Joint Proxy Statement/Prospectus that will be filed with the Securities and Exchange Commission. Subject to reviewing the description of the Opinion and the description of any services provided by Oppenheimer in such Joint Proxy/Registration Statement, we consent to such use. Except as set forth in the preceding two sentences, this Opinion may not be used or relied upon, or disclosed, referred to or communicated by you in whole or in part to anyone for any purpose whatsoever without Oppenheimer's written consent in each instance.

                                    Very truly yours,



                                    Oppenheimer & Co., Inc.

                                                                      APPENDIX C

                       [Southwest Securities Letterhead]

__________, 1995



Board of Directors
Tribune/Swab-Fox Companies, Inc.
2407 East Skelly Drive
Tulsa, Oklahoma 74105

Dear Madam and Sirs:

You have asked our opinion as to the fairness, from a financial point of view, to the holders of Class A and Class B common stock, par value $0.10 per share ("Tribune/Swab-Fox Common Stock"), of Tribune/Swab-Fox Companies, Inc., a Delaware corporation ("Tribune/Swab-Fox"), of the consideration to be received in the proposed merger (the "Merger") of Tribune/Swab-Fox with and into its 78% owned subsidiary, T/SF Communications Corporation ("Communications"), a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger dated January 25, 1995 between Tribune/Swab-Fox and Communications (the "Merger Agreement"). The Merger Agreement provides that Tribune/Swab-Fox will be merged with and into Communications, and each issued and outstanding share of Tribune/Swab-Fox Common Stock (other than shares held by Tribune/Swab-Fox as treasury stock or shares held by Communications, all of which will be canceled) will be converted into the right to receive 0.1255 of a share of $0.10 par value common stock of Communications ("Communications Common Stock") or, at the election of each Tribune/Swab-Fox stockholder, subject to compliance with the cash election procedures and limitations set forth in the Merger Agreement, $0.80 cash, without interest (subject to appraisal rights for dissenting Tribune/Swab-Fox stockholders). Subject to the completion of the Merger, Tribune/Swab-Fox will pay a one-time cash dividend of approximately $1,090,000 or $0.0344 per share to Tribune/Swab-Fox stockholders of record in accordance with the provisions of the Form S-4 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the proposed Merger.

As a usual part of our investment banking business, Southwest Securities, Inc. regularly issues fairness opinions and is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

For purposes of the opinion set forth herein, we have, among other things:

(i) reviewed the Registration Statement draft dated January 26, 1995 and the Merger Agreement and supporting documents and held discussions with management of Tribune/Swab-Fox and Communications regarding the details of the Merger;

(ii) reviewed the audited financial statements of Tribune/Swab-Fox and Communications for the five years ended December 31, 1993, the unaudited eleven-month statements for the periods ended November 30, 1994 and November 30, 1993 and certain other relevant financial and operating data of Tribune/Swab-Fox and Communications made available to us from published sources and from the internal records of Tribune/Swab-Fox and Communications;

Board of Directors
__________, 1995
Page 2

(iii) reviewed certain internal financial and operating information for both companies (including financial projections for the fiscal years ending December 31, 1994 through 1999, one set prepared on a pro forma basis as if the Merger occurred at January 1, 1994 and one set prepared assuming that the Merger did not occur) developed by the management of Tribune/Swab-Fox and Communications;

(iv) discussed the business and operations, assets, financial condition and prospects of the companies with the senior management of both Tribune/Swab-Fox and Communications;

(v) reviewed reported market prices, the respective market capitalizations, price/earnings ratios and trading statistics of the common stock of Tribune/Swab-Fox and Communications;

(vi) compared Tribune/Swab-Fox and Communications from a financial point of view with particular regard to Tribune/Swab-Fox's value beyond its controlling ownership of Communications and to any factors which add to or detract from this value;

(vii) reviewed the cash alternative provided to holders of Tribune/Swab-Fox Common Stock;

(viii) reviewed the terms and conditions of various notes receivable and other assets received by Tribune/Swab-Fox as a result of the liquidation of real estate assets; and

(ix) performed such other analyses and examinations and considered such other factors as we deemed appropriate.

In connection with our opinion, we were not authorized to, and consequently, did not solicit any alternative proposals for a merger or acquisition of Tribune/Swab-Fox. We have not independently verified the accuracy or completeness of the information considered in the foregoing review and, for purposes of the opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information available to us from public sources or provided to us by management of either of the companies. We relied upon the management of both companies as to the reasonableness and achievability of the financial projections provided to us and referred to in (iii) above. We did not make an independent evaluation or appraisal of the respective assets or liabilities of Tribune/Swab-Fox or any subsidiary nor have we been furnished with any such appraisals other than appraisals of certain properties sold or to be sold by Tribune/Swab-Fox. We express no opinion as to the fairness of the Merger to Communications or its stockholders.

It should be noted that this opinion is based, in part, on economic, market and other conditions as in effect on, and information made available to us as of, the date hereof, and does not represent an opinion as to what value Communications Common Stock actually will have to Tribune/Swab-Fox stockholders if and when the Merger is consummated. Events occurring after the date hereof such as changes in market conditions, general economic conditions and other factors which generally influence the price of securities could materially affect the assumptions used both in preparing this opinion and in the documents reviewed by us. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any such events occurring after the date hereof. This fairness opinion is a considered judgment, not a statement of fact or prophecy.

We are not opining, and were not requested to opine, as to the fairness of any aspect of the proposed Merger other than the consideration, including the cash dividend, to be received by the stockholders

Board of Directors
__________, 1995
Page 3

of Tribune/Swab-Fox. Our opinion does not constitute a recommendation to any stockholder of Tribune/Swab-Fox as how such stockholder should vote with respect to the proposed Merger. This letter is for the information of the Board of Directors of Tribune/Swab-Fox only and is not to be quoted or referred to, in whole or in part, without our prior written consent other than as required by law or judicial process. We consent to the filing of this letter as an exhibit to the Registration Statement and the inclusion of this letter in its entirety in the proxy statement/prospectus included in the Registration Statement and to the references to our firm and such opinion included in the Registration Statement.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the consideration to be received by the stockholders of Tribune/Swab-Fox in connection with the Merger is fair, from a financial point of view, to such stockholders.

Sincerely,

                                                                      APPENDIX D


                          SECTION 262 OF THE GENERAL
                             CORPORATION LAW OF THE
                               STATE OF DELAWARE


(S) 262 Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and " share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263, and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of this shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or
                                      D-2
consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (c) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20 -- Indemnification of Directors and Officers

     Article Eleven of the Certificate of Incorporation of the registrant provides that the registrant must indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. The registrant maintains directors and officers liability insurance which indemnifies the directors and officers of the registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such. The registrant's Certificate of Incorporation eliminates the liability of the registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which a director derived an improper personal benefit.

     The preceding discussion of the registrant's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the registrant's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.


Item 21 -- Exhibits and Financial Statement Schedules

     The following exhibits are included as a part of this Registration
Statement:

   *2.1 Agreement and Plan of Merger, dated January 25, 1995, between T/SF Communications Corporation ("Communications") and Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") (attached as Appendix A to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

    3.1 Certificate of Incorporation of Communications (incorporated by reference to Exhibit 3.1 to Communications' Registration Statement on Form S-1, No. 33-27811, effective June 8, 1989).

    3.2 Bylaws of Communications (incorporated by reference to Exhibit 3.2 to Communications' Registration Statement on Form S-1, No. 33-27811, effective June 8, 1989).

  **5.1 Opinion of Conner & Winters, A Professional Corporation, as to the legality of the securities to be registered.

  **8.1 Opinion of Conner & Winters, A Professional Corporation, as to federal income tax consequences.

  *23.1  Consent of Arthur Andersen LLP.

   23.2 Consent of Conner & Winters, A Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

   23.3 Consent of Conner & Winters, A Professional Corporation (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

   23.4  Consent of Oppenheimer & Co., Inc. (included in the opinion filed as
         Exhibit 99.1 to this Registration Statement).

  *23.5  Consent of Southwest Securities, Inc.

   24.1 The power of attorney of officers and directors of Communications is set forth on the signature page of this Registration Statement.

  *99.1 Opinion of Oppenheimer & Co., Inc. as to the fairness of the consideration to be paid in connection with the Merger (attached as Appendix B to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

 **99.2 Opinion of Southwest Securities, Inc. as to the fairness of the consideration to be paid in connection with the Merger (attached as Appendix C to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

  *99.3  Form of Proxy for Special Meeting of Stockholders of Communications.

  *99.4  Form of Proxy for Special Meeting of Stockholders of Tribune/Swab-
         Fox.

  *99.5  Form of Cash Election Form.
________________

*   Filed herewith.
**  To be filed by amendment.


Item 22 -- Undertakings

   (a) The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (g) The undersigned registrant hereby undertakes as follows:

          (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 20 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to such request.

          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 2nd day of February, 1995.

                                    T/SF COMMUNICATIONS CORPORATION


                                    By:   /s/ Howard G. Barnett, Jr.
                                        ---------------------------------
                                        Howard G. Barnett, Jr.
                                        Chairman, Chief Executive Officer
                                          and President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Howard G. Barnett, Jr., J. Gary Mourton and Robert E. Craine, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                      TITLE                         DATE

 /s/ Howard G. Barnett, Jr.  Chairman, Chief Executive          February 2, 1995
- ---------------------------  Officer, President and Director
Howard G. Barnett, Jr.       (principal executive officer)

 /s/ Mark A. Leavitt         Director                           February 2, 1995
- ---------------------------
Mark A. Leavitt

 /s/ Martin F. Beck          Director                           February 2, 1995
- ---------------------------
Martin F. Beck

 /s/ William N. Griggs       Director                           February 2, 1995
- ---------------------------
William N. Griggs

 /s/ J. Gary Mourton         Senior Vice President, Chief       February 2, 1995
- ---------------------------  Financial Officer, Treasurer and
J. Gary Mourton              Director (principal financial
                             officer and principal accounting
                             officer)


 /s/ David Lloyd Jones       Director                           February 2, 1995
- ---------------------------
David Lloyd Jones

 /s/ Robert E. Craine, Jr.   Director, Executive Vice           February 2, 1995
- ---------------------------  President
Robert E. Craine, Jr.


                                EXHIBIT INDEX

Exhibit
  No.                          Title                                        Page
- -------                        -----                                        ----
 * 2.1     Agreement and Plan of Merger, dated January 25, 1995, between
           T/SF Communications Corporation ("Communication") and
           Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") (attached as Appendix A to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

   3.1 Certificate of Incorporation of Communications (incorporated by reference to Exhibit 3.1 to Communications' Registration Statement on Form S-1, No. 33-27811, effective June 8, 1989).

   3.2     Bylaws of Communications (incorporated) by reference to
           Exhibit 3.2 to Communications' Registration Statement on Form S-1, No. 33-27811, effective June 8, 1989).

** 5.1 Opinion of Conner & Winters, A Professional Corporation, as to the legality of the securities to be registered.

** 8.1 Opinion of Conner & Winters, A Professional Corporation, as to federal income tax consequences.

* 23.1     Consent of Arthur Andersen LLP.

  23.2 Consent of Conner & Winters, A Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

  23.3 Consent of Conner & Winters, A Professional Corporation (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

  23.4     Consent of Oppenheimer & Co., Inc. (included in the opinion filed as
           Exhibit 99.1 to this Registration Statement).

 *23.5     Consent of Southwest Securities, Inc.

  24.1 The power of attorney of officers and directors of Communications is set forth on the signature page of this Registration Statement.

 *99.1 Opinion of Oppenheimer & Co., Inc. as to the fairness of the consideration to be paid in connection with the Merger (attached as Appendix B to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

**99.2 Opinion of Southwest Securities, Inc. as to the fairness of the consideration to be paid in connection with the Merger (attached as Appendix C to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

 *99.3     Form of Proxy for Special Meeting of Stockholders of Communications.

 *99.4     Form of Proxy for Special Meeting of Stockholders of
           Tribune/Swab-Fox.

 *99.5     Form of Cash Election Form.
- -------------------------
*          Filed herewith.
**         To be filed by amendment.